UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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VALIDUS HOLDINGS, LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2018
Dear Validus Holdings, Ltd. Shareholder:
We cordially invite you to the special general meeting of the shareholders of Validus Holdings, Ltd. (“Validus”), to be held at 29 Richmond Road, Pembroke HM 08, Bermuda, on April 27, 2018 at 9:00 a.m., Atlantic time or any adjournment thereof.
On January 21, 2018, Validus entered into an Agreement and Plan of Merger with American International Group, Inc. (“AIG”) and Venus Holdings Limited, a wholly-owned subsidiary of AIG (“Merger Sub”) (we refer to the Agreement and Plan of Merger as the “merger agreement”). Pursuant to the merger agreement and a statutory merger agreement that is an exhibit to the merger agreement, Merger Sub will be merged with and into Validus, with Validus surviving the merger as a wholly-owned subsidiary of AIG (which we refer to as the “merger”).
Pursuant to the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger (which we refer to as the “effective time”), each holder of common shares of Validus, $0.175 par value per common share (which we refer to as the “common shares”, each a “common share”), issued and outstanding immediately prior to such time (other than common shares owned by Validus as treasury shares, owned by any subsidiary of Validus or owned by AIG, Merger Sub or any subsidiary of AIG, which will be canceled as set forth in the merger agreement) will be entitled to receive, with respect to each such common share, $68.00 in cash, without interest and less any required withholding taxes (which we refer to as the “merger consideration”). Our issued and outstanding 5.875% non-cumulative preferred shares, series A (which we refer to as the “series A preferred shares”), will continue as preferred shares of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. Our issued and outstanding 5.800% non-cumulative preferred shares, series B (which we refer to as the “series B preferred shares” and, together with the series A preferred shares, which we refer to as the “preferred shares”), will continue as preferred shares of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.
We are soliciting proxies for use at the special general meeting or any adjournment thereof to consider and vote upon proposals to approve: (1) an amendment to the Validus bye-laws to reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders to a simple majority of the votes cast at a general meeting of the shareholders (which we refer to as the “bye-law amendment proposal”), (2) the merger agreement, the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended, and the merger (which we refer to as the “merger proposal”), (3) on an advisory (non-binding) basis, the compensation that may be paid or become payable to Validus’ named executive officers in connection with the merger, as described in the proxy statement (which we refer to as the “compensation advisory proposal”) and (4) an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the bye-law amendment proposal or the merger proposal at the special general meeting (which we refer to as the “adjournment proposal”). Common shares will be entitled to vote on all four proposals, whereas preferred shares will be entitled to vote only on the merger proposal and the adjournment proposal. We urge all shareholders to read this proxy statement and the documents included with this proxy statement carefully and in their entirety.
The Validus board of directors has unanimously (1) approved the bye-law amendment, (2) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, Validus, (3) approved the merger, the merger agreement and the statutory merger agreement and (4) resolved that the bye-law amendment proposal, the merger proposal and the compensation advisory proposal be submitted to Validus shareholders for their consideration at the special general meeting. Accordingly, the Validus board of directors recommends that Validus shareholders vote “FOR” the bye-law amendment proposal, “FOR” the merger proposal, “FOR” the compensation advisory proposal and “FOR” the other proposals described in this proxy statement in respect of which they are entitled to vote.

If the bye-law amendment proposal is approved, the affirmative vote of a majority of the votes cast at the special general meeting or any adjournment thereof at which a quorum under Validus’ bye-laws is present will be required to approve the merger proposal. If the bye-law amendment proposal is not approved, the affirmative vote of 75% of the votes cast at the special general meeting or any adjournment thereof at which a quorum under Validus’ bye-laws is present will be required to approve the merger proposal. Approval of the merger proposal by holders of common shares and preferred shares, voting as one class, is necessary to complete the merger.
Your vote is very important. Whether or not you plan to attend the special general meeting, please take the time to complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or through the Internet. We ask that you do so as promptly as possible to ensure that your shares may be represented and voted at the special general meeting or any adjournment thereof. You may revoke a submitted proxy prior to its exercise by either giving notice of such revocation to the General Counsel of Validus in writing at Validus Holdings, Ltd., 29 Richmond Road, Pembroke, HM 08, Bermuda, or attending and voting in person at the special general meeting or by executing a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.
If your common shares or preferred shares are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee, as applicable, will not be permitted to vote your shares without instructions from you. You should instruct your bank, brokerage firm or other nominee as to how to vote your shares by following the procedures provided by your bank, brokerage firm or other nominee. You also will not be able to vote your shares in person at the special general meeting or any adjournment thereof unless you obtain a legal proxy form from your broker, bank or other nominee.
The accompanying proxy statement provides you with detailed information about the special general meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. A copy of the statutory merger agreement is attached as Annex A-1 to this proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully.
If you have any questions or need assistance voting your shares, please call Innisfree M&A Incorporated, Validus’ proxy solicitor, toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).
Thank you in advance for your cooperation and continued support.
Sincerely,
Edward J. Noonan
Chairman and Chief Executive Officer
Validus Holdings, Ltd.
The proxy statement is dated March 26, 2018, and is first being mailed to Validus shareholders on or about March 29, 2018.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

VALIDUS HOLDINGS, LTD.
29 Richmond Road
Pembroke HM 08, Bermuda

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
To be Held on April 27, 2018
March 26, 2018
To Validus Holdings, Ltd. Shareholders:
On January 21, 2018, Validus Holdings, Ltd. (which we refer to as “Validus”) entered into an Agreement and Plan of Merger with American International Group, Inc. (“AIG”) and Venus Holdings Limited, a wholly-owned subsidiary of AIG (“Merger Sub”) (we refer to the Agreement and Plan of Merger as the “merger agreement”). Pursuant to the merger agreement and a statutory merger agreement that is an exhibit to the merger agreement, Merger Sub will be merged with and into Validus, with Validus surviving as a wholly-owned subsidiary of AIG (which we refer to as the “merger”).
Notice is hereby given that a special general meeting of shareholders (which we refer to as the “special general meeting”) of Validus will be held at Validus’ offices at 29 Richmond Road, Pembroke HM 08, Bermuda, on April 27, 2018 at 9:00 a.m., Atlantic time, for the following purposes:

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Proposal 1: to approve an amendment to the Validus bye-laws to reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders to a simple majority of the votes cast at a general meeting of the shareholders (the “bye-law amendment”);

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Proposal 2: to approve the merger agreement, the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended (which we refer to as the “Companies Act”), and the merger;

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Proposal 3: on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Validus’ named executive officers in connection with the merger, as described in this proxy statement; and

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Proposal 4: to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve Proposal 1 or Proposal 2 at the special general meeting.

Consummation of the merger is conditioned on, among other things, the approval of Proposal 2 (which we refer to as the “merger proposal”), but is not conditioned on the approval of Proposal 1 (which we refer to as “bye-law amendment proposal”), Proposal 3 (which we refer to as the “compensation advisory proposal”) or Proposal 4 (which we refer to as the “adjournment proposal”).
Only Validus shareholders of record, as shown in Validus’ register of members at the close of business on March 21, 2018, will be entitled to notice of, and to vote at, the special general meeting and any postponement or adjournment thereof. Common shares, par value $0.175 per common share (which we refer to as “common shares”, each a “common share”), will be entitled to vote on all of the above proposals. 5.875% non-cumulative preferred shares, series A, par value $0.175 per share and $25,000 liquidation preference per share (which we refer to as the “series A preferred shares”) and 5.800% non-cumulative preferred shares, series B, par value $0.175 per share and $25,000 liquidation preference per share (which we refer to as the “series B preferred shares” and, together with the series A preferred shares, which we refer to as the “preferred shares”), will be entitled to vote only on Proposal 2 and Proposal 4.
Your vote is very important. Whether or not you plan to attend the special general meeting, please take the time to complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or through the Internet. We ask that you do so as promptly as possible to ensure that your shares may be represented and voted at the special general meeting.
You may revoke a submitted proxy prior to its exercise by either giving notice of such revocation to the General Counsel of Validus in writing at Validus Holdings, Ltd., 29 Richmond Road, Pembroke, HM 08, Bermuda, or attending and voting in person at the special general meeting or by executing a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.
THE VALIDUS BOARD OF DIRECTORS HAS UNANIMOUSLY (1) APPROVED THE BYE-LAW AMENDMENT, (2) DETERMINED THAT THE MERGER, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT, IS FAIR TO, AND IN THE BEST INTERESTS OF, VALIDUS, (3) APPROVED THE MERGER, THE MERGER AGREEMENT AND THE STATUTORY MERGER AGREEMENT AND (4) RESOLVED THAT THE BYE-LAW AMENDMENT PROPOSAL, THE MERGER PROPOSAL AND THE COMPENSATION ADVISORY PROPOSAL BE SUBMITTED TO THE VALIDUS SHAREHOLDERS FOR THEIR CONSIDERATION AT THE SPECIAL GENERAL MEETING. ACCORDINGLY, THE VALIDUS BOARD OF DIRECTORS RECOMMENDS THAT VALIDUS SHAREHOLDERS VOTE “FOR” THE BYE-LAW AMENDMENT PROPOSAL, “FOR” THE MERGER PROPOSAL, “FOR” THE COMPENSATION ADVISORY PROPOSAL AND “FOR” THE OTHER PROPOSALS DESCRIBED IN THIS PROXY STATEMENT IN RESPECT OF WHICH THEY ARE ENTITLED TO VOTE.
For purposes of Section 106(2)(b)(i) of the Companies Act, the Validus board of directors considers the fair value for (i) each common share to be $68.00, without interest and less any applicable withholding taxes, (ii) each series A preferred share (and the related depositary shares) to be the continuation of each such preferred share as a preferred share of Validus as the surviving company following the merger with all of its relative rights, terms and conditions remaining unchanged and (iii) each series B preferred share (and the related depositary shares) to be the continuation of each such preferred share as a preferred share of Validus as the surviving company following the merger with all of its relative rights, terms and conditions remaining unchanged. Validus shareholders who are not satisfied that they have been offered fair value for their shares and whose shares are not voted in favor of the merger proposal may exercise their appraisal rights under the Companies Act to have the fair value of their shares appraised by the Supreme Court of Bermuda (which we refer to as the “Bermuda Court”). Validus shareholders intending to exercise appraisal rights MUST file their application for appraisal of the fair value of their shares with the Bermuda Court within ONE MONTH of the giving of the notice convening the special general meeting.
By order of the Board of Directors,
Robert F. Kuzloski
Executive Vice President and General Counsel

Pembroke, Bermuda
March 26, 2018

SUMMARY
This summary highlights the material information in this proxy statement. To fully understand Validus’ proposals and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, including the annexes and documents incorporated by reference herein, and the other documents to which Validus has referred you. For information on how to obtain the documents that are on file with the United States Securities and Exchange Commission (which we refer to as the “SEC”), please see the section of this proxy statement titled “Where You Can Find More Information.”
Parties to the Merger (Page 21)
Validus Holdings, Ltd. is a leading global provider of reinsurance, insurance, and asset management services, delivering its premier solutions through four diversified yet complementary operating companies: Validus Reinsurance, Ltd., a global reinsurance group focused primarily on treaty reinsurance; Talbot Underwriting Ltd., a specialty (re)insurance group operating within the Lloyd’s market through Syndicate 1183; Western World Insurance Group, Inc., a U.S. specialty and excess and surplus lines organization; and AlphaCat Managers, Ltd., a Bermuda-based investment advisor managing capital for third parties and Validus through insurance-linked securities and other property catastrophe and specialty reinsurance investments (which we refer to as “AlphaCat”).
For additional information on Validus and its business, including how to obtain the documents that Validus has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”
American International Group, Inc., is a leading global insurance organization (which we refer to as “AIG”). Founded in 1919, today AIG member companies provide a wide range of property casualty insurance, life insurance, retirement products, and other financial services to commercial and individual customers in more than 80 countries and jurisdictions. AIG’s diverse range of products and services help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.
Venus Holdings Limited, a Bermuda exempted company, is a wholly-owned subsidiary of AIG that was formed by AIG solely for purposes of entering into the merger agreement and the statutory merger agreement and completing the transactions contemplated thereby (which we refer to as the “Merger Sub”). Upon completion of the merger, Merger Sub will be merged with and into Validus and will cease to exist.
The Merger (Page 22)
Pursuant to the merger agreement and the statutory merger agreement required in accordance with Section 105 of the Companies Act (which we refer to as the “statutory merger agreement”), Merger Sub will merge with and into Validus, with Validus continuing as the surviving company. Validus, as the surviving company, will continue in existence as a Bermuda exempted company and as a wholly-owned subsidiary of AIG. As a result of the merger, under Bermuda law, Validus’ and Merger Sub’s respective undertakings, property and liabilities will become vested in Validus as the surviving company in the merger. The closing of the merger will occur on the third business day following the satisfaction or waiver of all closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) or such other date and time as Validus and AIG may agree in writing. The merger will be effective upon the issuance of a certificate of merger by the Bermuda Registrar of Companies and at the time and date shown on such certificate of merger (which we refer to as the “effective time”).
Merger Consideration (Page 22)
At the effective time, each common share issued and outstanding immediately prior to the effective time (other than common shares owned by Validus as treasury shares, owned by any subsidiary of Validus or owned by AIG, Merger Sub or any subsidiary of AIG, which will be canceled as set forth in the merger agreement) will be canceled and converted into the right to receive $68.00 in cash, without interest and less any required withholding taxes (which we refer to as the “merger consideration”).
Preferred Shares (Page 57)
At the effective time, each series A preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. Following the merger, AIG may cause the surviving company to exercise any of its rights with respect to each series A preferred share issued and outstanding or the depository shares representing interests in such preferred shares.
At the effective time, each series B preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. Following the merger, AIG may take any action with respect to each series B preferred share issued and outstanding or the depository shares representing interests in such preferred shares.
The Statutory Merger Agreement (Page 22)
The statutory merger agreement, together with the merger agreement, governs the legal effects of the merger under Bermuda law. A copy of the statutory merger agreement is attached as Annex A-1 to this proxy statement.
The Special General Meeting (Page 78)
Time, Place and Purpose of the Special General Meeting (Page 78)
The special general meeting will be held on April 27, 2018, starting at 9:00 a.m., Atlantic time, at Validus’ offices at 29 Richmond Road, Pembroke HM 08, Bermuda. At the special general meeting, Validus shareholders will be asked to consider and vote on each of the following proposals:

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Proposal 1 (the “bye-law amendment proposal”): to approve an amendment to the Validus bye-laws to reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders to a simple majority of the votes cast at a general meeting of shareholders;

•	Proposal 2 (the “merger proposal”): to approve the merger agreement, the statutory merger agreement and the merger;

•
Proposal 3 (the “compensation advisory proposal”): on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Validus’ named executive officers in connection with the merger, as described in this proxy statement; and

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Proposal 4 (the “adjournment proposal”): to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the bye-law amendment proposal or the merger proposal at the special general meeting.

Common shares outstanding as of the record date will be entitled to vote on each of the above proposals. Preferred shares outstanding as of the record date will have the right to vote only on Proposal 2 and Proposal 4.
Consummation of the merger is conditioned on, among other things, the approval of Proposal 2 above, but is not conditioned on the approval of Proposals 1, 3 or 4.
Record Date (Page 78)
Only shareholders of record, as shown on Validus’ register of members, at the close of business on March 21, 2018, the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. As of March 21, 2018, the record date for the special general meeting, there were 81,396,747 common shares, 6,000 series A preferred shares and 10,000 series B preferred shares issued and outstanding.
Quorum (Page 78)
Each common share and preferred share carries the right to vote on the merger proposal and the adjournment proposal. Accordingly, the quorum required at the special general meeting to consider the merger proposal and the adjournment proposal is the presence in person or by proxy of at least two shareholders representing in excess of 50% of the total voting power of all common shares and preferred shares as of the record date. Only the common shares carry the right to vote on the bye-law amendment proposal and the compensation advisory proposal. Accordingly, the quorum required at the special general meeting to consider the bye-law amendment proposal and the compensation advisory proposal is the presence in person or by proxy of at least two shareholders representing in excess of 50% of the total voting power of all common shares as of the record date.
Required Vote (Page 79)
The approval of the bye-law amendment proposal requires the affirmative vote of holders of a majority in voting power of the aggregate voting power of common shares in accordance with Validus’ bye-laws. Preferred shares do not have the right to vote on the bye-law amendment proposal.
If the bye-law amendment proposal is approved, the approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of common shares and preferred shares, voting as one class, at the special general meeting or any adjournment thereof in accordance with Validus’ bye-laws. If the bye-law amendment is not approved, the approval of the merger proposal requires the affirmative vote of 75% of the votes cast by holders of common shares and preferred shares, voting as one class, at the special general meeting or any adjournment thereof in accordance with Validus’ bye-laws.
The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of common shares at the special general meeting in accordance with Validus’ bye-laws. Preferred shares do not have the right to vote on the compensation advisory proposal.
The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of common shares and preferred shares, voting as one class, at the special general meeting in accordance with Validus’ bye-laws.
Voting Securities (Page 79)
Except as provided below (i) holders of common shares have one vote for each common share held by them and are entitled to vote on all the proposals voted on at the special general meeting or any adjournment thereof and (ii) holders of preferred shares have one vote for each preferred share held by them and are entitled to vote only on the merger proposal and on the adjournment proposal. See the section of this proxy statement titled “The Special General Meeting—Voting Securities” beginning on page 79 for a description of the voting rights of the preferred shares. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the preferred shares (or fractions thereof) represented thereby and the depositary will vote preferred shares held by it in accordance with the terms of its depositary agreement.
In accordance with Validus’ bye-laws, if any shareholder is deemed to control more than 9.09% of the aggregate voting power of securities of Validus entitled to vote, the votes conferred by the controlled shares are reduced by whatever amount is necessary so that after such reduction the votes conferred by the controlled shares of such shareholder will represent 9.09% of the aggregate voting power of securities of Validus entitled to vote.
If your common shares or preferred shares are held in “street name” by your bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares using the instructions provided by your bank, broker or other nominee.
If you fail to submit a proxy or to vote in person at the special general meeting and you are a record holder, your shares will not be counted for purposes of quorum or as votes cast at the special general meeting. If your common shares or preferred shares are held in “street name” and you do not provide your bank, broker or other nominee with voting instructions, your shares will be treated as “broker non-votes” as described below. If you choose to vote in person at the special general meeting and your common shares or preferred shares are held in “street name”, you must first obtain a legal proxy form from your broker, bank or other nominee and bring such executed form with you to the meeting.

Abstentions and “Broker Non-Votes” (Page 80)
Abstentions and “broker non-votes” will be counted toward the presence of a quorum at the special general meeting, but will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting (other than the bye-law amendment proposal) is the affirmative vote of the specified required percentage of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting (other than the bye-law amendment proposal) will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting. With respect to the bye-law amendment proposal, approval of which requires the affirmative vote of holders of a majority in voting power of the aggregate voting power of common shares of Validus, abstentions and “broker non-votes” will have the effect of a vote “against” the bye-law amendment.
Revocation of Proxies (Page 80)
You may revoke a submitted proxy prior to its exercise by either giving notice of such revocation to the General Counsel of Validus in writing at Validus Holdings, Ltd., 29 Richmond Road, Pembroke, HM 08, Bermuda, or attending and voting in person at the special general meeting or by executing a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.
If your common shares or preferred shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke your previously provided voting instructions.
Background of the Merger (Page 22)
A description of the actions that led to the execution of the merger agreement is included under the section of this proxy statement titled “The Merger—Background of the Merger.”
Recommendation of the Validus Board of Directors (Page 26)
The Validus board of directors has unanimously (1) approved the bye-law amendment, (2) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, Validus, (3) approved the merger, the merger agreement and the statutory merger agreement and (4) resolved that the bye-law amendment proposal, the merger proposal and the compensation advisory proposal be submitted to Validus shareholders for their consideration at the special general meeting. Accordingly, the Validus board of directors recommends that Validus shareholders vote “FOR” the bye-law amendment, “FOR” the merger proposal, “FOR” the compensation advisory proposal and “FOR” the other proposals described in this proxy statement in respect of which they are entitled to vote. See the section of this proxy statement titled “The Merger—Validus’ Reasons for the Merger and Recommendation of the Validus Board of Directors” beginning on page 26 for the factors considered by the board of directors in reaching its determination that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, Validus.

Opinion of Validus’ Financial Advisor (Page 30)
Pursuant to an engagement letter dated January 5, 2018, Validus retained J.P. Morgan Securities LLC (which we refer to as “J.P. Morgan”) as its financial advisor in connection with the proposed merger.
At the meeting of the Validus board of directors on January 21, 2018, J.P. Morgan rendered its oral opinion to the Validus board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of common shares in the proposed merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its January 21, 2018 oral opinion by delivering its written opinion to the Validus board of directors, dated January 21, 2018, that, as of such date, the consideration to be paid to the holders of common shares in the proposed merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan dated January 21, 2018, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Validus shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Validus board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the consideration to be paid in the merger and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of other any class of securities, creditors or other constituencies of Validus or as to the underlying decision by Validus to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of Validus as to how such shareholder should vote with respect to the proposed merger or any other matter.
Financing (Page 38)
The merger is not conditioned upon receipt of financing by AIG. AIG has informed us that it expects to use cash on hand to fund the aggregate merger consideration. AIG has informed us that it may evaluate opportunistic funding alternatives prior to closing.
Interests of Certain Persons in the Merger (Page 39)
Validus’ executive officers and directors may have interests in the merger that may be different from or in addition to those of Validus shareholders generally. The Validus board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of Validus. As described in more detail below, these interests potentially include:

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the accelerated vesting (either upon the closing of the merger or upon a qualifying termination of employment following the closing of the merger, as described further below) of 553,337 Validus restricted share awards and Validus restricted stock unit awards that are subject solely to service-based vesting requirements (which we refer to respectively as “Validus restricted share awards” and “Validus RSU awards”) and 430,628 Validus restricted share awards that are subject to performance-based vesting requirements (which we refer to as “Validus performance share awards”) (determined at payout levels as described in detail below) held by the executive officers of Validus with aggregate estimated values of $37,626,916 and $29,282,704, respectively, based on the per share merger consideration equal to $68.00;

•
the payment of certain severance payments and benefits that the executive officers of Validus may become entitled to receive under their respective employment agreements with Validus if they experience a qualifying termination of employment following the closing the merger, with an aggregate estimated value of $38,579,352;

•
the accelerated vesting (upon a qualifying termination of employment following the closing of the merger, as described further below) of 1,342 cash-settled restricted stock unit awards granted pursuant to the AlphaCat Managers Ltd. Long Term Incentive Plan (which we refer to as the “AlphaCat Plan”) held by an executive officer of Validus with an aggregate estimated value of $1,608,317;

•	the payment of a transaction bonus to an executive officer of Validus with a value equal to $2,850,961 that will vest and be paid out upon the closing of the merger;

•	new and potential employment and retention arrangements between certain executive officers of Validus and AIG; and

•
certain indemnification arrangements for Validus’ current officers and directors and the continuation of certain insurance arrangements for Validus’ current officers and directors for six years after the completion of the transactions.

See the section of this proxy statement titled “The Merger—Interests of Validus’ Directors and Executive Officers in the Merger” beginning on page 39 for a more detailed discussion on the interests of Validus’ directors and executive officers in the merger.
The Merger Agreement (Page 49)
Treatment of Common Shares (Page 49)
At the effective time, each common share issued and outstanding immediately prior to the effective time (other than common shares owned by Validus as treasury shares, owned by any subsidiary of Validus or owned by AIG, Merger Sub or any subsidiary of AIG, which will be canceled as set forth in the merger agreement) will be canceled and converted into the right to receive the merger consideration of $68.00 per common share in cash, without interest and less any required withholding taxes.
Treatment of Preferred Shares (Page 57)
At the effective time, each series A preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.
At the effective time, each series B preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.
Treatment of Validus Equity Awards (Page 57)
At the effective time, subject to certain exceptions as described in greater detail below:

•
a pro rata portion of each Validus restricted share award will vest and be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus restricted share award, and the remaining portion of such Validus restricted share award will be assumed by AIG and converted into a number of AIG restricted shares equal to the product of (x) the number equal to the quotient obtained by dividing the merger consideration by the volume weighted average closing price per share of AIG common stock over the ten consecutive trading days ending on the complete trading day immediately preceding the closing date, rounded up to the fourth decimal place (which we refer to as the “equity award exchange ratio”) and (y) the number of Validus common shares represented by such remaining portion;

•
a pro rata portion of each Validus performance share award (with the number of Validus common shares subject to award determined based on the target level of performance) will vest and will be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus performance share award and the remaining portion of such Validus performance share award will be assumed by AIG and converted into a number of AIG restricted shares equal to the product of (x) the equity award exchange ratio and (y) the number of Validus common shares represented by such remaining portion, and (3) each holder of a performance share award will be entitled to receive an additional cash payment in respect of each performance share with a performance period that has not been completed as of the effective time equal to the merger consideration and accrued but unpaid dividends multiplied by the excess of (A) the number of performance shares determined based on maximum performance over (B) the target number of performance shares;

•
a number of Validus performance share awards, for any performance period that has not been completed as of the closing date of the merger, equal to the excess of (i) the number of Validus performance share awards determined based on the maximum level of performance over (ii) the number of Validus performance share awards determined based on the target level of performance, will vest and be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus performance share award, without proration; and

•
a pro rata portion of each unvested Validus RSU award will vest and will be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the merger consideration, and the remaining portion of such unvested Validus RSU award will be assumed by AIG and converted into an AIG RSU award entitling the holder to receive a number of shares of AIG common stock equal to the product of (x) the total number of Validus common shares subject to such Validus RSU award immediately prior to the effective time multiplied by (y) the equity award exchange ratio.

The pro rata portion of each Validus equity award described above (which we refer to as the “pro rata portion”) will be determined (on an aggregate basis for awards with the same terms) by multiplying the number of Validus common shares subject to such award by a fraction, the numerator of which is equal to the number of days elapsed from the grant date of such award through the closing date of the merger, and denominator of which is equal to the number of days from the grant date of such award through the normal vesting date of such award.
Regulatory Clearances Required for the Merger (Page 46)
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Validus and AIG cannot consummate the merger until Validus and AIG have notified the Department of Justice’s Antitrust Division and the Federal Trade Commission of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. Under the EU Merger Regulation, the merger cannot be consummated until after the European Commission has issued its clearance decision or the relevant waiting periods have expired without the issuance of a decision.
Further conditions include the receipt of required regulatory approvals, including from the New Hampshire Department of Insurance, the Bermuda Monetary Authority, the UK Prudential Regulation Authority, the UK Financial Conduct Authority, Lloyd’s of London, the Swiss Financial Market Supervisory Authority and certain other jurisdictions.
No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements (Page 53)
Validus has agreed in the merger agreement that it will not, and will cause each of its subsidiaries, and its and their respective directors, officers and employees not to, and will use its reasonable best efforts to cause its other representatives not to, among other things, solicit, encourage, initiate or take any action to facilitate the submission of any inquiry or the making of any proposal, in each case that constitutes, or would reasonably be expected to lead to, a “takeover proposal” (as described and summarized on page 53 of this proxy statement).
If Validus receives a bona fide written takeover proposal during the period between January 21, 2018 and the date Validus shareholders approve the merger agreement where such takeover proposal did not result from a material breach by Validus of such non-solicitation provisions, and the Validus board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to lead to a “superior proposal,” then Validus may, subject to certain conditions, enter into a confidentiality agreement with and furnish information (including non-public information) about Validus and its subsidiaries to the person or group of persons making the takeover proposal and engage in or otherwise participate in discussions or negotiations with the person or group of persons making such takeover proposal.
The Validus board of directors has agreed to recommend approval of the merger proposal at the special general meeting and that it will not change such recommendation.

However, the Validus board of directors may make an “adverse recommendation change” (as described and summarized on page 55 of this proxy statement) in compliance with the terms of the merger agreement if the board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law in response to either (i) a “superior proposal” (as described and summarized on page 56 of this proxy statement) received by Validus or (ii) an “intervening event” (as described and summarized on page 56 of this proxy statement). If Validus makes an adverse recommendation change, AIG may terminate the agreement and Validus will be required to pay a $162 million termination fee to AIG.
Subject to the procedures set forth in the merger agreement, if Validus receives a superior proposal, Validus may terminate the merger agreement to enter into an alternative acquisition agreement in respect of such superior proposal if the board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. In such case, Validus must pay AIG a $162 million termination fee.
See the section of this proxy statement titled “The Merger Agreement—No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreement” beginning on page 53.
Conditions to the Merger (Page 50)
The obligations of Validus, AIG and Merger Sub to consummate the merger under the merger agreement are subject to the satisfaction (or waiver by the applicable parties, if permissible under applicable law) of the following conditions:

•	the merger proposal having been approved by Validus shareholders;

•
the required regulatory approvals having been obtained and being in full force and effect and, with respect to AIG’s and Merger Sub’s obligations, such required regulatory approvals having been obtained without the imposition of a “burdensome condition”;

•
there being no injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority enjoining, restraining or otherwise making illegal or prohibiting the consummation of the merger;

•
with respect to Validus’ obligations, on the one hand, and AIG’s and Merger Sub’s obligations, on the other hand, subject to the applicable materiality standards provided in the merger agreement, the representations and warranties of the other party in the merger agreement being true and correct as of January 21, 2018 and as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date) and such other party having furnished a certificate signed on behalf of such other party by an executive officer of such other party, to that effect; and

•
the parties having performed or complied in all material respects with all obligations and covenants required to be performed by them under the merger agreement at or prior to the effective time and such other party having furnished a certificate signed on behalf of such other party by an executive officer of such other party, to that effect.

See the section of this proxy statement titled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 50 for more information on the conditions to the parties’ respective obligations to consummate the merger.
Termination of the Merger Agreement (Page 61)
The merger agreement may be terminated at any time before the effective time by mutual written consent of Validus and AIG and, subject to certain limitations described in the merger agreement, by either AIG or Validus if any of the following occurs:

•
the merger has not been consummated by September 21, 2018 (we refer to such date, which may be automatically extended to December 21, 2018 under certain circumstances, as the “walk-away date”), except that this right of termination is not available to any party whose breach of a representation or warranty or failure to perform any of its obligations under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or before the walk-away date;

•
there is in effect any injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority enjoining, restraining or otherwise making illegal or prohibiting the consummation of the merger that is final and nonappealable, except that this right of termination is only available if the applicable party has performed, in all material respects, its obligations under the merger agreement;

•	if Validus shareholders do not approve the merger proposal at the special general meeting (including any adjournment or postponement thereof); or

•
there has been a breach by the other party of its representations, warranties, covenants or agreements contained in the merger agreement, which breach would result in the failure of certain closing conditions relating to compliance with such representations, warranties, covenants and agreements to be satisfied on or prior to the walk-away date, and such breach is not capable of being cured or has not been cured within 30 days after written notice of such breach has been received by the party alleged to be in breach.

The merger agreement may be terminated by AIG at any time prior to the approval by Validus shareholders of the merger proposal if any of the following occurs:

•	the Validus board of directors makes an adverse recommendation change; or

•
Validus has willfully breached the covenants regarding the non-solicitation of an alternative transaction, prompt filing of this proxy statement, or the convening of a shareholder meeting to approve the merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement.

In such cases, Validus must pay AIG a $162 million termination fee.
Subject to the procedures set forth in the merger agreement, if Validus receives a superior proposal and Validus shareholders have not yet approved the merger proposal, Validus may terminate the merger agreement to enter into an alternative acquisition agreement in respect of such superior proposal if the board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. In such case, Validus must pay AIG a $162 million termination fee.
Payment of the termination fee following termination of the merger agreement will not relieve Validus or AIG from liability for actual fraud or any willful and material breach of the merger agreement.
See the section of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement” for more information on the respective termination rights of the parties under the merger agreement.

Expenses and Termination Fees (Page 62)
Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement will be paid by the party incurring or required to incur such fees and expenses, whether or not the merger is consummated.
Upon termination of the merger agreement, Validus may be required, under certain circumstances, to pay a termination fee of $162 million or $81 million to AIG.
Market Price of Validus Common Shares (Page 72)
The closing price of the common shares on the New York Stock Exchange (which we refer to as the “NYSE”) on January 19, 2018, the last full trading day prior to the announcement of the transaction, was $46.72 per common share. On March 23, 2018 the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price of common shares on the NYSE was $67.43 per common share. You are encouraged to obtain current market quotations for common shares prior to voting your common shares.
Dissenting Shares (Page 57)
Under Bermuda law, Validus shareholders have rights of appraisal, pursuant to which those shareholders of Validus who do not vote in favor of the merger proposal and who are not satisfied that they have been offered fair value for their shares will be permitted to apply to the Bermuda Court for an appraisal of the fair value of their shares within one month from the giving of the notice convening the special general meeting. See the sections of this proxy statement titled “The Merger—Dissenters’ Rights of Appraisal for Validus Shareholders” beginning on page 48 and “The Merger Agreement—Dissenting Shares” beginning on page 57 for a more detailed description of the appraisal rights available to Validus shareholders.
Delisting and Deregistration of Validus Shares (Page 47)
If the merger is completed, the common shares will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).
At the effective time, each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. The depositary shares (representing interests in such preferred shares) will remain listed on the NYSE and registered by Validus under the Exchange Act immediately after the merger. AIG may decide, following the merger, to delist the depositary shares from the NYSE, to deregister such depositary shares under the Exchange Act or to take other action with respect to the depositary shares and preferred shares.

Material U.S. Federal Income Tax Consequences of the Merger (Page 85)
The exchange of common shares for the merger consideration pursuant to the merger agreement generally will be a taxable transaction to U.S. holders of common shares for U.S. federal income tax purposes. On an exchange of your common shares for the merger consideration in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by you in the merger and your adjusted tax basis in your common shares.
The continuation of preferred shares as preferred shares of the surviving company in the merger will not be a taxable event for U.S. federal income tax purposes for holders of preferred shares. If you are a holder of preferred shares, you will not recognize any income, gain or loss for U.S. federal income tax purposes upon the continuation of your preferred shares as preferred shares of Validus as the surviving company in the merger, and will retain an adjusted tax basis and holding period in your surviving company preferred shares equal to the adjusted tax basis and holding period you had in your preferred shares prior to the merger.
TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, VALIDUS STRONGLY URGES YOU TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL GENERAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special general meeting. These questions and answers may not address all questions that may be important to you as a shareholder of Validus. For more information, please see the section of this proxy statement titled “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.
Q: Why am I receiving this proxy statement?
A: Validus, AIG, and Merger Sub, a wholly-owned subsidiary of AIG, have entered into the merger agreement, pursuant to which Merger Sub will be merged with and into Validus, with Validus surviving the merger as a wholly-owned subsidiary of AIG.
In order to consummate the merger, Validus shareholders must approve the merger proposal. Validus will hold the special general meeting to obtain approval of the merger proposal and to consider certain other related matters which are not prerequisites to the consummation of the merger. This proxy statement, which you should read carefully, contains important information about the merger and related transactions and other matters being considered at the special general meeting.
Q: When and where is the special general meeting?
A: The special general meeting will take place at 9:00 a.m., Atlantic time, on April 27, 2018, at Validus’ offices at 29 Richmond Road, Pembroke HM 08, Bermuda.
Q: What is happening at the special general meeting?
A: At the special general meeting, Validus shareholders will be asked to consider and vote on each of the following proposals:

•
Proposal 1: to approve the bye-law amendment to reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders to a simple majority of the votes cast at a general meeting of the shareholders;

•	Proposal 2: to approve the merger agreement, the statutory merger agreement and the merger;

•
Proposal 3: on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Validus’ named executive officers in connection with the merger, as described in this proxy statement; and

•
Proposal 4: to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the bye-law amendment proposal or the merger proposal at the special general meeting.

Common shares outstanding as of the record date will be entitled to vote on each of the above proposals. Preferred shares outstanding as of the record date will have the right to vote only on Proposal 2 and Proposal 4.
Q: Does the Validus board of directors recommend approval of the proposals?
A: The Validus board of directors recommends that Validus shareholders vote “FOR” the bye-law amendment, “FOR” the merger proposal, “FOR” the compensation advisory proposal and “FOR” the other proposals described in this proxy statement in respect of which they are entitled to vote.
See the section of this proxy statement titled “The Merger—Validus’ Reasons for the Merger and Recommendation of the Validus Board of Directors” beginning on page 26 for a more complete description of the recommendations of the Validus board of directors. In considering the recommendations of the Validus board of directors, you should be aware that Validus’ executive officers and directors may have interests in the merger that are different from, or in addition to, those of Validus shareholders generally. See the section of this proxy statement titled “The Merger—Interests of Validus’ Directors and Executive Officers in the Merger” beginning on page 39.
Q: What will happen in the merger?
A: If the merger proposal is approved and all other conditions to the merger have been satisfied or waived, Merger Sub will be merged with and into Validus, with Validus surviving the merger as a wholly-owned subsidiary of AIG.
Q: What will holders of common shares receive in the merger?
A: Pursuant to the terms of the merger agreement and the statutory merger agreement, each common share issued and outstanding immediately prior to the effective time (other than common shares owned by Validus as treasury shares, owned by any subsidiary of Validus or owned by AIG, Merger Sub or any subsidiary of AIG, which will be canceled as set forth in the merger agreement) will be canceled and converted into the right to receive the merger consideration of $68.00 per common share in cash, without interest and less any required withholding taxes.
Q: How does the merger consideration compare to the closing price of common shares prior to announcement of the transaction?
A: The merger consideration represents a premium of 45.6% to the closing price of common shares on January 19, 2018, the last full trading day prior to the announcement of the transaction.
Q: What will happen to issued and outstanding preferred shares in the merger?
A: Pursuant to the terms of the merger agreement, each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. Following the merger, AIG may cause the surviving company to exercise any of its rights with respect to each series A preferred share issued and outstanding, each series B preferred share issued and outstanding or the depository shares representing interests in such preferred shares.
Q: Are shareholders able to exercise appraisal or dissenters’ rights?
A: Under Bermuda law, Validus shareholders have rights of appraisal, pursuant to which those shareholders of Validus who do not vote in favor of the merger proposal and who are not satisfied that they have been offered fair value for their shares will be permitted to apply to the Bermuda Court for an appraisal of the fair value of their shares within one month from the giving of the notice convening the special general meeting. See the section of this proxy statement titled “The Merger—Dissenters’ Rights of Appraisal for Validus Shareholders” for more information on appraisal rights.
Q: When do the parties expect to complete the merger?
A: The parties expect to complete the merger in mid-2018, although there can be no assurance that the parties will be able to do so. The closing of the merger is subject to customary closing conditions, including approval by Validus shareholders and receipt of certain insurance and other regulatory approvals.
See the section of this proxy statement titled “The Merger Agreement—Conditions to Completion of the Merger” for more information.
Q: If I hold common shares, will I be entitled to receive a dividend in respect of the second quarter of 2018?
A: The merger agreement provides that Validus will be permitted to declare, set a record date for, and pay a dividend in respect of the second quarter of 2018, even if the dates for such dividends would be outside the ordinary course of business for Validus. Validus shareholders as of the record date for any dividend declared by the Validus board of directors will be entitled to receive such declared dividend.
Q: What happens if the merger is not completed?
A: If the merger proposal is not approved by the requisite vote of Validus shareholders, or the merger is not completed for any other reason, the merger will not occur and Validus shareholders will not receive the merger consideration, which is described in greater detail in the section of this proxy statement titled “Summary—The Merger Agreement.” Validus shareholders will continue to own the common shares and preferred shares owned by them until sold or otherwise disposed by them. Validus will remain an independent public company and the common shares will continue to be registered under the Exchange Act and traded on the NYSE. In addition, if the merger agreement is terminated, Validus may be required, under certain circumstances, to pay a termination fee of $162 million or $81 million to AIG.
Q: What are the U.S. federal income tax consequences of the merger to holders of common shares?
A: The exchange of common shares for the merger consideration pursuant to the merger agreement generally will be a taxable transaction to U.S. holders of common shares for U.S. federal income tax purposes. On an exchange of your common shares for the merger consideration in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by you in the merger and your adjusted tax basis in your common shares.
YOU SHOULD READ THE SECTION OF THIS PROXY STATEMENT TITLED “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” FOR A MORE DETAILED DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, VALIDUS STRONGLY URGES YOU TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Q: What are the U.S. federal income tax consequences of the merger to holders of preferred shares?
A: The continuation of preferred shares as preferred shares of Validus as the surviving company in the merger will not be a taxable event for U.S. federal income tax purposes for holders of preferred shares. If you are a holder of preferred shares, you will not recognize any income, gain or loss for U.S. federal income tax purposes upon the continuation of your preferred shares as preferred shares of Validus as the surviving company in the merger, and you will retain an adjusted tax basis and holding period in your surviving company preferred shares equal to the adjusted tax basis and holding period you had in your preferred shares prior to the merger.
YOU SHOULD READ THE SECTION OF THIS PROXY STATEMENT TITLED “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” FOR A MORE DETAILED DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, VALIDUS STRONGLY URGES YOU TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Q: Why are holders of common shares being asked to cast an advisory (non-binding) vote to approve “golden parachute compensation” payable to Validus’ named executive officers under existing agreements with Validus in connection with the merger?

A: The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require Validus to seek an advisory (non-binding) vote with respect to certain payments that will or may be made to Validus’ named executive officers in connection with the merger. The compensation advisory proposal satisfies this requirement. See the section of this proxy statement titled “The Merger—Interests of Validus’ Directors and Executive Officers in the Merger—Merger Related Compensation for Validus Named Executive Officers” for more details on such payments.
Q: Do any of Validus’ directors or officers have interests in the merger that may differ from or be in addition to the interests of Validus shareholders?
A: Validus’ executive officers and directors may have interests in the merger that may be different from or in addition to those of Validus shareholders generally. The Validus board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of Validus. As described in more detail below, these interests potentially include:

•
the accelerated vesting (either upon the closing of the merger or upon a qualifying termination of employment following the closing of the merger, as described further below) of 553,337 Validus restricted share awards and Validus restricted stock unit awards and 430,628 Validus performance share awards (determined at payout levels as described in detail below) held by the executive officers of Validus with aggregate estimated values of $37,626,916 and $29,282,704, respectively, based on the per share merger consideration equal to $68.00;

•
the payment of certain severance payments and benefits that the executive officers of Validus may become entitled to receive under their respective employment agreements with Validus if they experience a qualifying termination of employment following the closing the merger, with an aggregate estimated value of $38,579,352;

•
the accelerated vesting of 1,342 cash-settled restricted stock unit awards granted pursuant to the AlphaCat Plan held by an executive officer of Validus with an aggregate estimated value of $1,608,317;

•	the payment of a transaction bonus to an executive officer of Validus with a value equal to $2,850,961 that will vest and be paid out upon the closing of the merger;

•	new and potential employment and retention arrangements between certain executive officers of Validus and AIG; and

•
certain indemnification arrangements for Validus’ current officers and directors and the continuation of certain insurance arrangements for Validus’ current officers and directors for six years after the completion of the transactions.

See the section of this proxy statement titled “The Merger—Interests of Validus’ Directors and Executive Officers in the Merger” for a more detailed discussion.
Q: I am an employee of Validus who holds Validus equity awards granted under the Amended and Restated 2005 Long Term Incentive Plan. How will my Validus equity awards be treated in the merger?
A: At the effective time, subject to certain exceptions as described in more detail below:

•
a pro rata portion of each Validus restricted share award will vest and be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus restricted share award, and the remaining portion of such Validus restricted share award will be assumed by AIG and converted into a number of AIG restricted shares equal to the product of (x) the equity award exchange ratio and (y) the number of Validus common shares represented by such remaining portion;

•
a pro rata portion of each Validus performance share award (with the number of Validus common shares subject to award determined based on the target level of performance) will vest and will be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus performance share award, and the remaining portion of such Validus performance share award will be assumed by AIG and converted into a number of AIG restricted shares equal to the product of (x) the equity award exchange ratio and (y) the number of Validus common shares represented by such remaining portion;

•
a number of Validus performance share awards, for any performance period that has not been completed as of the closing date of the merger, equal to the excess of (i) the number of Validus performance share awards determined based on the maximum level of performance over (ii) the number of Validus performance share awards determined based on the target level of performance, will vest and be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus performance share award, without pro-ration; and

•
a pro rata portion of each unvested Validus RSU award will vest and will be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the merger consideration, and the remaining portion of such unvested Validus RSU award will be assumed by AIG and converted into an AIG RSU award entitling the holder to receive a number of shares of AIG common stock equal to the product of (x) the total number of Validus common shares subject to such Validus RSU award immediately prior to the effective time multiplied by (y) the equity award exchange ratio.

Q: What is the required quorum for the special general meeting?
A:  Each common share and preferred share carries the right to vote on the merger proposal and the adjournment proposal. Accordingly, the quorum required at the special general meeting to consider the merger proposal and the adjournment proposal is the presence in person or by proxy of at least two shareholders representing in excess of 50% of the total voting power of all common shares and preferred shares as of the record date. Only the common shares carry the right to vote on the bye-law amendment proposal and the compensation advisory proposal. Accordingly, the quorum required at the special general meeting to consider the bye-law amendment proposal and the compensation advisory proposal is the presence in person or by proxy of at least two shareholders representing in excess of 50% of the total voting power of all common shares as of the record date.
Q: What shareholder vote is required to approve the items to be voted on at the special general meeting, including the merger?
A: The approval of the bye-law amendment proposal requires the affirmative vote of holders of a majority in voting power of the aggregate voting power of common shares in accordance with Validus’ bye-laws. Holders of preferred shares do not have the right to vote on the bye-law amendment proposal.
If the bye-law amendment proposal is approved, the approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of common shares and preferred shares, voting as one class, at the special general meeting or any adjournment thereof in accordance with Validus’ bye-laws. If the bye-law amendment is not approved, the approval of the merger proposal requires the affirmative vote of 75% of the votes cast by holders of common shares and preferred shares, voting as one class, at the special general meeting or any adjournment thereof in accordance with Validus’ bye-laws.
The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of common shares at the special general meeting in accordance with Validus’ bye-laws. Holders of preferred shares do not have the right to vote on the compensation advisory proposal.

The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of common shares and preferred shares, voting as one class, at the special general meeting in accordance with Validus’ bye-laws.
See the section of this proxy statement titled “Questions and Answers About the Merger and the Special General Meeting—Who is entitled to vote at the special general meeting?” for a more detailed description.
Q: What effect do abstentions and “broker non-votes” have on the proposals?
A: Abstentions and “broker non-votes” will be counted toward the presence of a quorum at the special general meeting, but will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting (other than the bye-law amendment proposal) is the affirmative vote of the specified required percentage of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting (other than the bye-law amendment proposal) will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting. With respect to the bye-law amendment proposal, approval of which requires the affirmative vote of holders of a majority in voting power of the aggregate voting power of common shares of Validus, abstentions and “broker non-votes” will have the effect of a vote “against” the bye-law amendment.
Q: Does AIG have the financial resources to complete the merger?
A: Yes. It is anticipated that the total funds needed to complete the merger will be approximately $5.6 billion, and AIG has informed us that it has the financial resources to complete the merger and it expects to use cash on hand to fund the aggregate merger consideration. AIG has informed us that it may evaluate opportunistic funding alternatives prior to closing.
Q: Who is entitled to vote at the special general meeting and what is the record date?
A: Only Validus shareholders of record, as shown on Validus’ register of members at the close of business on March 21, 2018, the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. Common shares will be entitled to vote on the bye-law amendment proposal, the merger proposal, the compensation advisory proposal and the adjournment proposal, whereas preferred shares will be entitled to vote only on the merger proposal and the adjournment proposal.
Q: What do I need to do now?
A: We urge you to carefully read this proxy statement, including its annexes and the documents incorporated by reference in this proxy statement. You are also encouraged to review the documents referenced under the section of this proxy statement titled “Where You Can Find More Information” and consult with your accounting, legal and tax advisors. Once you have considered all relevant information, we encourage you to fill in and return the enclosed proxy card (if you are a shareholder of record) or voting instruction form you receive from your bank, broker or other nominee (if you are a shareholder who holds your shares through a bank, broker or other nominee) or to follow the instructions provided to you for voting over the Internet or by telephone. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the preferred shares (or fractions thereof) represented thereby and the depositary will vote preferred shares held by it in accordance with the terms of its depositary agreement.
Q: How do I vote my shares?
A: Shareholder of Record. If your common or preferred shares (which we refer to collectively as the “Validus shares”) are registered directly in your name, then you are considered a shareholder of record of Validus with respect to those shares and this proxy statement and the enclosed proxy card were sent to you directly by Validus. As a Validus shareholder of record, you may vote by completing, dating, signing and mailing the enclosed proxy card in the return envelope provided as soon as possible or by following the instructions on the proxy card to submit your proxy by telephone or over the Internet at the website indicated. Submission of the proxy by telephone or over the Internet is available through 11:59 p.m. Eastern Time on the business day immediately before the special general meeting. Validus shareholders of record may also vote by attending the special general meeting in person by bringing valid picture identification. However, whether or not you plan to attend the special general meeting in person, we encourage you to vote your Validus shares in advance to ensure that your vote is represented at the special general meeting. Abstentions and “broker non-votes” will be counted toward the presence of a quorum at the special general meeting, but will not be considered votes cast on any proposal brought before the special general meeting, as described above under the question titled “—What effect do abstentions and ‘broker non-votes’ have on the proposals?”
Beneficial Owner of Shares Held in Street Name. If your Validus shares are held in the name of a bank, broker or other similar organization or nominee, then you are considered a beneficial owner of such shares held for you in what is known as “street name.” Most shareholders of Validus hold their shares in “street name.” If this is the case, this proxy statement has been forwarded to you by your bank, broker or other organization or nominee together with a voting instruction form. You may vote by completing and returning your voting instruction form to your broker. Please review the voting instruction form to see if you are able to submit your voting instructions by telephone or over the Internet. The organization or nominee holding your account is considered the shareholder of record for purposes of voting at the special general meeting. As a beneficial owner, you have the right to instruct the organization that holds your shares of record how to vote the Validus shares that you beneficially own.
Owner of Depositary Shares in Respect of Preferred Shares. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the preferred shares (or fractions thereof) represented thereby and the depositary will vote preferred shares held by it in accordance with the terms of its depositary agreement.
Q: If my Validus shares are held in “street name,” how do I vote in person at the special general meeting?
A: If you are a beneficial owner of Validus shares held in “street name” rather than a shareholder of record, you may only vote your Validus shares in person at the special general meeting by bringing valid picture identification and a legal proxy form from your broker, bank or other nominee.
Q: What do I do if I want to change my vote?
A: You may revoke a submitted proxy prior to its exercise by either giving notice of such revocation to the General Counsel of Validus in writing at Validus Holdings, Ltd., 29 Richmond Road, Pembroke, HM 08, Bermuda, or attending and voting in person at the special general meeting or by executing a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.
If your common shares or preferred shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke or change your previously provided voting instructions.
Q: If I hold my shares in certificated form, should I send in my share certificates now?
A: No. You should NOT return your share certificates with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a letter of transmittal. Promptly after the effective time, each shareholder of record of a certificate representing common shares that has been converted into the right to receive the merger consideration will be sent a letter of transmittal describing the procedure for surrendering its shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions.

Q: If I hold my shares in book-entry form, how will I receive payment when the merger occurs?
A: If you hold shares in non-certificated book-entry form that have been converted into the right to receive the merger consideration, you will receive your cash payment in respect of those shares as promptly as practicable following the effective time and the paying agent’s receipt of the documents that it requests from you, if any.
Q: Who will solicit and pay the cost of soliciting proxies?
A: Validus has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for the special general meeting. Validus estimates that it will pay Innisfree M&A Incorporated a fee of approximately $25,000 plus $5.50 for any telephone call Innisfree M&A Incorporated makes to individual retail investors on Validus’ behalf and reimbursement of certain expenses.
Q: Who should Validus shareholders contact with any additional questions?
A: If you have any additional questions about the merger or you would like additional copies of this proxy statement or assistance voting your shares, you should contact Innisfree M&A Incorporated at:
INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833
Q: Where can I find more information about Validus?
A: You can find more information about Validus in the documents described under the section of this proxy statement titled “Where You Can Find More Information.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
Certain statements herein may include projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Validus may make related oral, forward-looking statements on or following the date hereof. These projections, goals, assumptions and statements are not historical facts but instead represent only Validus’ belief regarding future events, many of which, by their nature, are inherently uncertain and outside Validus’ control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “focused on achieving,” “view,” “target,” “goal,” or “estimate.” It is possible that Validus’ actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements.
The proposed transaction is subject to risks and uncertainties and factors that could cause Validus’ actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include, but are not limited to:

•	that Validus may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived;

•	uncertainty as to the timing of completion of the proposed transaction;

•
the inability to complete the proposed transaction if Validus shareholders do not approve the merger proposal or due to the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	risks related to disruption of management’s attention from Validus’ ongoing business operations due to the proposed transaction;

•	the effect of the announcement of the proposed transaction on Validus’ relationships with its clients, operating results and business generally;

•	the outcome of any legal proceedings to the extent initiated against Validus or others following the announcement of the proposed transaction;

•	Validus’ management’s response to any of the aforementioned factors; and

•	industry conditions.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of Validus on file with or furnished to the SEC. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

PARTIES TO THE MERGER
Validus
Validus Holdings, Ltd.
29 Richmond Road,
Pembroke, HM 08,
Bermuda
+1 (441) 278-9000
Validus Holdings, Ltd. is a leading global provider of reinsurance, insurance, and asset management services, delivering its premier solutions through four diversified yet complementary operating companies: Validus Reinsurance, Ltd., a global reinsurance group focused primarily on treaty reinsurance; Talbot Underwriting Ltd., a specialty (re)insurance group operating within the Lloyd’s market through Syndicate 1183; Western World Insurance Group, Inc., a U.S. specialty and excess and surplus lines organization; and AlphaCat Managers, Ltd., a Bermuda-based investment advisor managing capital for third parties and Validus through insurance-linked securities and other property catastrophe and specialty reinsurance investments.
For additional information on Validus and its business, including how to obtain the documents that Validus has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”
AIG
American International Group, Inc.
175 Water Street
New York, New York 10038
+1 (212) 770-7000
American International Group, Inc., is a leading global insurance organization. Founded in 1919, today AIG member companies provide a wide range of property casualty insurance, life insurance, retirement products, and other financial services to commercial and individual customers in more than 80 countries and jurisdictions. AIG’s diverse range of products and services help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.
Merger Sub
Venus Holdings Limited
Crawford House
50 Cedar Avenue
Hamilton, HM 11
Bermuda
Venus Holdings Limited, a Bermuda exempted company, is a wholly-owned subsidiary of AIG that was formed by AIG solely for purposes of entering into the merger agreement and the statutory merger agreement and completing the transactions contemplated by thereby. Merger Sub has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon completion of the merger, Merger Sub will be merged with and into Validus and will cease to exist, and Validus will continue as the surviving company.

THE MERGER
This discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is incorporated by reference in its entirety and included in this proxy statement as Annex A. You should read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger.
Effects of the Merger
Pursuant to the merger agreement and the statutory merger agreement, Merger Sub will merge with and into Validus, with Validus continuing as the surviving company. Validus, as the surviving company, will continue in existence as a Bermuda exempted company and a wholly-owned subsidiary of AIG. As a result of the merger under Bermuda law, Validus’ and Merger Sub’s respective undertakings, property and liabilities will become vested in Validus as the surviving company in the merger.
At the effective time, each common share issued and outstanding immediately prior to the effective time (other than common shares owned by Validus as treasury shares, owned by any subsidiary of Validus or owned by AIG, Merger Sub or any subsidiary of AIG, which will be canceled as set forth in the merger agreement) will be canceled and converted into the right to receive the merger consideration.
At the effective time, each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.
Background of the Merger
The Validus board of directors and Validus’ senior management periodically review Validus’ operations, financial condition, financial performance and long-term strategic plans and objectives, as well as industry conditions, regulatory developments and their impact on Validus’ long-term strategic plan and objectives.  Within the past two years, the Validus board of directors has reviewed and considered the current and future industry trends and risks to Validus’ ability to execute its strategic plan as a stand-alone entity, including the impact of continuing consolidation in the insurance and reinsurance industry, losses incurred within the insurance and reinsurance industry as a result of catastrophes during 2017 and increasingly competitive pricing in many of the insurance and reinsurance markets in which Validus operates, including the response of those markets to the 2017 catastrophe year.
On November 10, 2017, Brian Duperreault, AIG’s Chairman and Chief Executive Officer, telephoned Ed Noonan, Chairman and Chief Executive Officer of Validus to explore Mr. Noonan’s willingness to meet to discuss a potential transaction involving AIG and Validus. Mr. Duperreault suggested that he and Mr. Noonan meet in person for further discussion.
On November 10, 2017, Mr. Noonan telephoned Andrea Vittorelli of J.P. Morgan to discuss his conversation with Mr. Duperreault and the potential transaction involving AIG and Validus.
On November 15, 2017, Mr. Duperreault and Mr. Noonan met in person. At this meeting, Mr. Duperreault stated to Mr. Noonan that AIG was interested in acquiring Validus at a price of $60.00 per share. Mr. Noonan commented to Mr. Duperreault that the price did not seem compelling but that he would communicate AIG’s proposal to the Validus board of directors.
In connection with this meeting, Mr. Noonan provided an update to Jeffrey Greenberg, Validus’ lead director, who had been a director of Validus since its formation, regarding the communications between Mr. Duperreault and Mr. Noonan.
On November 17, 2017, Mr. Duperreault telephoned Mr. Noonan to inquire whether it would be helpful for Mr. Noonan if he provided AIG’s proposal to Mr. Noonan in writing. Mr. Noonan confirmed that it would be helpful to receive the proposal in writing so that he could share with the Validus board of directors.

On November 19, 2017, Mr. Noonan informed Mr. Duperreault that he had reviewed AIG’s offer to acquire Validus for $60.00 per share in cash with certain members of the Validus board of directors and that Validus would not be willing to move forward at that level.
On November 21, 2017, Mr. Duperreault emailed a letter to Mr. Noonan which included a non-binding indication of interest from AIG to acquire Validus for a price in a range between $65.00 per share and $68.00 per share in cash, subject to due diligence. The letter stated a willingness to work with Validus on a due diligence plan that would not disrupt Validus’ ordinary course activities during the January 1st renewals season. Mr. Noonan forwarded a copy of the letter to members of the Validus board of directors promptly following receipt. The letter did not mention management retention or the potential for board members to sit on the combined company’s board of directors.
On November 26, 2017, the Validus board of directors, Jeff Sangster, Validus’ Executive Vice President and Chief Financial Officer and Rob Kuzloski, Validus’ Executive Vice President and General Counsel, met telephonically to discuss AIG’s non-binding indication of interest. At this meeting, representatives of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden Arps”), special outside counsel to Validus, reviewed with the Validus board of directors the general scope of duties of a public company board of directors and how those duties would be applied where a company had received a confidential non-binding indication of interest. Representatives of J.P. Morgan, Validus’ financial advisor, reviewed with the directors Validus’ performance and valuation and J.P. Morgan’s view of how the transaction multiples implied by the price range stated in AIG’s letter would compare to precedent transactions in the insurance and reinsurance industry. Representatives of J.P. Morgan also discussed with the Validus board of directors the likelihood of parties other than AIG being interested in transacting with Validus at similar multiples. The Validus board of directors discussed with the representatives of J.P. Morgan the importance of the upcoming January 1st renewals season and the particular risk of the impact of any leak on Validus’ ongoing business during that time period. At this meeting, the Validus board of directors authorized Mr. Noonan to continue discussions with Mr. Duperreault and to permit AIG to conduct limited due diligence on Validus.
On November 27, 2017, Mr. Noonan telephoned Mr. Duperreault and provided an update during which Mr. Noonan reported that the Validus board of directors had expressed support for Mr. Noonan to continue a dialogue with Mr. Duperreault. Mr. Noonan also stated that Validus would be willing to enter into a customary confidentiality agreement in order to permit AIG to review limited non-public information regarding Validus. Mr. Noonan noted to Mr. Duperreault that he and the Validus board of directors viewed AIG’s offer as not entirely consistent with relevant comparable transactions nor fully reflective of Validus’ value and that Validus’ directors had not made any determination that Validus was for sale, or that Validus would be for sale at the price range stated in AIG’s letter. Mr. Noonan also sought confirmation from Mr. Duperreault as to the seriousness of AIG’s commitment in pursuing an acquisition of Validus, as well as Mr. Duperreault’s views regarding the continued operation of Validus’ component businesses should they ultimately be owned by AIG.
On November 28, 2017, representatives of J.P. Morgan telephoned Alon Neches, Head of Corporate Development at AIG, and representatives of Citigroup and Perella Weinberg, AIG’s financial advisors, to discuss valuation questions raised by the Validus board of directors, as well as due diligence and transaction process and timing.
From November 28, 2017 through November 30, 2017, Validus and AIG exchanged drafts of a confidentiality agreement with respect to the sharing by Validus of non-public information, and Validus and AIG executed such confidentiality agreement on December 1, 2017.
During the period from December 1, 2017 to December 13, 2017, representatives of J.P. Morgan and representatives of Citigroup and Perella Weinberg participated in regular telephone conferences for the purpose of discussing due diligence and process matters.
On December 5, 2017, the Validus board of directors, Mr. Sangster, Mr. Kuzloski and representatives of J.P. Morgan met to discuss the status of Validus’ discussions with AIG and its advisors. Representatives of J.P. Morgan reviewed with the directors Validus’ performance and valuation.

On December 6, 2017, representatives of J.P. Morgan opened the electronic data room to AIG and its financial and legal advisors to begin AIG’s due diligence review of certain non-public information.
On December 14, 2017, senior executives of Validus met with representatives of AIG and its financial advisors to discuss Validus’ business plan and operations.
On December 15, 2017, Mr. Kuzloski responded to questions from AIG and its advisors during a legal due diligence teleconference.
Representatives of Validus and AIG continued daily due diligence calls during the week of December 18th regarding finance, capital, accounting, actuarial and tax matters and Validus’ reserves and financial forecasts. In the course of those discussions, representatives of AIG informed representatives of J.P. Morgan that Mr. Duperreault intended to contact Mr. Noonan to discuss the results of AIG’s due diligence investigation during the last week of December.
On December 27, 2017, Mr. Duperreault telephoned Mr. Noonan. Mr. Duperreault stated that AIG had identified no material findings during its due diligence investigation that would compromise its valuation framework and that AIG was prepared to offer $65.00 per share in cash to acquire Validus. As part of additional discussions between Mr. Noonan and Mr. Duperreault, Mr. Duperreault indicated to Mr. Noonan that there may be room to negotiate with respect to this price. During this call, Mr. Noonan also discussed with Mr. Duperreault AIG’s plans with respect to the operation of Validus’ component businesses and their potential integration with AIG’s existing operations.
On December 28, 2017, representatives of J.P. Morgan telephoned Mr. Neches to confirm the content of the discussions between Mr. Duperreault and Mr. Noonan the previous day. Mr. Noonan and Mr. Duperreault also engaged in further telephonic discussions during the day regarding a potential transaction.
On December 29, 2017, Mr. Noonan, Mr. Sangster and Mr. Kuzloski provided a telephonic update to the Validus board of directors regarding Mr. Noonan’s discussion with Mr. Duperreault. Representatives of J.P. Morgan and Skadden Arps were also in attendance. During this call, the Validus board of directors instructed Mr. Noonan to deliver a counteroffer to Mr. Duperreault for a transaction at a price of $71.00 per share in cash and that Validus would have the ability to pay a dividend for the second quarter of 2018 in an amount up to $0.38 per share even if the proposed transaction were to close prior to the customary record date for such dividend.
On December 29, 2017, Mr. Noonan telephoned Mr. Duperreault and informed Mr. Duperreault that the Validus board of directors would be prepared to consider a transaction at a purchase price of $71.00 per share in cash and that Validus would have the ability to pay a dividend for the second quarter of 2018 in an amount up to $0.38 per share even if the proposed transaction were to close prior to the customary record date for such dividend.
On January 3, 2018, Mr. Duperreault invited Mr. Noonan to an in person meeting to discuss the potential transaction and later that day Mr. Duperreault and Mr. Noonan met at AIG’s offices. During this meeting, Mr. Duperreault stated that the AIG board of directors would be prepared to consider a transaction at a purchase price of $68.00 per share in cash. Mr. Noonan stated that he believed that it would be important for Validus shareholders to be assured that Validus would have the ability to pay a dividend for the second quarter of 2018 in an amount up to $0.38 per share even if the proposed transaction were to close prior to the customary record date for such dividend and that there would be support for such a transaction. Mr. Duperreault indicated that the transaction described by Mr. Noonan would be acceptable to AIG. Mr. Noonan agreed that he would update the Validus board of directors regarding the discussion and Mr. Duperreault’s proposal. On January 3, Mr. Duperreault emailed a letter to Mr. Noonan confirming AIG’s proposal.
Following this meeting, Mr. Noonan provided a telephonic update to the Validus board of directors regarding his discussion with Mr. Duperreault. Representatives of J.P. Morgan and Skadden Arps were also in attendance. During this update, the Validus board of directors authorized Mr. Noonan and Validus’ senior management team to seek to execute a transaction on the economic terms that had been discussed between Mr. Noonan and Mr. Duperreault.

During the evening of January 3, 2018, a representative of J.P. Morgan sent an initial draft of the merger agreement prepared by Skadden Arps to representatives of AIG.
On January 4, 2018, representatives of J.P. Morgan telephoned Mr. Neches to discuss a schedule for completion of AIG’s due diligence.
Beginning January 5, 2018 through January 16, 2018, representatives of Validus, J.P. Morgan and AIG spoke telephonically on a daily basis during the work week to discuss matters relating to the potential transaction. Also during this period of time, the parties had additional telephone calls during which AIG completed its due diligence process.
During the early morning of January 10, 2017, a representative of Debevoise & Plimpton LLP (“Debevoise”), AIG’s outside legal advisor, sent a revised draft of the merger agreement to Skadden Arps.
During the evening of January 12, 2018, a representative of Skadden Arps sent a revised draft of the merger agreement to Debevoise. The draft reflected Validus’ response to certain issues that had been raised by AIG’s merger agreement draft, including regarding the scope of termination events and termination fees, the scope of the “fiduciary out” exceptions within the non-solicitation covenant, the scope of AIG’s commitments to seek and obtain regulatory approvals, the treatment of Validus’ outstanding employee equity awards and conditions to closing.
On January 14, 2018, representatives of Skadden Arps participated in a teleconference with representatives of Debevoise to discuss issues in Validus’ revised merger agreement draft, including the scope of termination events and termination fees, the scope of the “fiduciary out” exceptions within the non-solicitation covenant, the treatment of Validus’ outstanding employee equity awards and conditions to closing.
During the period from January 15, 2018 to January 21, 2018, representatives of Skadden Arps and Appleby, special Bermuda counsel to Validus, with the assistance of Validus’ senior management team, negotiated the terms and conditions of the merger agreement with AIG and its legal advisors. During this time, discussions continued regarding the treatment of Validus’ outstanding employee equity awards in the proposed transaction, including the vesting treatment of equity awards held by Validus employees who would not be expected to continue employment with Validus or AIG following an acquisition by AIG.
On January 17, 2018, representatives of AIG contacted Kean Driscoll, Validus’ President and Global Head of Reinsurance, to discuss AIG’s desire for Mr. Driscoll to agree to terms of an ongoing employment arrangement with AIG in advance of the announcement of a transaction. Mr. Noonan discussed the request with Peter Zaffino, AIG’s General Insurance CEO, and Mr. Duperreault and it was agreed that any employment discussions with Validus employees should be delayed and should not interfere with the parties’ finalization and announcement of a transaction.
On January 18, 2018, representatives of Validus, J.P. Morgan and AIG met on a teleconference to discuss Validus’ results for the fourth quarter of 2017.
On the morning of January 21, 2018, the compensation committee of the Validus board of directors held a telephonic meeting attended by members of Validus’ management and representatives of Skadden Arps. Representatives of Skadden Arps reviewed with the compensation committee of the Validus board of directors the proposed treatment of Validus’ outstanding equity awards as contemplated by the merger agreement and the Validus compensation committee unanimously approved such proposed treatment.
Following this meeting, the Validus board of directors held a telephonic meeting that was also attended by Mr. Sangster, Mr. Kuzloski, representatives of J.P. Morgan, representatives of Skadden Arps and representatives of Appleby. Representatives of Skadden Arps and Appleby discussed with the Validus board of directors the legal principles and standards applicable to its consideration of the proposed transaction. Representatives of Skadden Arps also reviewed the terms and conditions set forth in the proposed merger agreement, including, among other things, the parties’ respective termination rights (including Validus’ right to terminate the agreement if Validus’ board of directors in the exercise of its fiduciary duties, changes its recommendation with respect to the proposed transaction), the termination fees payable in connection with certain termination events under the proposed merger agreement, the obligations of the parties to obtain applicable regulatory approvals, the definition of a “material adverse effect,” the applicable closing conditions and the treatment of Validus’ outstanding indebtedness and preferred shares. Representatives of Skadden Arps and Appleby also discussed the proposed bye-law amendment with the directors. Representatives of J.P. Morgan then reviewed with the Validus board of directors J.P. Morgan’s financial analysis of the merger consideration, as more fully described below under the heading “—Opinion of Validus’ Financial Advisor,” and rendered to the Validus board of directors its oral opinion that, as of that date and based on and subject to various assumptions, matters considered and limitations described in the opinion, the merger consideration to be paid to the holders of common shares in the proposed transaction is fair, from a financial point of view, to such holders (such opinion was subsequently confirmed in writing by J.P. Morgan following the meeting). After discussion, and in light of the Validus board of directors’ review and consideration of the factors described under “—Validus’ Reasons for the Merger; Recommendation of the Validus Board of Directors,” the Validus board of directors unanimously: approved the bye-law amendment; determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, Validus; approved the merger, the merger agreement and the statutory merger agreement; and resolved that the bye-law amendment proposal and the merger proposal be submitted to Validus shareholders for their consideration at the special general meeting.
On the afternoon of January 21, 2018, Validus and AIG entered into the merger agreement. AIG and Validus issued a joint press release prior to the opening of trading markets on January 22, 2018 announcing the transaction.
Validus’ Reasons for the Merger and Recommendation of the Validus Board of Directors
The Validus board of directors has unanimously (1) approved the bye-law amendment, (2) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, Validus, (3) approved the merger, the merger agreement and the statutory merger agreement and (4) resolved that the bye-law amendment proposal, the merger proposal and the compensation advisory proposal be submitted to Validus shareholders for their consideration at the special general meeting. Accordingly, the Validus board of directors recommends that Validus shareholders vote “FOR” the merger proposal.
For purposes of Section 106(2)(b)(i) of the Companies Act, the Validus board of directors considers the fair value for (i) each common share to be $68.00, without interest and less any applicable withholding taxes, (ii) each series A preferred share (and the related depositary shares) to be the continuation of each such preferred share as a preferred share of Validus as the surviving company following the merger with all of its relative rights, terms and conditions remaining unchanged and (iii) each series B preferred share (and the related depositary shares) to be the continuation of each such preferred share as a preferred share of Validus as the surviving company following the merger with all of its relative rights, terms and conditions remaining unchanged.
Positive Factors Relating to the Merger
As described in the section of this proxy statement titled “The Merger—Background of the Merger,” the Validus board of directors, prior to and in reaching its determination at its meeting on January 21, 2018 that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, Validus, consulted with Validus’ management, financial advisor and outside legal counsel and considered a variety of potentially positive factors relating to the merger, including, but not limited to, the following:
Treatment of Common Shares

•
The value to be received by the holders of common shares in the merger, including the fact that the all cash consideration to be received represents a significant premium relative to the trading price of the common shares. The merger consideration of $68.00 per common share represents a premium of 45.6% to the closing price of common shares on January 19, 2018.

•	The fact that the merger consideration of $68.00 per common share is 1.57x Validus’ book value per share and 1.77x Validus’ tangible book value per share, in each case as of September 30, 2017.

•
The belief of the Validus board of directors that the merger consideration to be received by holders of common shares compared adequately to a range of values of Validus as an independent company based on traditional valuation analyses such as a discounted dividend model, comparable companies’ trading analyses, analyses of historical cash transaction control premiums paid and comparable precedent transactions analyses.

•	The fact that the $68.00 per common share AIG will pay is the result of negotiations and was the high end of AIG’s original proposed valuation range of $65.00 to $68.00 per common share.

•
The belief of the Validus board of directors that, as a result of the negotiations between the parties, the merger consideration of $68.00 per share was the highest price per share for the common shares that AIG was willing to pay at the time of those negotiations.

•
The possibility that, if Validus did not enter into the merger agreement, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of the common shares would reach and sustain the $68.00 per share value of the merger consideration, as adjusted for present value.

•
The fact that the merger agreement allows Validus to continue to declare and pay regular quarterly cash dividends of up to $0.38 per common share, with its quarterly dividend for the second fiscal quarter of 2018 to be paid prior to the closing of the merger even if such closing would occur prior to the regular record or payment date of such dividend.

•
The possibility that, if Validus did not enter into the merger agreement, there would likely be few, if any, other parties that would be willing to offer more than AIG’s offer of $68.00 per common share.

•
The fact that the merger consideration is to be paid entirely in cash, which will allow holders of common shares to realize, upon closing, a certainty of value in light of the risks and uncertainties inherent in Validus’ prospects and the market, economic and other risks that arise from owning an equity interest in a public company.

•
The opinion of J.P. Morgan to the Validus board of directors on January 21, 2018 that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of common shares in the proposed merger was fair, from a financial point of view, to such holders.

Treatment of Preferred Shares

•
The fact that holders of preferred shares will continue to own preferred shares of Validus as the surviving company following the merger and that the relative rights, terms and conditions of each such preferred share will remain unchanged.

Terms of the Merger Agreement

•
The fact that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties and the conditions to closing, are reasonable.

•
The belief of the Validus board of directors that, based on consultation with Validus’ outside legal counsel, the conditions to the consummation of the merger as set forth in the merger agreement are reasonable and customary, and the likelihood in the view of the Validus board of directors that the merger would be completed because of the limited nature of such conditions.

•
The availability of appraisal rights to Validus shareholders who do not vote in favor of the merger proposal, which rights provide eligible shareholders with the opportunity to have the Bermuda Court determine the fair value of their shares.

•
The fact that the Validus board of directors is permitted to modify or withdraw its recommendation of the merger proposal and the bye-law amendment proposal in response to a material event or circumstance that was not known or was not reasonably foreseeable to the Validus board of directors on January 21, 2018 if the board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to the payment of a $162 million termination fee if AIG terminates the merger agreement fee (see the section of this proxy statement titled “The Merger Agreement—No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreement”).

•
Other specific terms of the merger agreement permitting Validus to consider a “superior proposal” received after January 21, 2018 and at any time prior to approval of the merger proposal by Validus shareholders, including:

•
Validus’ ability, under certain circumstances, to consider and respond to a written unsolicited bona fide proposal or engage in discussions or negotiations with the third party making such a proposal, in each case if the Validus board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such “takeover proposal” either constitutes or would reasonably be expected to lead to a “superior proposal” (as such terms are described and summarized in the section of this proxy statement titled “The Merger Agreement—No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements”);

•
The fact that the terms of the merger agreement provide that, under certain circumstances where a superior proposal has been received, Validus is permitted to entertain takeover proposals, and the Validus board of directors is permitted to:

•
modify or withdraw its recommendation of the merger proposal and the bye-law amendment proposal in response to a superior proposal if the board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to the payment of a $162 million termination fee if AIG terminates the merger agreement; or

•
terminate the merger agreement to enter into an alternative acquisition agreement in respect of a superior proposal if the board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to the payment of a $162 million termination fee or terminate the merger agreement, subject, in each case, to compliance with certain procedural requirements, which may include under certain circumstances the payment of a termination fee (see the section of this proxy statement titled “The Merger Agreement-No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements”); and

•
The belief of the Validus board of directors, based on consultation with Validus’ financial advisor and outside legal counsel, that the $162 million termination fee, which is approximately 3.0% of the estimated aggregate merger consideration payable to holders of common shares in connection with the merger, would not preclude other parties from making an acquisition proposal for Validus.

•	The absence of any financing condition or contingency to the merger.

•	The fact that AIG is a strong, well-capitalized company with ample resources to consummate the transaction.

•	The high likelihood that AIG will proceed to consummate the merger without significant delay, given its regulatory sophistication, financial resources and high credit rating.

•	AIG’s commitment in the merger agreement to use its reasonable best efforts to consummate the merger (subject to the terms and conditions of the merger agreement).

•	The ability of the parties to consummate the merger.
Risk and Other Considerations of the Merger
In the course of its deliberations, the Validus board of directors, in consultation with Validus management and legal and financial advisors, also considered a variety of risks and other potentially negative factors relating to the merger, including the following:

•	The possibility that the merger might not be consummated, or that the consummation might be delayed.

•	The risk of diverting management focus and resources from other strategic opportunities and operational matters while implementing the merger.

•
That restrictions on the conduct of Validus’ business prior to consummation of the merger could delay or prevent Validus from undertaking business opportunities that arise pending consummation of the merger, which opportunities might be lost to Validus if the merger could not be consummated.

•
The potential negative effect of the pendency of the merger on Validus’ business and relationships with customers, vendors, business partners and employees, including the risk that key employees might not choose to remain employed with Validus prior to the consummation of the merger, regardless of whether or not the merger is consummated.

•	The risk that Validus shareholders may not approve the merger proposal.

•
The risk that governmental entities may oppose or refuse to approve the merger or impose conditions on Validus and AIG (or any of their respective affiliates) prior to approving the merger, which conditions may constitute a burdensome condition under the terms of the merger agreement that would permit AIG to refuse to consummate the merger.

•
The absence of a broad pre-signing market check by Validus as to the availability of alternative proposals, even though the Validus board of directors determined that forgoing a broad pre-signing market check was in the best interests of Validus because (i) AIG was offering a significant premium to holders of common shares; (ii) the board believed following consultation with its financial advisor that it was unlikely that there would be other parties that would be willing to offer more than AIG; and (iii) discussions with alternative potential acquirers might not remain confidential and a leak might disrupt Validus’ discussions with AIG, jeopardize any potential transaction with AIG, or adversely impact Validus’ ongoing operations.

•
The fact that the all-cash merger consideration, while providing certainty of value upon consummation, would not allow holders of common shares to participate in any future earnings growth of Validus or benefit from any future increase in its value.

•
The fact that some of Validus’ directors and executive officers have other interests in the merger that are in addition to their interests as Validus shareholders (see the section of this proxy statement titled “The Merger—Interests of Validus’ Directors and Executive Officers in the Merger”).

•	The specific terms of the merger agreement that either individually or in combination, could discourage potential acquirors from making a competing bid to acquire Validus, including:

•
The terms of the merger agreement placing certain limitations on the ability of Validus to initiate, solicit or take any action to knowingly facilitate or knowingly encourage any inquiries or requests for information by a third party with respect to a takeover proposal and to furnish non-public information to, or engage in discussions or negotiations with, a third party interested in pursuing an alternative business combination transaction; and

•
The fact that Validus must pay AIG a termination fee in connection with the merger if the merger agreement is terminated under certain circumstances, or which may become payable following a termination of the merger agreement in circumstances where no alternative transaction or superior proposal is ultimately consummated (which termination fee the Validus board of directors determined was reasonable and customary).

The foregoing discussion of the factors considered by the Validus board of directors is not intended to be exhaustive, but rather a summary of the material factors considered by the Validus board of directors. In reaching its decision to approve the merger agreement, including the merger and other transactions contemplated by the merger agreement, the Validus board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Validus board of directors considered the various factors as a whole, including discussions with, and questioning of, Validus’ management, financial advisor and outside legal counsel, and overall considered the factors to be favorable to, and to support, its determination.
The foregoing discussion of the information and factors considered by the Validus board of directors is forward-looking in nature. This information should be read in light of the factors described under the section of this proxy statement titled “Cautionary Statement Concerning Forward-Looking Information.”

Opinion of Validus’ Financial Advisor
Pursuant to an engagement letter dated January 5, 2018, Validus retained J.P. Morgan as its financial advisor in connection with the proposed merger.
At the meeting of the Validus board of directors on January 21, 2018, J.P. Morgan rendered its oral opinion to the Validus board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of common shares in the proposed merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its January 21, 2018 oral opinion by delivering its written opinion to the Validus board of directors, dated January 21, 2018, that, as of such date, the consideration to be paid to the holders of common shares in the proposed merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan dated January 21, 2018, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Validus shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Validus board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the consideration to be paid in the merger and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of Validus or as to the underlying decision by Validus to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of Validus as to how such shareholder should vote with respect to the proposed merger or any other matter.
In arriving at its opinions, J.P. Morgan, among other things:

•	reviewed a draft dated January 20, 2018 of the merger agreement;

•	reviewed certain publicly available business and financial information concerning Validus and the industries in which it operates;

•
compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•
compared the financial and operating performance of Validus with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the common shares and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of Validus relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.
In addition, J.P. Morgan held discussions with certain members of the management of Validus with respect to certain aspects of the merger, and the past and current business operations of Validus, the financial condition and future prospects and operations of Validus, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Validus or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness, and did not assume any obligation to undertake such independent verification. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities or conduct any actuarial analyses, nor did J.P. Morgan evaluate the solvency of Validus or AIG under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Validus to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and that the definitive merger agreement would not differ in any respect material to its analysis from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by Validus and AIG in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory, actuarial or tax expert and relied on the assessments made by advisors to Validus with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Validus or on the contemplated benefits of the merger.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of Validus’ common shares in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of Validus or the underlying decision by Validus to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation payable to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the consideration to be paid to the holders of Validus common shares in the merger or with respect to the fairness of any such compensation. J.P. Morgan noted that it was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Validus or any other alternative transaction.
The terms of the merger agreement, including the merger consideration, were determined through arm’s length negotiations between Validus and AIG, and the decision to enter into the merger agreement was solely that of the Validus board of directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Validus board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Validus board of directors or management with respect to the proposed merger or the merger consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Validus board of directors on January 21, 2018 and contained in the presentation delivered to the Validus board of directors on such date in connection with the rendering of such opinion and this summary does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses. In addition, in its presentation, J.P. Morgan noted that the $68.00 per share merger consideration did not include the incremental $0.76 of first quarter and second quarter 2018 dividends contemplated to be paid between signing and close.
Public Trading Multiples
Using publicly available information, J.P. Morgan compared selected financial data of Validus with similar data for selected publicly traded companies engaged in two categories of businesses: reinsurance and diversified insurance and reinsurance, which J.P. Morgan judged to be analogous to Validus. The companies in each category selected by J.P. Morgan were:

•	Reinsurance:

•	Everest Re Group, Ltd.

•	RenaissanceRe Holdings Ltd.

•	Diversified (re)insurance:

•	XL Catlin

•	AXIS Capital

•	Aspen Insurance
None of the selected companies reviewed is identical to Validus. Certain of these companies may have characteristics that are materially different from those of Validus. However, the companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Validus. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Validus.
Using publicly available information, J.P. Morgan calculated, for each selected company: (i) the ratio of such company’s share price to the equity research analyst estimate for such company’s 2018 earnings per share (EPS); (ii) the ratio of such company’s share price to its book value (BV), calculated as of September 30, 2017; and (iii) the ratio of such company’s share price to its tangible book value (TBV), calculated as of September 30, 2017.
The following table represents the results of this analysis:

Company	Price to 2018E EPS	Price to 9/30/17 BV	Price to 9/30/17 TBV
Reinsurance
Everest Re Group, Ltd.	11.1x	1.16x	1.16x
RenaissanceRe Holdings Ltd.	12.5x	1.23x	1.31x
Diversified (re)insurance
XL Catlin	9.4x	0.93x	1.19x
AXIS Capital	10.3x	0.88x	0.90x
Aspen Insurance	9.6x	0.87x	0.90x
Based on the results of this analysis and other factors which J.P. Morgan considered appropriate based on its experience and judgment, J.P. Morgan selected multiple reference ranges for Validus as follows:

Range
Price to 2018E EPS	9.5x — 12.5x
Price to 9/30/17 BV	0.90x — 1.25x
Price to 9/30/17 TBV	0.90x — 1.30x
After applying these ranges to Validus’ estimated 2018 EPS of $4.41, based on the Validus projections provided by management; Validus’ book value of $43.22 per share, calculated as September 30, 2017 common equity divided by most recent shares outstanding per Validus management; and Validus’ tangible book value of $38.32 per share, calculated as September 30, 2017 common tangible equity divided by most recent shares outstanding per Validus management, this analysis indicated the following implied equity value per share ranges for the common shares, rounded to the nearest $0.01:

	Implied Equity Value Per Share
	Low	High
Price to 2018E EPS	$41.92	$55.16
Price to 9/30/17 BV	$38.90	$54.03
Price to 9/30/17 TBV	$34.49	$49.82
The ranges of implied equity value per share were compared to (a) the closing price of $46.72 per common share on of January 19, 2018, the last trading day prior to the announcement of the merger and (b) the merger consideration of $68.00 per common share.
Selected Transaction Analysis
Using publicly available information, J.P. Morgan reviewed selected transactions involving acquired businesses that, for purposes of J.P. Morgan’s analysis and based on its experience and judgment, were considered similar to Validus’ business. Specifically, J.P. Morgan reviewed the following transactions involving companies in the Bermuda (re)insurance business.

Target	Acquiror	Month/Year Announced	Deal Value to Company Book Value	Deal Value to Company Tangible Book Value
Allied World Assurance Company	Fairfax Financial	December 2016	1.34x	1.56x
Ironshore Inc.	Liberty Mutual Insurance Co.	December 2016	—	1.45x
Endurance Specialty	SOMPO Holdings	October 2016	1.36x	1.53x
PartnerRe	Exor S.p.A.	August 2015	1.10x	1.22x
Sirius International Insurance Group	CM International Holding	July 2015	—	1.27x
Ironshore Inc.	Fosun International Limited	May 2015	1.21x	1.26x
Montpelier Re	Endurance Specialty	March 2015	1.21x	1.21x
Platinum Underwriters	RenaissanceRe	November 2014	1.13x	1.13x
None of the selected transactions reviewed was identical to the merger. Certain of these transactions may have characteristics that are materially different from those of the merger. However, the transactions selected were chosen because the participants in and certain other aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the participants in and aspects of the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the merger.
Using publicly available information, J.P. Morgan calculated, for each selected transaction: (i) the ratio of the deal value to the target company’s book value; and (ii) the ratio of the deal value to the target company’s tangible book value.
Based on the results of this analysis, J.P. Morgan selected multiple reference ranges for Validus as follows:

Range
Deal value to company book value	1.10x — 1.35x
Deal value to company tangible book value	1.15x — 1.55x
After applying these ranges to Validus’ book value of $43.22 per share, calculated as September 30, 2017 common equity divided by most recent shares outstanding per Validus management; and Validus’ tangible book value of

$38.32 per share, calculated as of September 30, 2017 common tangible equity divided by most recent shares outstanding per Validus management, this analysis indicated the following implied equity value per share ranges for the common shares, rounded to the nearest $0.01:

	Implied Equity Value Per Share
	Low	High
Price to 9/30/17 BV	$47.54	$58.35
Price to 9/30/17 TBV	$44.07	$59.40
The ranges of implied equity value per share were compared to (a) the closing price of $46.72 per common share on of January 19, 2018, the last trading day prior to the announcement of the merger and (b) the merger consideration of $68.00 per common share.
Dividend Discount Analysis
J.P. Morgan conducted a dividend discount analysis to determine a range of equity values for Validus’ fully diluted common shares, assuming Validus continued to operate as a stand-alone entity. The range was determined by adding the present value of an estimated future dividend stream for Validus over a ten-year period from 2018 through 2027, using financial projections for Validus prepared by Validus’ management for the years 2018—2020 and extrapolations reviewed and approved by Validus’ management for the years 2021—2027, and the present value of an estimated terminal value of the common shares at the end of 2028. In performing its analysis, including in determining the terminal value, J.P. Morgan made the following assumptions, among others: (i) a cost of equity of 7.25-8.25% (which range was chosen by J.P. Morgan taking into account macro-economic assumptions, estimates of risk, Validus’ capital structure and other appropriate factors); (ii) a long-term growth rate of 1.50-2.50%; and (iii) midyear discounting.
This analysis implied an equity value per share of $52.78 to $65.31 per common share of Validus. The range of implied equity value per share was compared to (a) the closing price of $46.72 per common share on of January 19, 2018, the last trading day prior to the announcement of the merger and (b) the merger consideration of $68.00 per common share.
Other Information
52-Week Historical Trading Range. J.P. Morgan observed that the trading range of the common shares for the 52-week period ended January 19, 2018, rounded to the nearest $0.01, was $41.15 per share to $58.76 per share. J.P. Morgan compared the range of implied equity value per share to (a) the closing price of $46.72 per common share on of January 19, 2018, the last trading day prior to the announcement of the merger and (b) the merger consideration of $68.00 per common share.
Analyst Price Target. J.P. Morgan reviewed the price target reflecting the most recent consensus estimates reflecting the median of equity research covering Validus by certain equity research analysts available as of January 19, 2018, and noted that such price target was between $50.00 and $60.00 per common share of Validus. J.P. Morgan compared the range of implied equity value per share to (a) the closing price of $46.72 per common share on of January 19, 2018, the last trading day prior to the announcement of the merger and (b) the merger consideration of $68.00 per common share.
Analyst Estimated Earnings Per Share. J.P. Morgan reviewed the most recent consensus estimates for Validus’ 2018 EPS reflecting the median of equity research covering Validus. J.P. Morgan then applied this estimate of $4.10 per share to the multiples range of 9.5x — 12.5x (which was the same range used by J.P. Morgan with respect to Validus management 2018E EPS; see “Public Trading Multiples” above). This analysis indicated an implied equity value per share range for the common shares, rounded to the nearest $0.01, of $38.95 — $51.25. J.P. Morgan compared the range of implied equity value per share to (a) the closing price of $46.72 per common share on of January 19, 2018, the last trading day prior to the announcement of the merger and (b) the merger consideration of $68.00 per common share.

J.P. Morgan noted that the historical stock trading range analyses, analyst price target, and analyst estimated earnings per share noted above were presented merely for reference purposes only, and were not relied upon for valuation purposes.
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Validus. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Validus, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Validus. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Validus and the transactions compared to the merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Validus with respect to the merger and to deliver an opinion to the Validus board of directors with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Validus and the industries in which it operates.
Validus has agreed to pay J.P. Morgan a transaction fee of approximately $45 million, $3.0 million of which was payable following delivery of J.P. Morgan’s opinion and the remainder of which is payable upon completion of the merger. In the event that Validus or any of its affiliates is paid a break-up, termination or similar fee in connection with the termination, abandonment or failure to occur of the proposed merger, Validus has agreed to pay J.P. Morgan a fee equal to 25% of such amount, which fee will not exceed the aggregate fee payable to J.P. Morgan in connection with the merger and against which any of the foregoing fees paid by Validus will be credited. In addition, Validus has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.
During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Validus and AIG for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included providing investment banking, commercial banking, and other financial services to Validus and to AIG. J.P. Morgan acted as a co-manager on Validus’ June 2016 and June 2017 preferred equity offerings and acted as financial advisor to AIG in an M&A transaction announced in August 2016. During the two year period preceding delivery of its opinion ending on January 21, 2018, the aggregate fees received by J.P. Morgan from Validus were not in excess of $915,000 and from AIG were not in excess of $70,000,000. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Validus and AIG. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Validus or AIG for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.
Certain Validus Prospective Financial Information
Validus management does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended periods due to the significant unpredictability inherent in its businesses. However, Validus provided, among other information, certain financial projections prepared by Validus’ management to J. P. Morgan, financial advisor to the Validus board of directors, in connection with its evaluation of the merger (which we refer to as the “financial projections”). The financial projections were not developed for the purposes of providing earnings guidance.
The financial projections each represent only one scenario in a wide range of potential outcomes. While presented with numeric specificity, the financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Validus’ business, all of which are inherently uncertain and difficult to predict and many of which are beyond Validus’ control. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. These financial projections may also be affected by Validus’ ability to achieve strategic goals, objectives and targets over the applicable periods. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the sections of this proxy statement titled “Cautionary Statements Concerning Forward-Looking Information” and in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of Validus on file with or furnished to the SEC. Validus shareholders should read such sections of this proxy statement and such reports filed with the SEC for additional information regarding the risks inherent in forward-looking information such as the financial projections. The financial projections cover multiple years and such information by its nature becomes less reliable with each successive year.
The financial projections were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in view of Validus’ management, were prepared on a reasonable basis. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial projections. Neither Validus’ independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared.
Certain of the financial projections set forth herein may be considered non-generally accepted accounting principles (which we refer to as “non-GAAP”) financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with generally accepted accounting principles (which we refer to as “GAAP”), and non-GAAP financial measures as used in the financial projections may not be comparable to similarly titled amounts used by other companies or persons.
The information about the financial projections set forth below do not give effect to the merger and none of the financial projections take into account the effect of any failure of the merger to be consummated.
You are strongly cautioned not to place undue reliance on the financial projections set forth below. The inclusion of the financial projections in this proxy statement should not be regarded as an indication that any of Validus, AIG or their affiliates, advisors or representatives considered or consider the financial projections to be predictive of actual future events, and the financial projections should not be relied upon as such. None of Validus, AIG or their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not materially differ from the financial projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date such financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections are shown to be in error. None of Validus, AIG or their respective affiliates, advisors or representatives makes any representation to any other person regarding the financial projections. The financial projections are not being included in this proxy statement to influence a shareholder’s decision regarding how to vote on any given proposal, but because the financial projections were provided to J.P. Morgan. These financial projections are for illustrative purposes and should not be considered an indication of what Validus may do in the future.
The following is a summary of the financial projections (in millions, except per share data and percentage data):

(expressed in millions of U.S. dollars)	2017E	2018E	2019E	2020E

Net premiums written	2,516	3,292	3,626	3,937
Net premiums earned	2,581	3,129	3,479	3,800
Losses and loss expenses	(2,315)	(1,719)	(1,874)	(2,045)
Policy acquisition costs	(472)	(530)	(596)	(663)
General and administrative expenses	(359)	(432)	(447)	(464)
Share compensation expenses	(40)	(39)	(40)	(41)
Underwriting income (loss)	(592)	418	531	597
Net investment income	178	177	192	205
Finance expenses	(59)	(58)	(57)	(57)
Tax benefit (expenses)	10	(17)	(23)	(29)
Dividends on preferred shares	(16)	(23)	(23)	(23)
(Income) attributable to AlphaCat investors	17	(41)	(48)	(53)
Net operating (income) attributable to noncontrolling interest	357	(102)	(131)	(143)
Net income available to common shares	(105)	354	441	498
Operating EPS	(1.32)	4.41	5.79	6.99
Loss ratio	89.7%	54.9%	53.9%	53.8%
Combined ratio	123.4%	86.9%	85%	84.6%
Common equity	3,224	3,362	3,476	3,634

The following is a summary of the extrapolations:

(expressed in millions of U.S. dollars)	2021E	2022E	2023E	2024E	2025E	2026E	2027E	Terminal

Net premiums written	4,239	4,523	4,784	5,015	5,210	5,364	5,471	5,580
Net premiums earned	4,091	4,366	4,617	4,840	5,028	5,176	5,280	5,386
Losses and loss expenses	(2,219)	(2,432)	(2,638)	(2,776)	(2,893)	(2,984)	(3,049)	(3,114)
Policy acquisition costs	(714)	(761)	(805)	(844)	(877)	(903)	(921)	(939)
General and administrative expenses	(496)	(525)	(551)	(572)	(589)	(602)	(608)	(621)
Share compensation expenses	(44)	(47)	(50)	(52)	(54)	(56)	(57)	(58)
Underwriting income (loss)	630	612	587	609	629	646	660	669
Net investment income	212	220	229	236	241	244	246	248
Finance expenses	(57)	(57)	(57)	(57)	(57)	(57)	(57)	(57)
Tax benefit (expenses)	(32)	(31)	(30)	(32)	(33)	(34)	(35)	(36)
Dividends on preferred shares	(23)	(23)	(23)	(23)	(23)	(23)	(23)	(23)
(Income) attributable to AlphaCat investors	(57)	(61)	(64)	(67)	(70)	(72)	(73)	(75)
Net operating (income) attributable to noncontrolling interest	(154)	(164)	(174)	(182)	(189)	(195)	(199)	(203)
Net income available to common shares	520	497	469	485	498	510	520	524
Loss ratio	54.2%	55.7%	57.1%	57.4%	57.5%	57.7%	57.7%	57.8%
Combined ratio	84.9%	86.3%	87.6%	87.7%	87.8%	87.8%	87.8%	87.9%
Common equity	4,003	4,533	5,067	5,369	5,624	5,824	5,964	6,107
The following table represents the projected future dividend stream for Validus over the period from 2018 to 2027 (expressed in millions of U.S. dollars):

Year	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
Cash flows	466	327	341	151	(33)	(66)	183	244	310	379
Financing
The merger is not conditioned upon receipt of financing by AIG. AIG has informed us that it has the financial resources to complete the merger and it expects to use cash on hand to fund the aggregate merger consideration. AIG has informed us that it may evaluate opportunistic funding alternatives prior to the closing.
Effective Time of Merger
The closing of the merger will occur on the third business day following the satisfaction or waiver of all the closing conditions set forth in the merger agreement (described in the section of this proxy statement titled “The Merger Agreement—Closing; Effective Time”) (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) or such other date and time as Validus and AIG may agree in writing.
The merger will become effective upon the issuance of the certificate of merger by the Bermuda Registrar of Companies and at the time and date shown on such certificate of merger.

Interests of Validus’ Directors and Executive Officers in the Merger
Validus’ executive officers and directors may have interests in the merger that may be different from or in addition to those of Validus shareholders generally. The Validus board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of Validus.
Treatment of Outstanding Validus Restricted Share Awards
Pursuant to the terms of the merger agreement, except as set forth below, at the effective time, a pro rata portion (determined as described above) of each Validus restricted share award will vest and be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus restricted share award, and the remaining portion of such Validus restricted share award will be assumed by AIG and converted into a number of AIG restricted shares equal to the product of (x) the equity award exchange ratio and (y) the number of Validus common shares represented by such remaining portion. The AIG restricted shares will continue to be governed by the same terms and conditions (including with respect to the vesting schedule, any vesting acceleration terms and any right to receive accrued but unpaid dividends) as were applicable to the former Validus restricted share award immediately prior to the effective time.
Notwithstanding the foregoing, each Validus restricted share award held by a group of up to ten employees determined by the parties whose employment is expected to terminate at or immediately following the effective time will vest and be canceled and converted at the effective time into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus restricted share award, without pro-ration. This group of employees (which we refer to as the “designated employees”), may include executive officers of Validus and will be determined by the parties no later than thirty days prior to the effective time. As of March 21, 2018 (the last practicable date before the filing of this proxy statement), the designated employees have not been determined.
Under the terms of the Validus restricted share award agreements, which terms shall continue to apply to any corresponding AIG restricted shares, if, within two years following a change in control, an executive officer’s employment is terminated by the employer not for “cause” or by the executive officer for “good reason” (each as defined in the applicable award agreement), the corresponding AIG restricted shares will vest in full upon such termination of employment. The closing of the merger will constitute a change in control for purposes of the Validus restricted share award agreements.
Treatment of Outstanding Validus Performance Share Awards
Pursuant to the terms of the merger agreement, except as set forth below, at the effective time, a pro rata portion of each Validus performance share award (with the number of Validus common shares subject to award determined as described below) will vest and will be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus performance share award, and the remaining portion of such Validus performance share award will be assumed by AIG and converted into a number of AIG restricted shares equal to the product of (x) the equity award exchange ratio and (y) the number of Validus common shares represented by such remaining portion. The AIG restricted shares will continue to be governed by the same terms and conditions (including with respect to the vesting schedule, any vesting acceleration terms and any right to receive accrued but unpaid dividends) as were applicable to the former Validus performance share award immediately prior to the effective time, except that any performance-based vesting requirements will no longer apply.
Notwithstanding the foregoing, each Validus performance share award held by the designated employees will vest and be canceled and converted at the effective time into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus performance share award, without pro-ration.
For the purposes of determining the number of outstanding Validus performance share awards, the merger agreement provides that (i) with respect to any Validus performance share award with a performance period that has been completed as of the effective time, the number of Validus performance share awards will be determined based on the actual level of performance achieved and (ii) with respect to any Validus performance share award with a performance period that has not been completed as of the effective time, any applicable performance-based vesting requirements will be deemed to be achieved at target payout levels. Notwithstanding the foregoing, in order to recognize the strong performance of the holders of Validus performance share awards, reward them for their part in generating the shareholder value created in the merger and incentivize them to remain employed with Validus through the closing of the merger, with respect to any Validus performance share award with a performance period that has not been completed as of the effective date, (i) the number of Validus performance share awards will be determined by assuming any applicable performance-based vesting requirements were achieved at maximum payout levels and (ii) the excess of the number of Validus performance share awards so determined over the number of Validus performance share awards determined assuming any applicable performance-based vesting requirements were achieved at target payout levels, whether or not held by a designated employee, will vest and be canceled and converted at the effective time into the right to receive a cash amount in respect of such excess number of Validus performance share awards, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus performance share award, without pro-ration.
Under the terms of the Validus performance share award agreements, which terms (other than any performance based vesting requirements) shall continue to apply to any corresponding AIG restricted shares, if, within two years following a change in control, an executive officer’s employment is terminated by the employer not for “cause” or by the executive officer for “good reason” (each as defined in the applicable award agreement), the corresponding AIG restricted shares will vest in full upon such termination of employment. The closing of the merger will constitute a change in control for purposes of the Validus performance share award agreements.
Treatment of Outstanding Validus RSU Awards
Pursuant to the terms of the merger agreement, except as set forth below, at the effective time, a pro rata portion of each unvested Validus RSU award will vest and will be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the merger consideration, and the remaining portion of such unvested Validus RSU award will be assumed by AIG and converted into an AIG RSU award entitling the holder to receive a number of shares of AIG common stock equal to the product of (x) the total number of Validus common shares subject to such Validus RSU award immediately prior to the effective time multiplied by (y) the equity award exchange ratio. The AIG RSU awards will continue to be governed by the same terms and conditions (including with respect to the vesting schedule and any vesting acceleration terms) as were applicable to the Validus RSU award immediately prior to the effective time.
Notwithstanding the foregoing, each Validus RSU award held by the designated employees will vest and be canceled and converted at the effective time into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the merger consideration, without pro-ration. In addition, each Validus RSU award that is vested but not yet settled as of the effective time and each Validus RSU award (if any) held by a non-employee director of Validus will be canceled and converted at the effective time into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the merger consideration, without pro-ration.
Value to Executive Officers in Respect of Validus Equity Awards
Assuming for this purpose that the merger is completed on March 21, 2018 (the last practicable date before the filing of this proxy statement) and each executive officer of Validus is terminated not for “cause” or resigns for “good reason” on that day, which termination would result in the vesting in full of any equity awards that do not otherwise vest in full pursuant to the terms of the merger agreement, the table below sets forth the number of Validus restricted share awards and Validus performance share awards held by the executive officers and the value that the executive officers can expect to receive for such equity awards at the effective time based on the per share merger consideration equal to $68.00.

Name	Restricted Share Awards		Performance Share Awards
	Number (#)	Value ($)	Number (1) (#)	Value ($)
Named Executive Officers
Edward J. Noonan	82,624	$5,618,432	78,437	$5,333,716
Jeffrey D. Sangster	52,984	$3,602,912	51,140	$3,477,520
Kean D. Driscoll	62,281	$4,235,108	77,203	$5,249,804
Peter A. Bilsby	51,463	$3,499,484	47,259	$3,213,612
Robert F. Kuzloski	54,001	$3,672,068	29,397	$1,998,996
7 Other Executive Officers (2)	249,984 (3)	$16,998,912	147,193	$10,009,124

(1)
The number of Validus performance share awards shown in this column is based on the assumption that the applicable performance-based vesting requirements are achieved as described above and total cash payments in respect of performance share awards with a performance period in progress are made at maximum payout levels (i.e., 175% of the target number of Validus performance share awards).

(2)	Includes John J. Hendrickson, Patrick Boisvert, Andrew E. Kudera, Michael R. Moore, Jonathan P. Ritz, Romel Salam and Lixin Zeng.

(3)	Includes 39,580 Validus RSU awards held by Mr. Boisvert.
Value to Directors in Respect of Validus Equity Awards
As of March 21, 2018 (the last practicable date before the filing of this proxy statement), the non-employee directors of Validus did not hold any unvested Validus equity or equity-based awards.
Potential Severance Payments Upon a Qualifying Termination Following the Effective Time
Validus has entered into employment agreements with each of its executive officers. Each executive officer’s employment agreement provides that if, within twenty-four months following a change in control, the executive officer’s employment is terminated by the employer without “cause” or by the executive officer for “good reason” (each, or any substantially similar term, as defined in the applicable employment agreement), the executive officer will be eligible to receive:

•	a lump sum cash severance amount equal to two times the sum of (i) the executive officer’s base salary and (ii) target annual bonus, paid on the date of termination;

•
except for Messrs. Bilsby, Hendrickson and Ritz, a lump sum amount equal to the value of certain housing, automobile, tuition, club membership and/or personal travel allowances to the extent that such allowances would have been provided pursuant to the executive officer’s employment agreement had the executive officer remained employed for an additional twelve months, paid on the date of termination;

•	continued health, life and disability benefits provided pursuant to the executive officer’s employment agreement for twenty-four months following the date of termination;

•
except for Mr. Noonan, continued payments of an annual retirement savings plan contribution or an equivalent payment equal to 10% of base salary (20% of base salary for Mr. Bilsby) for twenty-four months following the date of termination; and

•	for Messrs. Noonan, Sangster, Kuzloski and Hendrickson, a pro-rated annual bonus for the year of termination based on the number of days worked during such year, paid on the normal payment date.
The closing of the merger will constitute a change in control for purposes of the employment agreements. None of the employment agreements provide for a gross-up of the excise tax that may be imposed pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”). Each named executive officer is subject to post-termination restrictive covenant provisions pursuant to the terms of their employment agreements, including confidentiality, non-competition and non-solicitation covenants.

Assuming for this purpose that the merger is completed on March 21, 2018 (the last practicable date before the filing of this proxy statement) and each executive officer of Validus is terminated without cause or resigns for good reason on that day, the table below sets forth the estimated value of the severance payments and benefits that the executive officers of Validus would be eligible to receive under their employment agreements.

Name	Cash Severance ($)	Allowance Payments ($)	Health, Life and Disability Continuation Benefits ($)	Pension Continuation Payments ($)	Prorated Annual Bonus ($) (1)
Named Executive Officers
Edward J. Noonan	$4,928,125	$535,185	$47,863	$—	$324,041
Jeffrey D. Sangster	$3,125,000	$60,000	$70,416	$125,000	$205,479
Kean D. Driscoll	$3,125,000	$293,400	$69,943	$125,000	$—
Peter A. Bilsby	$2,937,880	$—	$20,763	$235,030	$—
Robert F. Kuzloski	$2,750,000	$252,308	$55,496	$110,000	$180,822
7 Other Executive Officers	$16,925,000	$770,169	$373,733	$720,000	$213,699

(1)
The amounts shown in this column represent a pro-rated annual bonus for the year of termination, calculated through March 21, 2018 and assuming achievement of the applicable performance metrics for the year of termination at target levels.

AlphaCat Cash-Settled RSU Awards and AlphaCat Transaction Bonus
Mr. Zeng participates in the AlphaCat Plan sponsored by Validus’ AlphaCat subsidiary. Pursuant to the AlphaCat Plan, Mr. Zeng receives grants of cash-settled phantom share awards (which we refer to as the “AlphaCat cash-settled RSU awards”), representing an unfunded promise to pay an amount in the future, the value of which is determined by reference to the value of a corresponding number of reference shares in one or more pooled investment vehicles that are managed or advised by AlphaCat. In order to more closely align Mr. Zeng’s long-term incentive compensation with the results generated for shareholders through his management of the investment vehicles managed or advised by AlphaCat, Mr. Zeng generally receives grants of time-based and performance-based AlphaCat cash-settled RSU awards instead of Validus equity awards.
Under the terms of the time-based AlphaCat cash-settled RSU award agreements, if Mr. Zeng’s employment is terminated by the employer without “cause” or by Mr. Zeng for “good reason” (each as defined in the applicable award agreement), the award will vest in full upon such termination of employment. Under the terms of the performance-based AlphaCat cash-settled RSU award agreements, if, within two years following a change in control, an executive officer’s employment is terminated by the employer not for “cause” or by the executive officer for “good reason”, the award will vest in full based on target performance upon such termination of employment, provided that the compensation committee of the Validus board of directors may determine in its sole good faith discretion to adjust certain performance metrics upwards. Unlike the Validus equity awards, no portion of the AlphaCat cash-settled RSU awards held by Mr. Zeng automatically vest upon the closing the merger pursuant to the terms of the merger agreement.
Assuming for this purpose that the merger is completed on March 21, 2018 (the last practicable date before the filing of this proxy statement) and Mr. Zeng is terminated without cause or resigns for good reason on the same day, which termination would result in the vesting in full of any AlphaCat cash-settled RSU awards, the table below sets forth the number of AlphaCat cash-settled RSU awards held by Mr. Zeng and the value that he can expect to receive for such equity awards at the effective time based on the present value of such awards as of that date.

Name	AlphaCat Cash-Settled RSU Awards
	Number (#)	Value ($)
Lixin Zeng	1,342	$1,608,317

In addition, pursuant to the merger agreement, Mr. Zeng is eligible to receive a transaction bonus equal to $2,850,961 payable upon the closing of the merger, subject to his continued employment with Validus through the closing of the merger. The transaction bonus was granted to Mr. Zeng in order to incentivize him to remain employed with Validus through the closing of the merger and because he holds significantly fewer Validus equity awards than the other executive officers of Validus and no portion of his AlphaCat cash-settled RSU awards automatically vests upon the closing the merger pursuant to the terms of the merger agreement. The amount of the transaction bonus was calculated by dividing the grant date value of each of Mr. Zeng’s last three grants of AlphaCat cash-settled RSU awards by the closing price per share of Validus common shares on the grant date of such AlphaCat cash-settled RSUs awards in order to determine the number of Validus equity awards that Mr. Zeng would otherwise have received absent the grant of the AlphaCat cash-settled RSUs awards. The resulting number was then multiplied by the merger consideration.
Compensation Arrangements with AIG
Certain executive officers of Validus may become officers of AIG or otherwise be retained to provide services to AIG following the closing of the merger. Any executive officers of Validus who become officers or employees of AIG or who otherwise are retained to provide services to AIG following the closing of the merger may, prior to the closing of the merger, enter into new individualized compensation arrangements with AIG and may participate in cash or equity incentive or other benefit plans maintained by AIG following the closing of the merger. Subsequent to Validus entering into the merger agreement, certain executive officers of Validus began discussions with AIG with respect to potential post-closing arrangements, including employment, retention and incentive arrangements.
As of March 21, 2018 (the last practicable date before the filing of this proxy statement), AIG has entered into new employment agreements with each of Messrs. Driscoll and Bilsby that will become effective subject to and upon the closing of the merger. The employment agreements provide for base salaries, annual incentive opportunities, long-term incentive opportunities and perquisites and benefits that are equivalent to those currently provided to such executives by Validus. Employee benefits will be provided under Validus’ benefit plans through 2018 and under certain of AIG’s benefit plans starting as early as 2019. The employment agreements also provide for the grant of a retention award in the form of AIG RSUs with a grant date value of $2,500,000 for Mr. Driscoll and £1,760,000 for Mr. Bilsby that will vest and pay out in a single lump sum on the third anniversary of the closing of the merger, subject to the executive’s continued employment with AIG through the vesting date, or upon an earlier termination of employment by AIG without cause, by the executive for good reason or as a result of the executive’s permanent disability or death.  Upon a termination of employment by AIG without cause or by the executive for good reason within 24 months after the closing of the merger, the executive will be entitled to receive the same severance payments and benefits described in the section entitled “Potential Severance Payments Upon a Qualifying Termination Following the Effective Time” beginning on page 41, subject to the executive’s execution of a release of claims in favor of AIG. In addition, as of March 21, 2018, AIG has entered into or expects to enter into new employment agreements with certain other executive officers of Validus who are not named executive officers, with base salaries, annual incentive opportunities, long-term incentive opportunities and perquisites and benefits that are consistent with those currently provided to such executives by Validus, and otherwise on terms substantially consistent to those provided to Messrs. Driscoll and Bilsby pursuant to their employment agreements with AIG, and that provide for retention awards for such executives in an amount not expected to exceed $5,750,000 in the aggregate.
None of the non-employee directors of Validus are expected to become non-employee directors of AIG or otherwise provide services to AIG following the closing of the merger.
Indemnification and Insurance
The merger agreement provides for certain indemnification arrangements for Validus’ current officers and directors and the continuation of certain insurance arrangements for Validus’ current officers and directors for six years after the completion of the transactions.
Merger-Related Compensation for Validus Named Executive Officers
The table below sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of Validus that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to the named executive officers of Validus. The table below assumes that the merger is completed on March 21, 2018 (the last practicable date before the filing of this proxy statement) and each named executive officer is terminated without “cause” or resigns for “good reason” on that day, pursuant to the terms of the applicable employment agreement or equity award agreement. The amounts in respect of the “golden parachute” compensation set forth in the table below are subject to a non-binding advisory vote of Validus shareholders, as described in the section of this proxy statement titled “The Special General Meeting —Purposes of the Special General Meeting” beginning on page 78.
Golden Parachute Compensation

Name	Cash ($) (1)	Equity ($) (2)	Perquisites/ Benefits ($) (3)	Total ($) (4)
Edward J. Noonan	$5,787,351	$10,952,148	$47,863	$16,787,362
Jeffrey D. Sangster	$3,515,479	$7,080,432	$70,416	$10,666,327
Kean D. Driscoll	$3,543,400	$9,484,912	$69,943	$13,098,255
Peter A. Bilsby	$3,172,910	$6,713,096	$20,763	$9,906,769
Robert F. Kuzloski	$3,293,130	$5,671,064	$55,496	$9,019,690

(1)
The amounts in this column represent (i) a lump sum amount equal to two times the sum of the named executive officer’s base salary and target annual bonus, (ii) except for Mr. Bilsby, a lump sum amount equal to the value of certain personal allowances to the extent that such allowances would have been provided pursuant to the named executive officer’s employment agreement had the named executive officer remained employed for an additional twelve months, (iii) except for Mr. Noonan, continued payments of an annual pension contribution or an equivalent payment equal to 10% of base salary (20% of base salary for Mr. Bilsby) for twenty-four months following the date of termination, and (iv) except for Messrs. Driscoll and Bilsby, a pro-rated annual bonus for the year of termination based on the number of days worked during such year, calculated for purposes of this table assuming achievement of the applicable performance metrics for the year of termination at target levels. The amounts shown in this column are “double-trigger” and will not be payable unless the named executive officer’s employment is terminated by the employer without cause or by the named executive officer for good reason within twenty-four months following the closing of the merger. The amounts in this column consist of:

Name (a)	Cash Severance ($)	Allowance Payments ($)	Pension Continuation Payments ($)	Prorated Annual Bonus ($)
Edward J. Noonan	$4,928,125	$535,185	$—	$324,041
Jeffrey D. Sangster	$3,125,000	$60,000	$125,000	$205,479
Kean D. Driscoll	$3,125,000	$293,400	$125,000	$—
Peter A. Bilsby	$2,937,880	$—	$235,030	$—
Robert F. Kuzloski	$2,750,000	$252,308	$110,000	$180,822
Each named executive officer is subject to post-termination restrictive covenant provisions pursuant to the terms of their employment agreements, including confidentiality, non-competition and non-solicitation covenants.

(2)
The amounts in this column represent the value of the accelerated vesting of Validus restricted share awards and Validus performance share awards held by the named executive officers, with total cash payments in respect of Validus performance share awards with a performance period in progress determined assuming any applicable performance-based vesting requirements were achieved at maximum payout levels as described in detail above. Unless the named executive officer is determined to be a designated employee, a pro rata portion of each Validus restricted share award is “single-trigger” and will vest and be cashed out at the closing of the merger, and the remaining portion of such award is “double-trigger” and will be converted into AIG restricted shares and will not be accelerated unless, within two years following the closing of the merger, the named executive officer experiences a qualifying termination of employment. If the named executive officer is determined to be a designated employee, the entire amount of each Validus restricted share award is “single-trigger” and will vest and be cashed out at the closing of the merger. In addition, unless the named executive officer is determined to be a designated employee, a pro rata portion of each Validus performance share award determined based on actual performance for any completed performance period and assuming any applicable performance-based vesting requirements will be achieved at target payout levels for any performance period in progress is “single-trigger” and will vest and be cashed out at the closing of the merger, and the remaining portion of such award is “double-trigger” and will be converted into AIG restricted shares and will not be accelerated unless, within two years following the closing of the merger, the named executive officer experiences a qualifying termination of employment. If the named executive officer is determined to be a designated employee, the entire amount of each such Validus performance share award determined based on actual performance for any completed performance period and assuming any applicable performance-based vesting requirements will be achieved at target payout levels for any performance period in progress is “single-trigger” and will vest and be cashed out at the closing of the merger. A number of Validus performance shares awards equal to the excess of (x) the number of Validus performance share awards, for any performance period that has not been completed as of the effective time of the merger, determined assuming that any applicable performance-based vesting requirements were deemed achieved at maximum payout levels over (y) the number of Validus performance share awards determined assuming any applicable performance-based vesting requirements were achieved at target payout levels, whether or not held by a designated employee, are “single-trigger” and will vest and be cashed out at the closing of the merger, without pro-ration. The amounts in this column consist of:

Name	Restricted Share Awards				Performance Share Awards
Name	Number (#)	Total Value (Single and Double Trigger) ($)	Single-Trigger Value ($)(a)	Single or Double-Trigger Value ($)(b)	Number (#)	Total Value (Single and Double Trigger) ($)	Single-Trigger Value ($)(a)	Single or Double-Trigger Value ($)(b)
Edward J. Noonan	82,624	$5,618,432	$4,757,803	$860,629	78,437	$5,333,716	$4,179,551	$1,154,165
Jeffrey D. Sangster	52,984	$3,602,912	$3,039,890	$563,022	51,140	$3,477,520	$2,718,929	$758,591
Kean D. Driscoll	62,281	$4,235,108	$3,450,667	$784,441	77,203	$5,249,804	$4,108,907	$1,140,897
Peter A. Bilsby	51,463	$3,499,484	$2,823,371	$676,113	47,259	$3,213,612	$2,299,481	$914,131
Robert F. Kuzloski	54,001	$3,672,068	$3,029,756	$642,312	29,397	$1,998,996	$1,353,471	$645,525

a.
The amounts in this column represent “single-trigger” payments resulting from the pro rata portion of the Validus equity awards that will, in all circumstances, vest and be cashed out at the effective time. For the Validus performance share awards, the amounts in this column also include the number of Validus performance share awards, for any performance period that has not been completed as of the effective time of the merger, equal to the excess of (i) the number of Validus performance share awards determined based on the maximum level of performance over (ii) the number of Validus performance share awards determined based on the target level of performance, which are “single-trigger” and will vest and be cashed out at the closing of the merger, without pro-ration.

b.
The amounts in this column represent “double-trigger” payments resulting from the remaining portion of the Validus equity awards that, assuming that the named executive officer is not determined to be a designated employee, will not be accelerated unless, within two years following the closing of the merger, the named executive officer experiences a qualifying termination of employment. If the named executive officer is determined to be a designated employee, then the entire amount of each Validus equity award is “single-trigger” and will vest and be cashed out at the closing of the merger, including the amounts shown in this column.

(3)
The amounts in this column represent the total cost to Validus of the continued health, life and disability benefits provided pursuant to the named executive officer’s employment agreement for twenty-four months following the date of termination. The amounts shown in this column are “double-trigger” and will not be payable unless the named executive officer’s employment is terminated by the employer without cause or by the named executive officer for good reason within twenty-four months following the closing of the merger.

(4)
The total amounts do not reflect any reductions to “parachute payments” as defined by Section 280G of the Code in order to avoid any applicable excise tax thereunder. A definitive analysis of the need, if any, for such reductions will depend on the effective time, the date of termination (if any) of the named executive officer and certain other assumptions used in the applicable calculations.

Dividends, Distributions and Share Repurchases
Validus customarily pays a quarterly cash dividend on the common shares. Under the terms of the merger agreement, prior to the effective time, Validus is permitted to declare and pay regular quarterly dividends of up to $0.38 per common share, with its quarterly dividend for the second fiscal quarter of 2018 to be paid prior to the closing of the merger even if such closing would occur prior to the regular record or payment date of such dividend.
Regulatory Clearances Required for the Merger
Each of the parties has agreed, upon the terms and subject to the conditions set forth in the merger agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions to the closing of the merger applicable to such party and to consummate and make effective the merger and the transactions contemplated by the merger agreement and the statutory merger agreement in the most expeditious manner reasonably practicable.
Such obligations will not require AIG or any of its affiliates to take any action, including entering into any consent decree, hold separate order or other arrangement, that would, or would reasonably expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Validus and its subsidiaries, taken as a whole (as described in the section of this proxy statement titled “The Merger Agreement—Efforts to Complete the Merger”).
Antitrust
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”), Validus and AIG cannot consummate the merger until Validus and AIG have notified the Department of Justice’s Antitrust Division (which we refer to as the “Antitrust Division”) and the Federal Trade Commission (which we refer to as the “FTC”) of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. The termination or expiration of the waiting period means the parties have satisfied the regulatory requirements under the HSR Act. Validus and AIG filed the required notifications with the Antitrust Division and the FTC on February 14, 2018 and early termination of the waiting period was granted effective February 26, 2018.
Both Validus and AIG operate in the European Union. The EU Merger Regulation requires notification of and approval by the European Commission of mergers or acquisitions involving parties with worldwide and European Union sales exceeding given thresholds. The European Commission has an initial period of 25 working days after receipt of the notification to issue its decision (which we refer to as “Phase I”). The European Commission may extend this Phase I period to 35 working days if, within the first 20 working days after submission of the notification, the parties propose remedies to address any competition concerns identified by the European Commission. The European Commission may open an extended investigation, which extends Phase I by up to 90 working days, and can be extended to 105 working days if remedies are offered after the 55th working day or to 110 working days by request of the parties or by the Commission with consent of the parties. The merger cannot be consummated until after the European Commission has issued its clearance decision or the relevant waiting periods have expired without the issuance of a decision.
Insurance and Other Regulatory Matters
The insurance laws and regulations of all 50 U.S. states and the District of Columbia generally require that before the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance regulator of the insurance company’s state of domicile. In addition, under the laws of certain states, an acquirer must obtain the approval of the state’s insurance regulator to acquire control of an insurance company that is commercially domiciled in that state.
Applications or notifications in connection with the merger or the changes in control of various subsidiaries of Validus and AIG that may be deemed to occur as a result of the merger have been filed, pursuant to the merger agreement, with various U.S. state regulatory authorities, including the New Hampshire Department of Insurance.
Applications for approval or notifications to regulators have been filed with certain non-U.S. regulatory authorities, including but not limited to, the Bermuda Monetary Authority, the UK Prudential Regulation Authority, the UK Financial Conduct Authority, Lloyd’s of London and the Swiss Financial Market Supervisory Authority.
Although Validus and AIG do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that Validus and AIG will obtain all required regulatory approvals on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would trigger a burdensome condition, which, in such case, would permit AIG to refuse to close the transactions contemplated by the merger agreement and consummate the merger.
Other than the approvals and notifications described above, neither Validus nor AIG is aware of any material regulatory approvals required to be obtained, or waiting periods required to expire, after the making of a filing. If the parties discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all.
Payment of Merger Consideration and Surrender of Share Certificates
Paying Agent
Prior to the closing date, AIG will designate a paying agent reasonably acceptable to Validus for the payment and delivery of the aggregate merger consideration. Prior to the effective time, AIG will deposit or cause to be deposited with the paying agent cash in an amount sufficient to pay the aggregate merger consideration.
Payment Process
As soon as practicable, but in no event later than three business days after the effective time, the surviving company or AIG will cause the paying agent to mail a letter of transmittal (in a form subject to Validus’ reasonable approval) to each holder of a share certificate, as well as instructions regarding the procedures by which holders of share certificates may receive the merger consideration. Upon the completion of such applicable procedures and the surrender of such holder’s share certificates or without any action by holders of book-entry shares, the paying agent will deliver to the holder the merger consideration that the holder is entitled to receive and the share certificates or book-entry shares will be canceled immediately. No interest will be paid or accrue on the merger consideration.
Unregistered Transferees
If any merger consideration is to be paid to a person or entity other than the person or entity in whose name the surrendered Validus certificate is registered, it will be a condition to the payment of such merger consideration to such transferee that the surrendered certificate be properly endorsed or will otherwise be in proper form for transfer and the transferee will have paid any transfer and other required taxes has been paid or is not applicable.
Withholding
AIG, the surviving company or the paying agent, as applicable, will be entitled to deduct and withhold from the amounts otherwise payable pursuant to the merger agreement such amounts as are required to be deducted and withheld with respect to the making of payments under any provision of applicable tax or other law. Amounts so withheld will be treated for all purposes of the merger agreement as having been paid to the Validus shareholder in respect of which such deduction and withholding was made.
Delisting and Deregistration of Validus Shares
If the merger is completed, the common shares will be delisted from the NYSE and deregistered under the Exchange Act.

At the effective time, each preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. The depositary shares (representing interests in such preferred shares) will remain listed on the NYSE and registered by Validus under the Exchange Act immediately after the merger. AIG may decide, following the merger, to delist the depositary shares from the NYSE, to deregister such depositary shares under the Exchange Act or to take other action with respect to the depositary shares and preferred shares.
Dissenters’ Rights of Appraisal for Validus Shareholders
Any dissenting shareholder who did not vote in favor of the merger proposal and who is not satisfied that it has been offered fair value for its Validus shares may, within one month of the giving of the notice calling the special general meeting, apply to the Bermuda Court to appraise the fair value of its Validus shares.
FOR THE AVOIDANCE OF DOUBT, A FAILURE OF A DISSENTING SHAREHOLDER TO AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL WILL NOT CONSTITUTE A WAIVER OF ITS RIGHT TO HAVE THE FAIR VALUE OF ITS VALIDUS SHARES APPRAISED, PROVIDED THAT SUCH DISSENTING SHAREHOLDER DID NOT VOTE IN FAVOUR OF THE MERGER PROPOSAL.
Where the Bermuda Court has appraised the fair value of any Validus shares and the merger has been consummated prior to the appraisal (as is anticipated) then, within one month of the Bermuda Court appraising the value of the Validus shares, if the value received by any dissenting shareholder for its Validus shares is less than the value of its Validus shares as appraised by the Bermuda Court, the surviving company shall pay to such dissenting shareholder the difference between the value received and the value appraised by the Bermuda Court.
There is no right of appeal from an appraisal by the Bermuda Court. The costs of any application to the Bermuda Court to appraise the fair value of the Validus shares shall be at the discretion of the Bermuda Court.
Legal Proceedings Regarding the Merger

On March 20, 2018, a putative class action complaint was filed against Validus and the members of its board of directors on behalf of the public stockholders of Validus in the United States District Court for the District of New Jersey under the caption Rubin v. Validus Holdings, Ltd., et al., C.A. No. 2:18-cv-03828 (D.N.J.). The complaint alleges that the preliminary proxy statement issued in connection with the merger omitted material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, rendering the preliminary proxy statement false and misleading. Among other remedies, the action seeks to enjoin the merger unless and until additional disclosures are provided and attorneys’ fees. Validus believes that the action is without merit.

THE MERGER AGREEMENT
The following describes the material provisions of the merger agreement, a composite conformed copy of which is included as Annex A to this proxy statement and incorporated by reference herein. The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Validus encourages you to read carefully the merger agreement in its entirety before making any decisions regarding the merger as it is the legal document governing the merger.
The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement and is not intended to provide any factual information about Validus or AIG. Factual disclosures about Validus or AIG contained in this proxy statement or Validus’ public reports filed with the SEC may supplement, update or modify the factual disclosures about Validus or AIG contained in the merger agreement and described in the summary. The representations, warranties and covenants made in the merger agreement by Validus, AIG and Merger Sub are qualified and subject to important limitations agreed to by Validus, AIG and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the merger agreement, rather than establishing matters as facts, and may be subject to subsequent waiver or modification. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to shareholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement or otherwise publicly disclosed. The representations and warranties in the merger agreement will not survive the completion of the merger. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included or incorporated by reference into this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section of this proxy statement titled “Where You Can Find More Information” beginning on page 90.
The Merger
On the terms and subject to the conditions of the merger agreement and the statutory merger agreement, and in accordance with the applicable provisions of the Companies Act, at the effective time, Merger Sub will merge with and into Validus, the separate corporate existence of Merger Sub will cease and Validus will survive the merger as a wholly-owned subsidiary of AIG.
Effects of the Merger
The merger agreement provides that, at the effective time, each common share issued and outstanding immediately prior to the effective time (other than common shares owned by Validus as treasury shares, owned by any subsidiary of Validus or owned by AIG, Merger Sub or any subsidiary of AIG, which will be canceled as set forth in the merger agreement) will be converted into the right to receive $68.00 in cash, without interest and less any required withholding tax. All such common shares will no longer be outstanding and will be canceled and cease to exist and each holder of a certificate previously evidencing any common shares or uncertificated common shares represented by book-entry will cease to have any rights with respect to those shares, except the right to receive the merger consideration.
At the effective time, AIG will become the sole owner of Validus’ common shares. Therefore, current Validus common shareholders will cease to have direct or indirect ownership interests in Validus or rights as Validus common shareholders, will not participate in any future earnings or growth of Validus, will not benefit from any appreciation in value of Validus and will not bear the future risks of Validus’ operations.

At the effective time, each series A preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.
At the effective time, each series B preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged.
Following completion of the merger, Validus’ common shares will be delisted from the NYSE and deregistered under the Exchange Act. As a result, there will be no public market for Validus’ common shares. This will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to Validus. After the effective time, Validus will also no longer be required to file periodic reports with the SEC on account of Validus’ common shares. However, Validus will continue to make securities filings with respect to its publicly-held preferred shares to the extent such filings are required under SEC regulations following the completion of the merger. AIG may decide, following the merger, to delist the depositary shares from the NYSE, to deregister such depositary shares under the Exchange Act or to take other action with respect to the depositary shares and preferred shares.
The directors of Merger Sub immediately prior to the effective time will be the initial directors of Validus as the surviving company until their earlier death, resignation or removal or until their respective successors are duly elected and qualified. The officers of Validus immediately prior to the effective time will be the initial officers of Validus as the surviving company until their earlier death, resignation or removal or until their respective successors are duly appointed and qualified.
Closing; Effective Time
The closing of the merger will occur on the third business day following the satisfaction or waiver of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) or at such other date and time as Validus and AIG may agree in writing. See the section of this proxy statement titled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 50 for further discussion on the conditions to the closing of the merger.
Conditions to Completion of the Merger
Mutual Conditions
The obligations of Validus, AIG and Merger Sub to effect the merger are subject to the satisfaction (or waiver by the parties, if permissible under applicable law) of the following conditions:

•	the merger proposal having been approved by Validus shareholders;

•
any waiting period (or extension thereof) applicable to the transactions contemplated by the merger agreement and the statutory merger agreement under the HSR Act having been terminated or having expired and the consents of, or declarations, notifications or filings with, and the other terminations or expirations of waiting periods required from, certain governmental authorities (see the section of this proxy statement titled “The Merger—Regulatory Clearances Required for the Merger” beginning on page 46 for more information on the consents of, or declarations, notifications or filings with, and the other terminations or expirations of waiting periods required from, these governmental authorities) having occurred or been obtained and being in full force and effect; and

•
there being in effect no injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority enjoining, restraining or otherwise making illegal or prohibiting the consummation of the merger.

AIG and Merger Sub Conditions
AIG’s and Merger Sub’s obligations to consummate the merger are subject to the satisfaction (or waiver by AIG and Merger Sub, if permissible under applicable law) of the following additional conditions:

•
the representation and warranty by Validus that no material adverse effect occurred with respect to Validus since December 31, 2016 being true and correct in all respects as of January 21, 2018 and as of the closing date as through made as of the closing date;

•
the representations and warranties of Validus relating to (i) the power and authority of Validus to execute, deliver and perform the merger agreement and the statutory merger agreement, (ii) the due authorization by Validus of the merger agreement and the statutory merger agreement, (iii) the enforceability of the merger agreement against Validus, (iv) the approval of the Validus board of directors of the merger, the merger agreement, the statutory merger agreement and the bye-law amendment, (v) the fees and expenses payable to any brokers and advisors of Validus, (vi) the capitalization of Validus, (vii) the requirements under Bermuda law and Validus’ bye-laws to approve the merger proposal and (viii) the applicability of any anti-takeover law to Validus with respect to the merger agreement, in the case of each of clauses (i) through (viii) above, being true and correct in all material respects as of January 21, 2018 and as of the closing date of the merger as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the representations and warranties of Validus, other than the ones set out in the two bullet points above, being true and correct (disregarding all qualifications or limitations as to “materiality”, “material adverse effect” and words of similar import set forth therein) as of January 21, 2018 and as of the closing date with the same effect as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be true and correct has not had and would not, individually or in the aggregate, constitute a material adverse effect;

•
Validus having performed or complied in all material respects with the obligations and agreements required to be performed or complied with by it under the merger agreement at or prior to the effective time;

•	Validus having delivered to AIG a certificate of an executive officer of Validus that the conditions above have been satisfied; and

•
all required regulatory approvals (see the section of this proxy statement titled “The Merger—Regulatory Clearances Required for the Merger” beginning on page 46 for more information on the consents of, or declarations, notifications or filings with, and the other terminations or expirations of waiting periods required from, these governmental authorities) having occurred or been obtained without the imposition of a “burdensome condition” (a description of which is summarized below).

Validus Conditions
Validus’ obligations to consummate the merger are subject to the satisfaction (or waiver by Validus, if permissible under applicable law) of the following additional conditions:

•
the representations and warranties of AIG and Merger Sub relating to (i) the power and authority of AIG and Merger Sub to execute, deliver and perform the merger agreement and the statutory merger agreement, (ii) the due authorization by AIG and Merger Sub of the merger agreement and the statutory merger agreement and (iii) the enforceability of the merger agreement against AIG and Merger Sub, (iv) the approval by the AIG board of directors of the merger agreement and the merger, (v) the absence of a required vote of the holders of any class or series of capital stock of AIG to approve the merger agreement, the statutory merger agreement or the merger and (vi) the fees and expenses payable to any brokers and advisors of AIG and Merger Sub being true and correct in all material respects as of January 21, 2018 and as of the closing date of the merger as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the representations and warranties of AIG and Merger Sub (other than the representations and warranties described in the first bullet above), disregarding all qualification or limitations as to “materiality,” “parent material adverse effect” or similar effect, being true and correct as of January 21, 2018 and the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct has not had and would not, individually or in the aggregate, constitute a “parent material adverse effect” (a description of which is summarized below);

•
AIG and Merger Sub having performed or complied in all material respects with the obligations and agreements required to be performed or complied with by them under the merger agreement at or prior to the effective time; and

•	AIG and Merger Sub having delivered to Validus a certificate of an executive officer of AIG that the conditions above have been satisfied.
Material Adverse Effect
For the purposes of the merger agreement, a “material adverse effect” will be deemed to occur if any effect, change event, circumstance, state of facts, development or occurrence, individually or in the aggregate, has had, or is reasonably expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Validus and its subsidiaries, taken as a whole.
However, when determining whether a material adverse effect has occurred, none of the following will be considered except as expressly noted below:

•
changes, events or conditions generally affecting the insurance or risk management industries in the geographic regions or product markets in which Validus and its subsidiaries operate or underwrite insurance or reinsurance or manage risk;

•	general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction;

•
any failure, in and of itself, by Validus to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (although the underlying causes are not excluded and may be taken into account in determining whether a material adverse effect has occurred);

•
geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism) or man-made disaster, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or man-made disaster;

•
the occurrence or continuation of any volcanic eruption, tsunami, pandemic, hurricane, tornado, windstorm, flood, earthquake, wildfire or other natural disaster or any conditions resulting from such natural disasters (including increases in liabilities under or in connection with insurance or reinsurance contracts to which Validus or any of its subsidiaries is a party arising from such a natural disaster);

•
the execution and delivery of the merger agreement or the public announcement, pendency or performance of the transactions contemplated by the merger agreement, including the impact thereof on the relationships of Validus or any of its subsidiaries with employees, customers, insureds, cedants, policyholders, brokers, agents, financing sources, business partners, service providers, governmental authorities or reinsurance providers;

•
any change or announcement of a potential change, in and of itself, in Validus’ or any of its subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of Validus’ or its subsidiaries’ businesses (although the underlying causes are not excluded and may be taken into account in determining whether a material adverse effect has occurred);

•
any change, in and of itself, in the market price, credit ratings or trading volume of Validus’ or any of its subsidiaries’ securities (although the underlying causes are not excluded and may be taken into account in determining whether a material adverse effect has occurred);

•
any change in applicable laws, GAAP (or authoritative interpretation or enforcement thereof) or in applicable statutory accounting principles, including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any insurance regulator and the Financial Accounting Standards Board (although this will not prevent or otherwise affect a determination that the actual consequences of an action taken or an omission by Validus or any of its subsidiaries that resulted in a failure to comply with applicable law is, or contributed to, a material adverse effect);

•	any action required to be taken by Validus or a subsidiary of Validus’ pursuant to the terms of the merger agreement;

•
any failure of Validus or any of its subsidiaries to take an action prohibited by the terms of the merger agreement, but only if AIG has refused, after a timely request by Validus, to provide a waiver to the applicable prohibition in the merger agreement; or

•
the effect of the Tax Cuts and Jobs Act, P.L. 115-97 or any rule or regulation implementing the Tax Cuts and Jobs Act (although this will not prevent or otherwise affect a determination that the actual consequences of an action taken or an omission by Validus or any of its subsidiaries that resulted in a failure to comply with applicable law is, or contributed to, a material adverse effect).

Certain effects, changes, events or occurrences listed in each of the first, second, fourth and ninth bullets above may be taken into account in determining whether a material adverse effect has occurred with respect to Validus if, but only to the extent, any such effect, change, event or occurrence has a disproportionate adverse effect on Validus and its subsidiaries, taken as a whole, relative to other similarly-sized participants engaged primarily in the insurance and reinsurance industries in the geographic regions or product markets in which Validus and its subsidiaries operate or underwrite insurance or reinsurance. In such case, only the disproportionate effect or effects may be taken into account when determining whether a material adverse effect has occurred with respect to Validus.
Parent Material Adverse Effect
For the purposes of the merger agreement, a “parent material adverse effect” will be deemed to occur if any effect, change, event, circumstance, state of facts, development or occurrence, individually or in the aggregate, would, or would reasonably be expected to prevent or materially delay (i) the consummation by AIG or Merger Sub of any of the transactions contemplated by the merger agreement on a timely basis or (ii) the compliance by AIG or Merger Sub with its obligations under the merger agreement.
Efforts to Obtain Required Shareholder Approvals
Unless the merger agreement has been earlier terminated, including pursuant to Validus’ right to terminate the merger agreement to enter into an alternative acquisition agreement (see the section of this proxy statement titled “The Merger Agreement—No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements” below), Validus has agreed to hold a special general meeting of its shareholders and to use its reasonable best efforts to obtain the requisite approval of Validus shareholders for the bye-law amendment proposal and the merger proposal.
No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements
No Solicitation of Takeover Proposals
Validus is prohibited from taking certain actions, summarized in detail below, relating to takeover proposals. In this proxy statement, and in the merger agreement, a “takeover proposal” means any inquiry, proposal or offer from any person other than AIG and its subsidiaries, relating to a:

•
acquisition, including by means of bulk (or similar non-ordinary course) reinsurance or retrocession in a single transaction or a series of related transactions that, if consummated, would result in any person or group owning or having the economic benefit of 20% or more of the consolidated assets, revenues or net income of Validus and its subsidiaries or net exposure to insured liabilities;

•	acquisition of Validus common shares representing 20% or more of the outstanding common shares;

•
any transaction that, if consummated, would result in any person (or the shareholders of such person) (other than Validus or any of its subsidiaries as of the date hereof) being the direct or indirect beneficial owner of 20% or more of the voting power of, or economic interest in, any “significant subsidiary” of Validus within the meaning of Rule 1-02(w) of Regulation S-X of the SEC;

•	tender offer or exchange offer that, if consummated, would result in any person or group having beneficial ownership of common shares representing 20% or more of the outstanding common shares;

•
merger, amalgamation, consolidation, share exchange, scheme of arrangement, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Validus pursuant to which such person or group (or the shareholders of any person) would acquire, directly or indirectly, 20% or more of the aggregate voting power (without taking into account the voting cutback provisions in the Validus bye-laws) or economic interest in Validus or in the surviving entity in such transaction or the resulting direct or indirect parent of Validus or such surviving entity; or

•	combination of the foregoing, in each case, other than the transactions contemplated by the merger agreement and the statutory merger agreement.
Any transaction meeting the above conditions, whether effected in a single transaction or through a series of related transactions, or directly or indirectly, is a “takeover proposal.”
Specifically, Validus has agreed that it will, and will cause each of its subsidiaries, and its and their respective directors, officers and employees to, and will use its reasonable best efforts to cause its other representatives to immediately cease any solicitation, encouragement, discussions or negotiations of or with any persons that may be ongoing on or prior to January 21, 2018 with respect to any takeover proposal.
Validus has also agreed that, from January 21, 2018 until the earlier of the closing date and the date on which the merger agreement is terminated in accordance with its terms, it will not, and will cause each of its subsidiaries, and its and their respective directors, officers and employees not to, and will use its reasonable best efforts to cause its other representatives not to, directly or indirectly:

•
solicit, encourage, initiate or take any action to facilitate the submission of any inquiry or the making of any proposal, in each case that constitutes, or would reasonably be expected to lead to, a takeover proposal;

•
engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any material non-public information for the purpose of encouraging or facilitating, a takeover proposal; or

•	enter into any letter of intent, agreement or agreement in principle with respect to a takeover proposal.
Validus has further agreed that it will, to the extent not previously done so prior to January 21, 2018, deliver a request to each person that executed a confidentiality agreement with Validus during the eighteen month period prior to January 21, 2018 in connection with considering or making a takeover proposal to promptly return or destroy any non-public information previously furnished or made available to such person or any of its representatives on behalf of Validus or representatives of Validus.
The non-solicitation obligations summarized above do not prohibit Validus or its representatives from contacting a person that has made a takeover proposal delivered to Validus during the period between January 21, 2018 and the date Validus shareholders approve the merger agreement that did not result from a material breach by Validus of such non-solicitation provisions solely to clarify the terms and conditions of such takeover proposal or to request that any takeover proposal made orally be made in writing.
If the Validus board of directors determines in good faith after consultation with its financial advisors and outside legal counsel that such takeover proposal constitutes or would reasonably be expected to lead to a takeover proposal superior to AIG’s, then Validus and its representatives may (i) enter into a confidentiality agreement with and furnish information (including non-public information) about Validus and its subsidiaries to the person or group of persons making the takeover proposal, and (ii) subsequently engage in or otherwise participate in discussions or negotiations with the person or group of persons making such takeover proposal.
If Validus enters into a confidentiality agreement and furnishes information (including non-public information) to a person or group of persons making a takeover proposal, the merger agreement requires Validus to promptly provide to AIG a copy of any material non-public information about Validus or its subsidiaries that is provided to any person given such access that was not previously provided to AIG or its representatives.
Validus has agreed to promptly notify AIG upon receipt of any takeover proposal. Validus has also agreed to promptly disclose to AIG the material terms and conditions of such takeover proposal and the identity of the person or group of persons making such takeover proposal and unredacted copies of all material correspondence or other material written documentation with respect thereto (and written summaries of any material oral communication).

Finally, Validus has agreed to keep AIG reasonably informed of any material developments with respect to such takeover proposal on a prompt basis.
Adverse Recommendation Change; Termination of the Merger Agreement to Enter into an Alternative Acquisition Agreement
Except as described below, Validus has agreed that its board of directors will not:

•	withdraw or withhold its recommendation that the Validus shareholders approve the merger proposal;

•	modify, qualify or amend, in a manner adverse to AIG such recommendation;

•	fail to include such recommendation in this proxy statement;

•
approve, publicly endorse or recommend any takeover proposal or refrain from recommending against any takeover proposal that is a tender offer or exchange offer within 10 business days following the commencement of such offer; or

•
fail to publicly reaffirm such recommendation within 10 business days of receiving a written request made by AIG to make such public reaffirmation following the receipt by Validus of a takeover proposal (other than in the case of a takeover proposal in the form of a tender offer or exchange offer) that has not been withdrawn, provided that AIG may make any such request only once in any 10 day period and only once for each such public takeover proposal and once for each public material amendment to such takeover proposal.

If Validus takes any of the above actions it will be deemed an “adverse recommendation change” and this proxy statement generally refers to any of such actions as an “adverse recommendation change.”
In addition, except as described below, Validus has agreed that its board of directors will not authorize, cause or permit Validus or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, amalgamation agreement or other agreement related to any takeover proposal, other than a confidentiality agreement with the person or persons making the takeover proposal.
However, prior to the date Validus shareholders approve the merger agreement, in response to a superior proposal, the Validus board of directors may make an adverse recommendation change or cause Validus to terminate the merger agreement and enter into an alternative acquisition agreement and terminate the merger agreement if:

•
the Validus board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law;

•
such adverse recommendation change is made or entered into after the fourth business day following the receipt by AIG of written notice from Validus advising that its board of directors intends to take such action and Validus discloses to AIG (1) the material terms and conditions of such superior proposal and the identity of the person or group of persons making such superior proposal and its or their financing sources, if applicable, and (2) a copy of the most current version of the acquisition agreement (if any) with respect to such superior proposal and any agreement in Validus’ possession relating to the financing of such superior proposal; and

•
during the period following AIG’s receipt of the notice described in the immediately preceding bullet, in determining whether to make an adverse recommendation change or terminate the merger agreement and enter into an alternative acquisition agreement, (i) Validus has, and has caused its representatives to, negotiate with AIG in good faith (to the extent AIG desires to negotiate) to make such commercially reasonable adjustments to the terms and conditions of the merger agreement as would enable the Validus board of directors to no longer make an adverse recommendation change or a determination that a takeover proposal constitutes a superior proposal and (ii) the Validus board of directors determines, after considering the results of such negotiations and any revised proposals made by AIG, if any, after consulting with its financial advisor and outside legal counsel, that such superior proposal continues to be a superior proposal.

For purposes of this proxy statement and the merger agreement, a “superior proposal” means a bona fide written takeover proposal with respect to Validus:

•	where references to “20%” (e.g., to outstanding assets or share capital) in the definition of “takeover proposal” are replaced by references to “50%”;

•	that did not result from a material breach of Validus’ non-solicitation obligations described above; and

•
which the Validus board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the identity of the persons making the proposal (including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition) and, if consummated, would be more favorable to the holders of common shares than the merger.

In addition, prior to the date Validus shareholders approve the merger agreement, in response to an intervening event, the Validus board of directors may make an adverse recommendation change if:

•
the Validus board of directors determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law;

•
such adverse recommendation change is made or entered into after the fourth business day following the receipt by AIG of written notice from Validus advising that its board of directors intends to take such action and Validus discloses to AIG the material changes, developments, effects, circumstances, states of facts or events comprising such intervening event; and

•
during the period following AIG’s receipt of the notice described in the immediately preceding bullet, in determining whether to make an adverse recommendation change, (i) Validus has, and has caused its representatives to, negotiate with AIG in good faith (to the extent AIG desires to negotiate) to make such commercially reasonable adjustments to the terms and conditions of the merger agreement as would enable the Validus board of directors to no longer make an adverse recommendation change and (ii) the Validus board of directors determines, after considering the results of such negotiations and any revised proposals made by AIG, if any, after consulting with its financial advisor and outside legal counsel, that failure to make an adverse recommendation change would be inconsistent with the directors’ fiduciary duties under applicable law.

For purposes of the merger agreement, “intervening event” means a material effect, change, event, circumstance, state of facts, development or occurrence relating to Validus and its subsidiaries, taken as a whole that:

•	was not known to the Validus board of directors on January 21, 2018;

•	was not reasonably foreseeable to the Validus board of directors as of January 21, 2018; and

•
first arose or occurred or, if such effect, change, event, circumstance, state of facts, development or occurrence existed as of January 21, 2018, becomes known to the Validus board of directors between January 21, 2018 and the date Validus shareholders approve the merger agreement.

However, the term “intervening event” does not include any effect, change, event, circumstance, state of facts, development or occurrence specifically related to the receipt, existence of or terms of a takeover proposal or any inquiry relating thereto.
As described in further detail in the section of this proxy statement titled “The Merger Agreement—Expenses and Termination Fee,” Validus will be required to pay AIG a $162 million termination fee if:

•	Validus’ board of directors makes an adverse recommendation change in response to a superior proposal or intervening event and AIG terminates the merger agreement; or

•	Validus terminates the merger agreement and enters into an alternative acquisition agreement.

Treatment of the Series A Preferred Shares
Subject to the rights of dissenting shareholders, each series A preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. Following the merger, AIG may cause the surviving company to exercise any of its rights with respect to each series A preferred share issued and outstanding or the depository shares representing interests in such preferred shares.
Treatment of the Series B Preferred Shares
Subject to the rights of dissenting shareholders, each series B preferred share issued and outstanding immediately prior to the effective time will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. As with series A preferred shares, following the merger AIG may cause the surviving company to exercise any of its rights with respect to each series B preferred share issued and outstanding or the depository shares representing interests in such preferred shares.
Dissenting Shares
Validus shareholders who do not vote in favor of the merger at the special general meeting will, with respect to common shares, receive the merger consideration, and with respect to preferred shares, have their preferred shares continue as preferred shares of Validus as the surviving company following the merger with the relative rights, terms and conditions of each such preferred share remaining unchanged. Any dissenting shareholder will, in the event that the fair value of a dissenting share as appraised by the Bermuda Court under the Companies Act is greater than, (i) with respect to common shares, the merger consideration, (ii) with respect to series A preferred shares, the value of their preferred shares of the surviving corporation or (iii) with respect to series B preferred shares, the value of their preferred shares of the surviving corporation, be entitled to receive such difference from Validus as the surviving company by payment made within thirty days after the final determination by the Bermuda Court of the “fair value” of such shares. If a dissenting shareholder fails to perfect, effectively withdraws or otherwise waives any right to appraisal, such dissenting shareholder’s shares, (i) if common shares, will be canceled and converted as of the effective time into the right to receive the merger consideration, (ii) if series A preferred shares, will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such class of preferred shares will remain unchanged or (iii) if series B preferred shares, will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such class of preferred shares will remain unchanged. For a more complete description of the available appraisal rights, see the section of this proxy statement titled “The Merger—Dissenters’ Rights of Appraisal of Validus Shareholders” beginning on page 48.
Under the merger agreement, Validus has agreed to give AIG (i) written notice of any demands for appraisal of dissenting shares (or withdrawals thereof) and, to the extent Validus has knowledge thereof, any applications to the Bermuda Court for appraisal of the fair value of the dissenting shares and (ii) to the extent permitted by applicable law, the opportunity to participate with Validus in any settlement, negotiations and proceeds with respect to any demands for appraisal under the Companies Act. Validus will not, without the prior written consent of AIG, voluntarily make any payment with respect to, offer to settle or settle any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or to timely take any other action to exercise appraisal rights in accordance with the Companies Act.
Treatment of Validus Equity Awards
Treatment of Outstanding Validus Restricted Share Awards
Pursuant to the terms of the merger agreement, except as set forth below, at the effective time, a pro rata portion (as described above) of each Validus restricted share award will vest and be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus restricted share award, and the remaining portion of such Validus restricted share award will be assumed by AIG and converted into a number of AIG restricted shares equal to the product of (x) the equity award exchange ratio and (y) the number of Validus common shares represented by such remaining portion. The AIG restricted shares will continue to be governed by the same terms and conditions (including with respect to the vesting schedule, any vesting acceleration terms and any right to receive accrued but unpaid dividends) as were applicable to the former Validus restricted share award immediately prior to the effective time.
Notwithstanding the foregoing, each Validus restricted share award held by a designated employee will vest and be canceled and converted at the effective time into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus restricted share award, without pro-ration.
Under the terms of the Validus restricted share award agreements, which terms shall continue to apply to any corresponding AIG restricted shares, if, within two years following a change in control, an executive officer’s employment is terminated by the employer not for “cause” or by the executive officer for “good reason” (each as defined in the applicable award agreement), the corresponding AIG restricted shares will vest in full upon such termination of employment. The closing of the merger will constitute a change in control for purposes of the Validus restricted share award agreements.
Treatment of Outstanding Validus Performance Share Awards
Pursuant to the terms of the merger agreement, except as set forth below, at the effective time, a pro rata portion of each Validus performance share award (with the number of Validus common shares subject to award as determined below) will vest and will be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus performance share award, and the remaining portion of such Validus performance share award will be assumed by AIG and converted into a number of AIG restricted shares equal to the product of (x) the equity award exchange ratio and (y) the number of Validus common shares represented by such remaining portion. The AIG restricted shares will continue to be governed by the same terms and conditions (including with respect to the vesting schedule, any vesting acceleration terms and any right to receive accrued but unpaid dividends) as were applicable to the former Validus performance share award immediately prior to the effective time, except that any performance-based vesting requirements will no longer apply.
Notwithstanding the foregoing, each Validus performance share award held by the designated employees will vest and be canceled and converted at the effective time into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus performance share award, without pro-ration.
For the purposes of determining the number of outstanding Validus performance share awards, the merger agreement provides that (i) with respect to any Validus performance share award with a performance period that has been completed as of the effective time, the number of Validus performance share awards will be determined based on the actual level of performance achieved and (ii) with respect to any Validus performance share award with a performance period that has not been completed as of the effective time, any applicable performance-based vesting requirements will be deemed to be achieved at target payout levels. Notwithstanding the foregoing, in order to recognize the strong performance of the holders of Validus performance share awards, reward them for their part in generating the shareholder value created in the merger and incentivize them to remain employed with Validus through the closing of the merger, with respect to any Validus performance share award with a performance period that has not been completed as of the effective date, (i) the number of Validus performance share awards will be determined by assuming any applicable performance-based vesting requirements were achieved at maximum payout levels and (ii) the excess of the number of Validus performance share awards so determined over the number of Validus performance share awards determined assuming any applicable performance-based vesting requirements were achieved at target payout levels, whether or not held by a designated employee, will vest and be canceled and converted at the effective time into the right to receive a cash amount in respect of such excess number of Validus performance share awards, without interest and less applicable tax withholdings, equal to the sum of (i) the merger consideration and (ii) any accrued but unpaid dividends in respect of such Validus performance share award, without pro-ration.
Under the terms of the Validus performance share award agreements, which terms (other than any performance based vesting requirements) shall continue to apply to any corresponding AIG restricted shares, if, within two years following a change in control, an executive officer’s employment is terminated by the employer not for “cause” or by the executive officer for “good reason” (each as defined in the applicable award agreement), the corresponding AIG restricted shares will vest in full upon such termination of employment. The closing of the merger will constitute a change in control for purposes of the Validus performance share award agreements.
Treatment of Outstanding Validus RSU Awards
Pursuant to the terms of the merger agreement, except as set forth below, at the effective time, a pro rata portion of each unvested Validus RSU award will vest and will be canceled and converted into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the merger consideration, and the remaining portion of such unvested Validus RSU award will be assumed by AIG and converted into an AIG RSU award entitling the holder to receive a number of shares of AIG common stock equal to the product of (x) the total number of Validus common shares subject to such Validus RSU award immediately prior to the effective time multiplied by (y) the equity award exchange ratio. The AIG RSU awards will continue to be governed by the same terms and conditions (including with respect to the vesting schedule and any vesting acceleration terms) as were applicable to the Validus RSU award immediately prior to the effective time.
Notwithstanding the foregoing, each Validus RSU award held by the designated employees will vest and be canceled and converted at the effective time into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the merger consideration, without pro-ration. In addition, each Validus RSU award that is vested but not yet settled as of the effective time and each Validus RSU award (if any) held by a non-employee director of Validus will be canceled and converted at the effective time into the right to receive a cash amount, without interest and less applicable tax withholdings, equal to the merger consideration, without pro-ration.
Efforts to Complete the Merger
Each of the parties has agreed, upon the terms and subject to the conditions set forth in the merger agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions to the closing of the merger applicable to such party and to consummate and make effective the merger and the transactions contemplated by the merger agreement and the statutory merger agreement in the most expeditious manner reasonably practicable. Specifically, such actions include:

•
using reasonable best efforts to obtain all necessary, proper or advisable consents from governmental authorities and making all necessary, proper or advisable registrations, filings and notices and using reasonable best efforts to take all steps as may be necessary to obtain such consents from any governmental authority (including under the insurance laws of any applicable jurisdiction and the HSR Act); and

•
executing and delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by the merger agreement and the statutory merger agreement and to fully carry out the purposes of the merger agreement.

In addition, each of the parties agreed to use its reasonable best efforts to take any and all actions necessary to avoid each and every impediment under any applicable law that may be asserted by, or judgment, decree and order that may be entered with, any governmental authority with respect to the transactions contemplated by the merger agreement and the statutory merger agreement so as to enable the closing to occur, in the most expeditious manner reasonably practicable. Specifically, such actions include:

•
obtaining all consents of governmental authorities that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement and the statutory merger agreement and secure the expiration or termination of any applicable waiting period under the HSR Act;

•
resolving any objections that may be asserted by any governmental authority with respect to the merger or any other transaction contemplated by the merger agreement and the statutory merger agreement; and

•
preventing the entry of, and have vacated, lifted, reversed or overturned, any judgment, decree or order of governmental authorities that would prevent, prohibit, restrict or delay the consummation of the merger or any other transaction contemplated by the merger agreement and the statutory merger agreement.

Burdensome Condition
The obligations of the parties described in this section “—Efforts to Complete the Merger” will not require AIG or any of its affiliates to take any action, including entering into any consent decree, hold separate order or other arrangement, that would, or would reasonably expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Validus and its subsidiaries, taken as a whole (any such requirement, individually or together with all other such requirements, termed a “burdensome condition”).
Furthermore, the provisions of the merger agreement do not obligate any party or its affiliates to take any action required by a governmental authority which is not conditioned upon the closing of the merger.
Filings
The section of this proxy statement titled “The Merger—Regulatory Clearances Required for the Merger” beginning on page 46 includes a description of the material regulatory approvals required for the completion of the merger that are referenced above.
The parties have agreed that within 30 days after January 21, 2018, AIG will file and pay all necessary filing fees for the following required forms, applications, and notification filings with the governmental authorities listed below:

•	a “Form A” Acquisition of Control with the Insurance Commissioner of the State of New Hampshire;

•	an application with the Bermuda Monetary Authority;

•	a notification under section 178 of the Financial Services and Markets Act 2000 to the Prudential Regulation Authority and the Financial Conduct Authority;

•	a notification under section 43 of the Lloyd’s Underwriting Agents Bye-Law and section 12 of the Lloyd’s Membership Byelaw to Lloyd’s;

•	a notification to the Swiss Financial Market Supervisory Authority; and

•	any pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable insurance laws.
Validus and AIG have further agreed that, within 30 days after January 21, 2018, both Validus and AIG will file a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the transactions contemplated by the merger agreement and the statutory merger agreement and requesting early termination of the waiting period under the HSR Act. Validus and AIG have also agreed that each will make any other necessary, proper or advisable registrations, filings and notices with relevant governmental authorities within 60 days after January 21, 2018.
Information
In connection with the efforts described in this section “—Efforts to Complete the Merger,” each party has agreed:

•
to consult with one another with respect to the obtaining of all consents of governmental authorities necessary, proper or advisable to consummate the transactions contemplated under the merger agreement and the statutory merger agreement and keep the others reasonably apprised on a prompt basis of the status of matters relating to such consents;

•
that each other party will have the right to review in advance and, to the extent practicable, and subject to any restrictions under applicable law, to consult the other on, any filing made with, or written materials submitted to, any governmental authority in connection with the transactions contemplated under the merger agreement and the statutory merger agreement and to in good faith consider and reasonably accept comments of the other parties thereon;

•	to promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable laws;

•	to promptly advise each other upon receiving any communication from any governmental authority whose consent is required to consummate the transactions contemplated under the merger agreement and the statutory merger agreement, including promptly furnishing each other copies of any written or electronic communication, and to promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such consent will not be obtained or that the receipt of any such consent will be materially delayed or conditioned; and

•
to not participate in any live or telephonic meeting with any governmental authority (other than routine or ministerial matters) in respect of any filings, investigation or other inquiry relating to the transactions contemplated by the merger agreement and the statutory merger agreement, unless it consults with the other in advance and, to the extent permitted by applicable law and by such governmental authority, gives the other party the opportunity to attend and participate in such meeting.

Validus and AIG have further agreed that each will not be obligated to provide information to a third party if a party to the merger agreement determines in its reasonable judgment that (i) doing so would violate applicable law or a contract, agreement or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege or expose such party to risk of liability for disclosure of sensitive or personal information or (ii) such information is not directly related to the transactions contemplated by the merger agreement and the statutory merger agreement.
Termination of the Merger Agreement
The merger agreement may be terminated and the transactions contemplated by the merger agreement abandoned at any time prior to the effective time, whether before or after receipt of the requisite approvals of the Validus shareholders (except as otherwise noted), under any of the following circumstances:

•	by mutual written consent of Validus and AIG;

•
by either Validus or AIG, if the merger has not been consummated by a walk-away date of September 21, 2018, except that if, on September 21, 2018, the only condition to closing of the merger that has not been satisfied or waived by that date is the condition that such required regulatory approvals have been filed or obtained, or that certain required regulatory approvals have been obtained without the imposition of a burdensome condition, then the walk-away date will be automatically extended without further action of the parties to December 21, 2018 (however, the right to terminate the merger agreement pursuant to the provision described in this bullet will not be available to any party who has breached any of such party’s representations and warranties set forth in the merger agreement, or who has failed to perform its obligations under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or prior the walk-away date);

•
by either Validus or AIG, if there is in effect any injunction, judgment or ruling, enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction enjoining, restraining or otherwise making illegal or prohibiting the consummation of the merger and that is final and nonappealable, except that the party seeking to terminate the merger agreement pursuant to the provision described in this bullet must have performed, in all material respects, its obligations under the merger agreement, including its obligations to use its reasonable best efforts to prevent the entry of and to remove any such restraint, as required by the provisions described under “—Efforts to Complete the Merger” beginning on page 59;

•	by either Validus or AIG, if Validus shareholders do not approve the merger proposal at the special general meeting (including any adjournment or postponement thereof);

•
by AIG, if Validus has breached any of its representations or warranties, or has failed to perform any of its obligations or agreements contained in the merger agreement, which breach or failure would result in the failure of certain conditions to the obligations of AIG to consummate the merger described under “—Conditions to Completion of the Merger” beginning on page 50 to be satisfied and which is incapable of being cured prior to the walk-away date or, if capable of being cured, has not been cured within 30 days following receipt by Validus of written notice from AIG stating its intention to terminate the merger agreement, provided that AIG will not have the right to terminate the merger agreement under this provision if either AIG or Merger Sub is in material breach of any of its representations, warranties, obligations or agreements under the merger agreement;

•	by AIG if any of the following has occurred and Validus shareholders have not approved the merger proposal:

•
the Validus board of directors has made an adverse recommendation change and AIG exercises its right to terminate within 10 days of the Validus board of directors making such an adverse recommendation change;

•
Validus has willfully breached the covenants regarding the non-solicitation of an alternative transaction, prompt filing of this proxy statement, or the convening of a shareholder meeting to approve the merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement;

•
by Validus, if AIG or Merger Sub has breached any of its representations or warranties, or has failed to perform any of its obligations or agreements contained in the merger agreement, which breach or failure would result in the failure of certain conditions to the obligations of Validus to consummate the merger described under “—Conditions to Completion of the Merger” beginning on page 50 to be satisfied and which is not reasonably capable of being cured prior to the walk-away date or, if reasonably capable of being cured, has not been cured within 30 days after written notice thereof has been received by AIG from Validus stating its intention to terminate the merger agreement, provided that Validus will not have the right to terminate the merger agreement under this provision if it is in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

•
by Validus, if Validus shareholders have not approved the merger proposal, the Validus board of directors has authorized Validus to enter into an alternative acquisition agreement with respect to a superior proposal and, concurrently with such termination, Validus enters into such alternative acquisition agreement and pays to AIG an amount equal to the termination fee in accordance with the merger agreement.

Upon termination of the merger agreement in accordance with its terms by a party, written notice will be given to the other parties specifying the provision thereof pursuant to which such termination is made and the merger agreement will become null and void without liability on the part of any party or its directors, officers or affiliates, other than, with respect to any party to the merger agreement, the obligations pursuant to certain provisions that will survive the termination of the merger agreement. In addition, nothing will relieve any party to the merger agreement from liability for actual fraud or any willful breach of any provision set forth in the merger agreement.
Expenses and Termination Fees
Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement will be paid by the party incurring or required to incur such fees and expenses, whether or not the merger is consummated.
Validus will be obligated to pay a termination fee of $162 million (which we refer to as the “termination fee”) to AIG under the following circumstances:

•
AIG terminates the merger agreement as a result of a breach by Validus of its representations, warranties or covenants and prior to such breach, a takeover proposal is announced (and not withdrawn at least three business days prior to such breach) and Validus consummates or enters into a definitive agreement to consummate a takeover proposal within 12 months of the termination of the merger agreement with AIG, except that, for purposes of this bullet only, the reference in the definition of “takeover proposal” to “20%” is replaced with a reference to “50%”. Such payment must be made by wire transfer of same-day funds within two business days after consummation of the takeover proposal.

•
AIG or Validus terminates due to the shareholder approval not being obtained at the shareholder meeting, and prior to the shareholder meeting, a takeover proposal is announced (and not withdrawn at least 10 business days prior to the shareholder meeting), and Validus consummates or enters into a definitive agreement to consummate that takeover proposal within 12 months of the termination of the merger agreement with AIG, except that for purposes of this bullet only, each reference in the definition of “takeover proposal” to “20%” is replaced with a reference to “50%.” Such payment must be made by wire transfer of same-day funds within two business days after consummation of the takeover proposal.

•
However, if Validus consummates a takeover proposal with any other person other than the person who announced a takeover proposal prior to the shareholder meeting, then Validus will instead be required to an “alternate fee” of $81 million in lieu of the $162 million termination fee.

•
Validus terminates the merger agreement to enter into an alternative acquisition agreement with respect to a superior takeover proposal. Such payment must be made by wire transfer of same-day funds simultaneously with the termination of the merger agreement with AIG.

•
AIG terminates the merger agreement due to the Validus board of directors having made an adverse recommendation change or having willfully breached the covenants regarding the non-solicitation of an alternative transaction, prompt filing of this proxy statement, or the convening of a shareholder meeting to approve the merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement. Such payment must be made by wire transfer of same-day funds within two business days of termination of the merger agreement.

In no event will Validus be required to pay the termination fee or the alternate fee more than once or both the termination fee and the alternate fee.
Conduct of Business Pending the Completion of the Merger
Validus has agreed to certain covenants in the merger agreement restricting the conduct of its business between January 21, 2018 and the earlier of the closing or the termination of the merger agreement. In general, except as required by applicable law, as required or contemplated by the terms of the merger agreement, as may have been previously disclosed in writing to AIG as provided in the merger agreement or with the prior written consent of AIG (such consent not to be unreasonably withheld, conditioned or delayed), (i) Validus will, and will cause its subsidiaries to, carry on its business in all material respects in the ordinary course of business consistent with past practice, (ii) Validus will, and will cause its subsidiaries to, use reasonable best efforts to preserve its and its subsidiaries’ business organizations substantially intact and preserve existing relationships with key customers, brokers, reinsurance providers, regulators, officers, employees and other persons with whom Validus or any of its subsidiaries have significant business relationships, in each case, consistent with past practice and (iii) Validus will not, and will not permit any of its subsidiaries to:

•
issue, sell or grant any of its shares or other equity or voting interests of Validus, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares or other equity or voting interests of Validus or any of its subsidiaries, or any options, rights, warrants or other commitments or agreements to acquire from Validus or any of its subsidiaries, or that obligate Validus or any of its subsidiaries to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, Validus or any of its subsidiaries; except that Validus may issue common shares or other securities as required pursuant to the vesting, settlement or exercise of equity awards or obligations to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any common shares, or other equity or voting interests in Validus that are (i) outstanding on January 21, 2018 in accordance with the terms of the applicable equity award or right in effect on January 21, 2018 or (ii) granted after January 21, 2018 in accordance with the merger agreement; and provided further that subsidiaries of Validus may make any such issuances, sales or grants to Validus or a direct or indirect wholly owned subsidiary of Validus;

•
redeem, purchase or otherwise acquire any outstanding shares or other equity or voting interests of Validus or any of its subsidiaries or any rights, warrants or options to acquire any shares of Validus or any of its subsidiaries or other equity or voting interests of Validus or any of its subsidiaries, except (i) pursuant to employee benefit plans or equity awards (including, for the avoidance of doubt, in connection with the forfeiture of any equity awards or the satisfaction of any per share exercise price related to any equity awards) or (ii) in connection with the satisfaction of tax withholding obligations with respect to any equity awards;

•
establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares or other equity or voting interests of Validus or any of its subsidiaries, in each case, other than (i) quarterly cash dividends paid by Validus on common shares not in excess of $0.38 per share, per quarter, with record and payment dates consistent with the timing of record and payment dates in the most recent comparable prior year fiscal quarter prior to January 21, 2018; provided, that if the closing date will occur on a date that is prior to the record or payment date for the quarterly dividend for Validus’ second fiscal quarter of 2018, then Validus may establish a record or payment date for such quarterly dividend prior to the closing date, (ii) periodic cash dividends paid by Validus on series A preferred shares and series B preferred shares not in excess of the amounts contemplated by the applicable certificates of designations for such shares with record dates and payments dates consistent with the timing of record and payment dates in the most recent comparable prior fiscal quarter prior to January 21, 2018 and (iii) dividends paid by a subsidiary of Validus to Validus or any direct or indirect wholly owned subsidiary of Validus;

•	split, combine, subdivide or reclassify any shares or other equity or voting interests of Validus or any of its subsidiaries;

•
incur any indebtedness for borrowed money, issue or sell any bonds, debentures or other debt securities or warrants or other rights to acquire any bonds, debentures or other debt securities of Validus or any of its subsidiaries, guarantee any such indebtedness or any debt securities of another person or enter into any “keep well” or other agreement to maintain any financial statement condition of another person (collectively, “indebtedness”), except for (i) letters of credit issued in the ordinary course of business in the insurance or reinsurance business of Validus or any of its subsidiaries, (ii) borrowings under Validus’ existing credit facilities not in excess of $20,000,000, (iii) indebtedness in the aggregate in excess of $20,000,000 and (iv) indebtedness incurred in connection with the refinancing of any indebtedness existing on January 21, 2018 or permitted to be incurred, assumed or otherwise entered into under the merger agreement;

•	enter into any swap or hedging transaction or other derivative agreements, except for in the ordinary course of business and in compliance with the investment guidelines;

•
sell or lease to any person, in a single transaction or series of related transactions, any of its owned properties or assets whose value or purchase price exceeds $10,000,000 individually or $20,000,000 in the aggregate, except (i) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of Validus or any of its subsidiaries, (ii) transfers among Validus and its subsidiaries, (iii) leases and subleases of real property owned by Validus or its subsidiaries or (iv) sales of investment assets in the ordinary course of business and in compliance with the investment guidelines;

•
make or authorize capital expenditures outside the ordinary course of business or make any loans or advances to, or, except as permitted by the investment guidelines, any investments in, any other person other than a subsidiary of Validus;

•
make any acquisition (including by merger or amalgamation) of the share capital or other equity or voting interests of any other person (except the acquisition of investment assets in the ordinary course of business and in compliance with the investment guidelines) or of the assets of any other person, in each case for consideration in excess of $10,000,000 individually or $20,000,000 in the aggregate;

•
acquire any real property or any direct or indirect interest in real property in excess of $10,000,000 individually or $20,000,000 in the aggregate (except the acquisition of investment assets in the ordinary course of business and in compliance with the investment guidelines);

•
except as required pursuant to the terms of any employee benefit plan or other written agreement, in each case, in effect on January 21, 2018 or established or amended after January 21, 2018 in compliance with the merger agreement, (i) grant to any current or former director, officer or employee any increase in salary or bonus compensation opportunity or other incentive compensation opportunity, other than annual merit increases in base salary for 2018 to Validus employees who are not directors or executive officers or whose annual compensation does not exceed $750,000, in the ordinary course of business, (ii) grant to any current or former director, officer or employee any increase in severance, retention or termination pay, (iii) pay any bonus, other than the payment of annual bonuses for completed periods based on actual performance, in the ordinary course of business, (iv) grant any new awards, or amend or modify the terms of any outstanding awards (including pursuant to any action to accelerate the vesting or lapse or restrictions or payment, or fund or secure the payment of, any compensation or benefits under any employee benefit plan), (v) establish, adopt, enter into or amend any employee benefit plan or collective bargaining agreement or other agreement with a labor union, works council or similar organization, (vi) enter into any employment, consulting, severance or termination agreement with any current or former director, officer or employee of Validus or any of its subsidiaries, (vii) hire, promote or terminate without “cause” the employment of any executive officer or any employee whose annual compensation exceeds $500,000, (viii) forgive any loans or issue any loans (other than routine travel or business expense advances issued in the ordinary course of business consistent with Validus policy) to any Validus employee, director or independent contractor (who is a natural person), or (ix) change any actuarial or other assumptions used to calculate funding obligations with respect to any employee benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; provided, however, that the foregoing does not restrict Validus or any of its subsidiaries from (a) entering into or making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case, in the ordinary course of business, plans, agreements, benefits and compensation arrangements (excluding equity-based and other long-term incentive grants), in each case, that have terms and a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions, or consistent with the compensation and benefits of the then-current employee whom such newly hired or promoted employee is engaged to replace or succeed, (b) taking any of the foregoing actions to comply with, satisfy tax-qualification requirements under, or avoid the imposition of tax under, the Code and any applicable guidance thereunder, or other applicable law or (c) making immaterial changes in the ordinary course of business to nondiscriminatory health and welfare plans available to all employees generally;

•
make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of Validus and its subsidiaries, except insofar as may be required by (i) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (ii) applicable statutory accounting principles (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or any similar organization;

•
materially alter or materially amend any existing underwriting, reserving, claim handling, loss control or actuarial practice guideline or policy of Validus or any subsidiary of Validus that conducts the business of insurance or reinsurance or is licensed as a Lloyd’s corporate member or Lloyd’s managing agent or any material assumption underlying any reserves or actuarial practice or policy, except as may be required by (i) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (ii) applicable statutory accounting principles (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or any similar organization;

•
reduce or strengthen any reserves, provisions for losses or other liability amounts in respect of insurance contracts and assumed reinsurance contracts, except (i) as may be required by (or, in the reasonable good faith judgment of Validus, advisable under) applicable statutory accounting principles or GAAP, as applicable, (ii) as a result of loss or exposure payments to other parties in accordance with the terms of insurance contracts and assumed reinsurance contracts or (iii) in the ordinary course of business;

•	adopt or implement any shareholder rights plan or similar arrangement;

•
amend Validus’ organizational documents (other than pursuant to Validus’ bye-law amendment) or amend in any material respect the comparable organizational documents of any of the subsidiaries of Validus;

•
adopt any plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of Validus or any of its subsidiaries, continue or agree to continue Validus or any of its subsidiaries into any other jurisdiction, or convert or agree to convert Validus or any of its subsidiaries into any other form of legal entity (other than the liquidation of dormant subsidiaries);

•	grant any lien (other than permitted liens) in any of its material properties or assets other than to secure certain classes of indebtedness specified in the merger agreement;

•
settle or compromise any pending or threatened legal or administrative proceeding, suit, investigation, arbitration or action against Validus or any of its subsidiaries, or any of their officers or directors in their capacities as such, other than the settlement of legal or administrative proceeding, suit, investigation, arbitration or action (i) solely for monetary damages for an amount not to exceed $2,500,000 for any such settlement individually or $7,500,000 in the aggregate or (ii) for claims under contracts of insurance issued by Validus or any of its subsidiaries within applicable policy or contractual limits in the ordinary course of business;

•	cancel any material indebtedness or waive any material claims or rights under any material contract, other than in the ordinary course of business;

•
amend, modify or terminate any material contract in such a way as to materially reduce the expected business or economic benefits thereof or enter into any contract that would constitute a material contract or each reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any subsidiary of Validus that conducts the business of insurance or reinsurance or is licensed as a Lloyd’s corporate member or Lloyd’s managing agent is the cedent involving at least $5,000,000 in annual premium or $5,000,000 in ceded liabilities if in effect as of January 21, 2018, in each case, other than in the ordinary course of business;

•
enter into, amend or modify any contract between Validus and any of its subsidiaries, on the one hand, and any director, officer or employee of Validus or any of its subsidiaries, on the other hand, of a type that would be required to be, but has not been, disclosed under Item 404 of Regulation S-K of the SEC;

•
voluntarily abandon, dispose of or permit to lapse any intellectual property right owned by Validus that is material to Validus and its subsidiaries, taken as a whole, other than in the ordinary course of business;

•
(i) make any material tax election, except for in the ordinary course of business, (ii) settle or compromise any audit or other proceeding relating to a material amount of tax, (iii) file any material amended tax return, (iv) extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax, other than in the ordinary course of business, (v) enter into any tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding (other than any contract entered into in the ordinary course of business that does not relate principally to taxes), (vi) surrender any right to claim any material tax refund or (vii) make any material change to any tax accounting method, except for in the ordinary course of business;

•	acquire or dispose of any investment assets in any manner inconsistent with the investment guidelines;

•	amend, modify or otherwise change the investment guidelines;

•	enter into any new lines of business or withdraw from, or put into “run off”, any existing material lines of business; or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.
Board of Directors and Management of Validus Following Completion of the Merger
The directors of Merger Sub immediately prior to the effective time will be the initial directors of Validus as the surviving company until their earlier death, resignation or removal or until their respective successors are duly elected and qualified. The officers of Validus immediately prior to the effective time will be the initial officers of

Validus as the surviving company until their earlier death, resignation or removal or until their respective successors are duly appointed and qualified.
Indemnification; Directors’ and Officers’ Insurance
The merger agreement provides that, from and after the effective time, the surviving company will, and AIG will cause the surviving company to, indemnify and hold harmless, the present and former directors and officers of Validus or any of its subsidiaries (and each such person’s heirs, executors and administrators) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any action based on or arising out of, in whole or in part, (i) the fact that such person is or was a director or officer of Validus or such subsidiary or (ii) the acts or omissions of such person in such person’s capacity as a director, officer, employee or agent of Validus or such subsidiary or taken at the request of Validus or such subsidiary, in each case, at, or at any time prior to, the effective time (including in connection with serving at the request of Validus or such subsidiary as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan)) (including any action relating in whole or in part to the transactions contemplated by the merger agreement or relating to the enforcement of the indemnification provisions in the merger agreement, as described in this paragraph), to the fullest extent permitted under applicable law.
In addition, for the six year period commencing immediately after the effective time, the surviving company will maintain in effect current directors’ and officers’ liability insurance of Validus and its subsidiaries covering acts or omissions occurring at or prior to the effective time with respect to those individuals who, as of January 21, 2018, were, and any individual who, prior to the effective time, becomes, covered by Validus’ directors’ and officer’s liability insurance policy. The terms, scope and amount of such insurance coverage will be no less favorable to such individuals than Validus’ directors’ and officers’ liability insurance policies as in effect on January 21, 2018. However, AIG may substitute such policies for policies by reputable insurers of at least the same coverage with respect to matters existing or occurring prior to the effective time, including a “tail” policy. However, if annual premium for such insurance exceeds 300% of the current annual premium, then AIG may provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium not in excess of 300% of the current annual premium. In addition, Validus may, prior to the effective time, purchase for an aggregate amount not in excess of such 300% threshold for six years, a six-year prepaid “tail” policy on terms and conditions providing at least substantially equivalent benefits as the current policies maintained by Validus with respect to matters existing or occurring prior to the effective time including the transactions contemplated by the merger agreement. If such prepaid “tail” policy has been obtained by Validus, it shall be deemed to satisfy all obligations to obtain insurance pursuant to the foregoing provisions and the surviving company will use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.
Employee Matters
From the effective time through the end of the calendar year following the year in which the effective time occurs (which we refer to as the “continuation period”), AIG has agreed to provide each individual who is employed by Validus immediately prior to the effective time (to whom we refer to as a “continuing employee”) with:

•	a base salary or wage rate that is no less than that provided to such continuing employee by Validus immediately prior to the effective time;

•
a target annual incentive compensation plus target long-term incentive compensation opportunity that is substantially similar, in the aggregate, to the target annual incentive compensation plus target long-term incentive compensation opportunity (excluding any “Partner’s Plan,” special, one-time or transaction-based compensation opportunities) provided to such continuing employee by Validus immediately prior to the effective time, with the form of such incentives to be determined in AIG’s discretion;

•
other compensation and employee benefits (excluding long-term incentive, special, one-time or transaction-based compensation and benefits) that are (A) during the calendar year in which the effective time occurs, no less favorable, in the aggregate, than those provided to such continuing employee by Validus immediately prior to the effective time and (B) for the remainder of the continuation period, substantially comparable in the aggregate to either, at AIG’s election, (x) those provided to such continuing employee by

Validus immediately prior to the effective time or (y) those provided by AIG to its similarly situated employees; and

•
subject to certain exceptions, in the event of a termination of employment from AIG during the continuation period, severance benefits that are no less favorable than those provided to similarly situated AIG employees under AIG’s severance plans.

AIG has further agreed to honor and continue certain of Validus’ employment, severance, retention, termination and change-in-control plans, policies, programs, agreements and arrangements, in each case, as in effect at the effective time, subject, in each case, to the terms and conditions of such arrangements.
Validus has agreed that if requested by AIG at least 10 business days prior to the effective time, Validus will terminate any and all Validus employee benefit plans qualifying under Section 401(k) of the Code and other select employee benefit plans, in each case effective not later than the business day immediately preceding the effective time. In the event that AIG requests that such 401(k) plans or other employee benefit plans be terminated, Validus will provide AIG with the evidence that such 401(k) plans or other employee benefits plans have been terminated pursuant to resolution of the Validus board of directors, the form and substance of which shall be subject to review by AIG, not later than five business days immediately preceding the effective time. Such resolutions shall provide for the immediate vesting of any accrued but unvested benefits under the terminated 401(k) plans and the payment of any then unpaid employer matching contributions under the terminated 401(k) plans in respect of the year in which the effective time occurs.
AIG has agreed that, as soon as practicable following the effective time, it will permit any continuing employee who is a participant in any terminated 401(k) plans to roll over his or her account balances and outstanding loan balances, if any, thereunder into a plan maintained by AIG that is intended to qualify under Section 401(k) of the Code.
Amendment or Supplement and Waiver
The merger agreement may be amended or supplemented by written agreement of the parties, by action taken or authorized by the boards of directors of Validus and AIG, at any time before or after the receipt of the requisite approval of the Validus shareholders of the merger proposal, but after the requisite approval of the Validus shareholders, no amendment may be made that by law requires further approval by the Validus shareholders without such further approval.
At any time prior to the effective time, AIG and Validus may, subject to applicable law, (i) waive any inaccuracies in the representations and warranties of the other party, (ii) extend the time for performance of any of the obligations or other acts of the other parties or (iii) waive compliance by the other party with any of the agreements contained in the merger agreement or waive any of such party’s conditions. No failure or delay by a party in exercising any of its rights under the merger agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right under the merger agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.
No Third Party Beneficiaries
While the merger agreement is not intended and will not be construed to create any third-party beneficiaries or confer upon any person other than the parties to the merger agreement any rights, benefits or remedies of any nature whatsoever under or by reason of the merger agreement, it provides a limited exception for each Validus shareholder at the effective time as regards its rights to receive the merger consideration and for each present and former director and officer of Validus and its subsidiaries (and each such person’s heirs, executors and administrators) to continue to have indemnification, advancement of expenses and liability insurance coverage following completion of the transactions as described under “—Indemnification; Directors’ and Officers’ Insurance” beginning on page 67.
Remedies; Specific Enforcement
Validus and AIG agreed in the merger agreement that if for any reason any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached or violated, irreparable damage would be caused for which monetary relief would not be an adequate remedy under applicable law. Accordingly, each of the parties to the merger agreement agreed that, in addition to all other remedies to which it may be entitled, (i) each of the parties to the merger agreement is entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof in the courts in the State of Delaware or the federal courts of the United States of America located in the State of Delaware and (ii) the right of specific enforcement is an integral part of the transactions contemplated by the merger agreement and without that right, neither of the parties would have entered into the merger agreement. Such relief may be sought without the posting of a bond or other necessary security. The parties agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.
Representations and Warranties
The merger agreement contains certain customary representations and warranties. Each of Validus and AIG has made representations and warranties regarding, among other things:

•	organization and standing;

•
corporate power and authority with respect to the execution, delivery and performance of the merger agreement and the statutory merger agreement, and the due and valid execution and delivery and enforceability of the merger agreement;

•	board recommendation and approval;

•	absence of conflicts with, or violations of, organizational documents, contracts and applicable laws;

•	required regulatory filings and consents and approvals of governmental authorities;

•	absence of certain legal proceedings; and

•	brokers’ fees payable in connection with the transactions contemplated by the merger agreement.
Additional representations and warranties made only by Validus relate to:

•	capital structure;

•	ownership of subsidiaries;

•	requisite shareholder approval;

•	SEC documents, financial statements and internal controls and disclosure controls and procedures;

•	absence of undisclosed liabilities;

•	absence of any material adverse effect since December 31, 2016;

•	compliance with applicable laws;

•	possession of, and compliance with, permits;

•	tax matters;

•	benefits matters and ERISA compliance;

•	labor matters;

•	investments;

•	intellectual property;

•	inapplicability of takeover statutes;

•	real property;

•	material contracts;

•	insurance and reinsurance subsidiaries;

•	statutory statements and examinations;

•	agreements with insurance regulators;

•	insurance, reinsurance and retrocession contracts;

•	reserves;

•	insurance policies;

•	opinions from financial advisors;

•	related party transactions;

•	IT systems, data security and privacy; and

•	the operations, business practices and management of Validus’ AlphaCat investment management unit.
Additional representations and warranties made only by AIG and Merger Sub relate to:

•	Merger Sub’s ownership and operations;

•	the absence of certain agreements between AIG, Merger Sub or any of their affiliates, on the one hand, and any member of Validus’ management or board of directors, on the other hand;

•	the truthfulness and veracity of information supplied by AIG to Validus that Validus has included in this proxy statement; and

•	share ownership in Validus.
Existing Indebtedness
Validus has agreed to, if requested by AIG, provide commercially reasonable cooperation to AIG in taking such actions as are necessary under certain existing debt documents in respect of the transactions contemplated by the merger agreement and the statutory merger agreement, including delivering or causing a subsidiary to deliver any such notices, agreements, documents or instruments necessary, proper or advisable to comply with the terms thereof, including the delivery of officer certificates and opinions of counsel required to be delivered thereunder in connection with the transactions contemplated by the merger agreement and the statutory merger agreement.
In addition, Validus has agreed to, if requested by AIG, provide commercially reasonable cooperation to AIG and Merger Sub in either (i) arranging for the termination of certain existing debt documents (or redemption of the relevant notes or debentures) at the closing (or such other date thereafter selected by AIG) and the procurement of customary payoff letters and other customary release documentation in connection therewith or (b) obtaining any consents required under certain credit agreements to permit the consummation of the transactions contemplated by the merger agreement and the statutory merger agreement thereunder. In furtherance of the foregoing, if requested by AIG, Validus will and will cause its subsidiaries to execute and deliver such customary notices, agreements, documents or instruments necessary to either terminate certain existing debt documents or redeem the relevant notes or debentures, in each case effective as of the closing (or such other date thereafter selected by AIG) or to obtain the consents required under certain credit agreements, as determined by AIG in its sole discretion.
Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants relating to, among other things:

•	preparation by Validus of this proxy statement;

•	confidentiality and access by AIG to certain information about Validus;

•	consultation between AIG and Validus in connection with public statements with respect to the transactions contemplated by the merger agreement;

•
causing the dispositions of Validus equity securities (including derivative securities) and acquisitions of AIG equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by each individual who is a director or officer of Validus subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•
each party notifying the other party of any shareholder litigation relating to the transactions contemplated by the merger agreement and the statutory merger agreement, and Validus giving AIG the opportunity to participate in the defense and settlement of any shareholder litigation against Validus or its directors relating to the merger agreement and the statutory merger agreement and the transactions contemplated by the merger agreement;

•
Validus reasonably consulting with AIG and obtaining consent from AIG (such consent not to unreasonably be withheld, conditioned or delayed by AIG) for any material tax-related transactions that Validus intends to enter into prior to the closing date, including Section 953(d) elections, if such material transactions are being undertaken for the purposes of complying with or minimizing the adverse tax impact of the Tax Cuts and Jobs Act; and

•
Validus causing its AlphaCat investment adviser subsidiaries to use commercially reasonable efforts to obtain consents from clients of the AlphaCat investment adviser subsidiaries (which we refer to as “AlphaCat clients”) to the assignment or deemed assignment of the advisory contracts between the AlphaCat investment adviser subsidiaries and the AlphaCat clients in connection with the transactions contemplated by the merger agreement and the statutory merger agreement.

Governing Law; Jurisdiction
The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule, except to the extent the provisions of the laws of Bermuda are mandatorily applicable to the merger.
All actions brought by Validus against AIG, or vice versa, that arise out of or relating to the interpretation and enforcement of the merger agreement and in respect of the transactions contemplated by the merger agreement and statutory merger agreement (except to the extent any such proceeding mandatorily must be brought in Bermuda) will be held and determined in the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular action, then any federal court within the State of Delaware. If both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction, then any other state court within the State of Delaware and any appellate court therefrom will have jurisdiction over any action brought by Validus against AIG, or vice versa, arising out of or relating to the interpretation and enforcement of the merger agreement and in respect of the transactions contemplated by the merger agreement and statutory merger agreement.

MARKET PRICE OF VALIDUS COMMON SHARES
Our common shares are quoted on the NYSE under the ticker symbol “VR.” The following table shows the intraday high and low prices for the common shares and cash dividends per share, for the periods indicated as reported by the NYSE. These prices do not necessarily represent actual transactions.

	Validus
	High	Low	Dividend
Year ended December 31, 2018
First quarter (through March 23, 2018)	$67.79	$45.04	$0.38
Year ended December 31, 2017
Fourth quarter	$53.30	$45.72	$0.38
Third quarter	$54.44	$41.15	$0.38
Second quarter	$57.40	$51.21	$0.38
First quarter	$58.76	$54.66	$0.38
Year ended December 31, 2016
Fourth quarter	$56.41	$48.77	$0.35
Third quarter	$51.43	$47.14	$0.35
Second quarter	$48.77	$44.23	$0.35
First quarter	$47.58	$41.73	$0.35
On January 19, 2018, the last full trading day prior to the announcement of the transaction, and March 23, 2018, the last reported sales price of common shares, as reported by the NYSE, was $46.72 and $67.43, respectively. Validus shareholders are encouraged to obtain current market quotations for common shares before making any decision with respect to the merger. No assurance can be given concerning the market price for common shares before or after the date on which the merger will close. The market price for common shares will fluctuate between the date of this proxy statement and the date on which the merger closes and thereafter.
As of March 21, 2018, there were approximately 36 holders of record of common shares. This does not represent the actual number of beneficial owners of common shares because shares are frequently held in “street names” by securities dealers and others for the benefit of beneficial owners who may vote shares.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS
Security Ownership of 5% Owners
The following table sets forth information as of March 16, 2018, with respect to the beneficial ownership of issued and outstanding common shares by each person known by us to beneficially own 5% or more of the issued and outstanding shares. As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly (i) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares or (ii) has the right to acquire the power to vote or dispose of such shares within 60 days, including through the exercise of any option, warrant, or right. Pursuant to Rule 13d-4 under the Exchange Act, the statements concerning voting and dispositive power concerning common shares included in the footnotes to this table shall not be construed as confirmation that such persons are the beneficial owners of such common shares.

Name and address of Beneficial Owner(1)	Common Shares	Percentage of Issued and Outstanding Validus Common shares
Funds affiliated with or managed by The Vanguard Group(2)	6,416,430	8.09%
Funds affiliated with or managed by Capital World Investors (U.S.)(3)	4,656,948	5.87%
Funds affiliated with or managed by Boston Partners(4)	4,341,599	5.47%

(1)	The address for each beneficial owner is listed in the relevant footnote.

(2)	The Vanguard Group, 100 Vanguard Blvd. Malvern, PA 19355.

(3)	Capital World Investors (U.S.), 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(4)	Boston Partners, 909 3rd Ave, New York, NY 10022.
Security Ownership of Directors and Executive Officers
The following table sets forth information as of March 16, 2018, with respect to the beneficial ownership of issued and outstanding common shares by Validus’ directors, named executive officers and its directors and named executive officers as a group.

Name and address of Beneficial Owner(1)	Common Shares	Unvested Restricted Shares	Total	Percentage of Issued and Outstanding Validus Common shares (2)
Edward J. Noonan	1,129,100	82,624	1,211,724	1.42%
Jeffrey D. Sangster	136,206	52,984	189,190	0.17%
Kean D. Driscoll	27,952	62,281	90,233	0.04%
Robert F. Kuzloski	68,388	54,001	122,389	0.09%
Peter A. Bilsby	29,324	51,463	80,787	0.04%
John J. Hendrickson	60,000	54,135	114,135	0.08%
Michael E.A. Carpenter	225,905	—	225,905	0.28%
Matthew J. Grayson	51,393	—	51,393	0.06%
Jeffrey W. Greenberg	3,027	—	3,027	—%
Jean-Marie Nessi	1,873	—	1,873	—%
Mandakini Puri	6,756	—	6,756	0.01%
Gail Ross	2,900	—	2,900	—%
Dr. Therese M. Vaughan	6,756	—	6,756	0.01%
Mahmoud Abdallah	6,756	—	6,756	0.01%
Christopher E. Watson	1,822	—	1,822	—%
Karin Hirtler-Garvey	2,994	—	2,994	—%
Directors and Executive Officers as a group (22 persons)	1,896,567	553,337	2,449,904	2.39%
Shares held by other persons owning less than 5%	62,017,484	1,622,483	63,639,967	78.18%

*	Unvested restricted shares held by our named executive officers accumulate dividends and may be voted.

(1)	Unless otherwise stated, the address for each beneficial owner is c/o Validus Holdings, Ltd., 29 Richmond Road, Pembroke HM 08 Bermuda.

(2)
The percentage of beneficial ownership for all holders has been rounded to the nearest 1/10th of a percentage. Total beneficial ownership is determined in accordance with the rules of the SEC and includes common shares issuable within 60 days of March 16, 2018 upon the exercise of all options and other rights beneficially owned by the indicated person on that date. Under our bye-laws, if, and for so long as, the common shares of a shareholder, including any votes conferred by “controlled shares” would otherwise represent more than 9.09% of the aggregate voting power of all common shares entitled to vote on a matter, including an election of directors, the votes conferred by such shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by our bye-laws), the votes conferred by such shares represent 9.09% of the aggregate voting power of all common shares entitled to vote on such matter.

There are no arrangements, known to Validus, including any pledge by any person of securities of Validus, the operation of which may at a subsequent date result in a change in control of Validus, other than the merger agreement between Validus and AIG (see “Business—General” in Item 1 of Part I of Validus’ Annual Report on Form 10-K for the year ended December 31, 2017).

APPRAISAL RIGHTS
Under Bermuda law, in the event of a merger of a Bermuda company with another Bermuda company or foreign corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. For purposes of Section 106(2)(b)(i) of the Companies Act, the Validus board of directors considers the fair value for (i) each common share to be $68.00, without interest and less any applicable withholding taxes, (ii) each issued and outstanding series A preferred share, to be the continuation of each such series A preferred share as a preferred share of Validus as the surviving company following the merger with all of its relative rights, terms and conditions remaining unchanged and (iii) each issued and outstanding series B preferred share, to be the continuation of each such series B preferred share as a preferred share of Validus as the surviving company following the merger with all of its relative rights, terms and conditions remaining unchanged.
Any Validus shareholder who is not satisfied that it has been offered fair value for its shares and whose shares are not voted in favor of the merger agreement, the statutory merger agreement and the merger may exercise its appraisal rights under the Companies Act to have the fair value of its shares appraised by the Bermuda Court. Persons owning beneficial interests in shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any Validus shareholder intending to exercise appraisal rights must file its application for appraisal of the fair value of its shares with the Bermuda Court within one month after the date the notice convening the special general meeting to approve the merger has been given. The notice delivered with this proxy statement constitutes this notice. There are no statutory rules and limited decisions of the Bermuda Court prescribing in detail the operation of the provisions of the Companies Act governing appraisal rights that are set forth in Section 106 of the Companies Act or the process of appraisal by the Bermuda Court; the Bermuda Court retains considerable discretion as to the precise methodology that it would adopt when determining the fair value of shares in an appraisal application under the Companies Act.
If a Validus shareholder votes in favor of the merger agreement, the statutory merger agreement and the merger at the special general meeting, such shareholder will have no right to apply to the Bermuda Court to appraise the fair value of its shares, and instead, if the merger is consummated, and as discussed in the section of this proxy statement titled “The Merger Agreement—Effects of the Merger,” each (i) common share of such shareholder will be canceled and converted into the right to receive the merger consideration, (ii) series A preferred share of such shareholder will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged and (iii) series B preferred share of such shareholder will continue as a preferred share of Validus as the surviving company following the merger and the relative rights, terms and conditions of each such preferred share will remain unchanged. Voting against the merger, or not voting, will not in itself satisfy the requirements for notice and exercise of a shareholder’s right to apply for appraisal of the fair value of its shares.
A FAILURE OF A DISSENTING SHAREHOLDER TO AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL WILL NOT CONSTITUTE A WAIVER OF ITS RIGHT TO HAVE THE FAIR VALUE OF ITS VALIDUS SHARES APPRAISED, PROVIDED THAT SUCH SHAREHOLDER DOES NOT VOTE IN FAVOUR OF THE MERGER PROPOSAL.
In any case where a registered holder of shares has made an appraisal application, in respect of the shares held by such dissenting shareholder, and the merger has been made effective under Bermuda law before the Bermuda Court’s appraisal of the fair value of such dissenting shares, then the dissenting shareholder shall be entitled to receive the consideration and, if the fair value of the dissenting shares is later appraised by the Bermuda Court to be greater than the value of the consideration, such dissenting shareholder will be paid the difference, between the amount paid to him as the consideration and the value appraised by the court within one month of the Bermuda Court’s appraisal.
In any case where the value of the dissenting shares held by a dissenting shareholder is appraised by the Bermuda Court before the merger has been made effective under Bermuda law, then the surviving company will be required to pay the dissenting shareholder within one month of the Bermuda Court’s appraisal an amount equal to the value of the dissenting shares appraised by the Bermuda Court, unless the merger is terminated under the terms of the merger agreement, in which case no payment shall be made. However, it is anticipated that, subject to having obtained the requisite approval, the merger would have proceeded prior to the appraisal by the Bermuda Court.

A shareholder that has exercised appraisal rights has no right of appeal from an appraisal made by the Bermuda Court. The responsibility for apportioning the costs of any application to the Bermuda Court under Section 106 of the Companies Act will be in the discretion of the Bermuda Court.
The relevant portion of Section 106 of the Companies Act in relation to appraisal rights is as follows:
“(6) Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.
(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either—
(a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or
(b) to terminate the amalgamation or merger in accordance with subsection (7).
(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court, the amalgamated or surviving company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.
(6C) No appeal shall lie from an appraisal by the Court under this section.
(6D) The costs of any application to the Court under this section shall be in the discretion of the Court.
(7) An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies.”
SHAREHOLDERS WHO HOLD THEIR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BANKS, BROKERAGE FIRMS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE VALIDUS COMMON SHARES OR VALIDUS PREFERRED SHARES, AS APPLICABLE. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM AND OTHER NOMINEE MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
A shareholder who elects to exercise appraisal rights under Section 106(6) of the Companies Act should mail or deliver a written demand to:
Validus Holdings, Ltd.
Attention: General Counsel
29 Richmond Road
Pembroke HM 08, Bermuda
Holders of depositary shares must act through the depositary to exercise appraisal rights in respect of the fractional preferred shares represented by depositary shares and should contact the depositary if they desire to seek to exercise appraisal rights.

DELISTING OF VALIDUS COMMON SHARES
If the merger is completed, we expect that Validus’ common shares will be delisted from the NYSE and we will no longer file periodic reports with the SEC on account of Validus’ common shares. However, we will continue to make securities filings with respect to our publicly-held depositary shares (representing interests in our preferred shares) to the extent such filings are required under SEC regulations following the completion of the merger. AIG may decide, following the merger, to delist the depositary shares from the NYSE, to deregister such depositary shares under the Exchange Act or take other action with respect to the depositary shares and preferred shares.

THE SPECIAL GENERAL MEETING
Date, Time and Place
The special general meeting will take place on April 27, 2018, starting at 9:00 a.m., Atlantic time, at Validus’ offices at 29 Richmond Road, Pembroke HM 08, Bermuda.
Purposes of the Special General Meeting
At the special general meeting, Validus shareholders will be asked to consider and vote on each of the following proposals:

•
Proposal 1: to approve the bye-law amendment to reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders to a simple majority of the votes cast at a general meeting of the shareholders;

•	Proposal 2: to approve the merger agreement, the statutory merger agreement and the merger;

•
Proposal 3: on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to Validus’ named executive officers in connection with the merger, as described in this proxy statement; and

•
Proposal 4: to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the bye-law amendment proposal or the merger proposal at the special general meeting.

Common shares outstanding as of the record date will be entitled to vote on each of the above proposals. Preferred shares outstanding as of the record date will have the right to vote only on Proposal 2 and Proposal 4.
Consummation of the merger is conditioned on, among other things, the approval of Proposal 2 above, but is not conditioned on the approval of Proposals 1, 3 or 4.
The Validus board of directors has unanimously (1) approved the bye-law amendment, (2) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, Validus, (3) approved the merger, the merger agreement and the statutory merger agreement and (4) resolved that the bye-law amendment proposal, the merger proposal and the compensation advisory proposal be submitted to Validus shareholders for their consideration at the special general meeting. Accordingly, the Validus board of directors recommends that Validus shareholders vote “FOR” the bye-law amendment proposal, “FOR” the merger proposal, “FOR” the compensation advisory proposal and “FOR” the other proposals described in this proxy statement in respect of which they are entitled to vote.
Record Date
Only shareholders of record, as shown on Validus’ register of members, at the close of business on March 21, 2018, the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting or any adjournment or postponement thereof. As of March 21, 2018, the record date for the special general meeting, there were 81,396,747 common shares, 6,000 series A preferred shares and 10,000 series B preferred shares issued and outstanding.
Quorum
Each common share and preferred share carries the right to vote on the merger proposal and the adjournment proposal. Accordingly, the quorum required at the special general meeting to consider the merger proposal and the adjournment proposal is the presence in person or by proxy of at least two shareholders representing in excess of 50% of the total voting power of all common shares and preferred shares as of the record date. The quorum required at the special general meeting to consider the bye-law amendment proposal and the compensation advisory proposal is the presence in person or by proxy of at least two shareholders representing in excess of 50% of the total voting power of all common shares as of the record date.

Required Vote
The approval of the bye-law amendment proposal requires the affirmative vote of holders of a majority in voting power of the aggregate voting power of common shares in accordance with Validus’ bye-laws. Holders of preferred shares do not have the right to vote on the bye-law amendment proposal.
If the bye-law amendment proposal is approved, the approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of common shares and preferred shares, voting as one class, at the special general meeting or any adjournment thereof in accordance with Validus’ bye-laws. If the bye-law amendment is not approved, the approval of the merger proposal requires the affirmative vote of 75% of the votes cast by holders of common shares and preferred shares, voting as one class, at the special general meeting or any adjournment thereof in accordance with Validus’ bye-laws.
The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of common shares at the special general meeting in accordance with Validus’ bye-laws. Holders of preferred shares do not have the right to vote on the compensation advisory proposal.
The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of common shares and preferred shares, voting as one class, at the special general meeting in accordance with Validus’ bye-laws.
Voting Securities
Except as provided below holders of common shares have one vote for each common share held by them and are entitled to vote on all the proposals voted on at the special general meeting or any adjournment thereof.
Each depositary share represents a 1/1,000th interest in a preferred share. Therefore, holders of depositary shares will be entitled to 1/1,000th of a vote per share of the preferred shares. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the depositary shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can only vote whole shares of preferred shares. Holders of preferred shares, which underlay the depositary shares, are entitled to vote only on the merger proposal and the adjournment proposal.
The depositary will mail (or otherwise transmit by an authorized method) the information contained in this proxy statement to the record holders of the depositary shares relating to the preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred shares, may instruct the depositary to vote the number of the preferred shares votes represented by the holder’s depositary shares. To the extent possible, the depositary will vote the number of the preferred shares votes represented by depositary shares in accordance with the instructions it receives.
Validus will take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will refrain from voting the preferred shares to the extent it does not receive specific instructions from the holders of any depositary shares representing such preferred shares.
There are provisions in the Validus bye-laws that may reduce or increase the voting rights of the holders of Validus’ shares, including its common shares. These provisions generally provide that if any Validus shareholder is deemed to control Validus shares which confer votes in excess of 9.09% of the votes of the aggregate voting power of securities of Validus entitled to vote, the votes conferred by the controlled shares are reduced by whatever amount is necessary so that after such reduction the votes conferred by the controlled shares of such shareholder will represent 9.09% of the aggregate voting power of securities of Validus entitled to vote. Notwithstanding the foregoing, after having applied such provisions as best as they consider reasonably practicable, the Validus board of directors may make such final adjustments to the aggregate number of votes conferred, directly or indirectly or by attribution, by the controlled shares on any United States person (as defined in Section 7701(a)(30) of the Code) that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.09% of the aggregate voting power of the votes conferred by all securities of Validus entitled to vote generally at any election of directors. “Controlled shares” means, in reference to any person (i) all securities of Validus directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Code and (ii) all securities of Validus directly, indirectly or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act. The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all of Validus’ other shareholders who were not members of these groups so long as such reallocation does not cause any person to control Validus shares which confer votes in excess of 9.09% of the votes of the aggregate voting power of securities of Validus entitled to vote.
Under these provisions, certain Validus shareholders may have their voting rights limited to less than one vote per share, while other Validus shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain Validus shareholders who would not otherwise be deemed to control Validus shares which confer votes in excess of 9.09% by virtue of their direct share ownership.
As a result of any reallocation of votes, the voting rights of a Validus shareholder might increase above 5% of the aggregate voting power of the outstanding Validus shares, thereby possibly resulting in a Validus shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act. In addition, any increase of a Validus shareholder’s voting rights could result in a Validus shareholder becoming subject to filing requirements under Section 16 of the Exchange Act.
Abstentions and “Broker Non-Votes”
Abstentions and “broker non-votes” will be counted toward the presence of a quorum at the special general meeting, but will not be considered votes cast on any proposal brought before the special general meeting. Because the vote required to approve the proposals to be voted upon at the special general meeting (other than the bye-law amendment proposal) is the affirmative vote of the specified required percentage of the votes cast assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting (other than the bye-law amendment proposal) will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting. With respect to the bye-law amendment proposal, approval of which requires the affirmative vote of holders of a majority in voting power of the aggregate voting power of common shares of Validus, abstentions and “broker non-votes” will have the effect of a vote “against” the bye-law amendment.
Revocation of Proxies
You may revoke a submitted proxy prior to its exercise by either giving notice of such revocation to the General Counsel of Validus in writing at Validus Holdings, Ltd., 29 Richmond Road, Pembroke, HM 08, Bermuda, or attending and voting in person at the special general meeting or by executing a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.
If your common shares or preferred shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke your previously provided voting instructions.
Questions and Additional Information
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).

PROPOSAL 1—APPROVAL OF THE BYE-LAW AMENDMENT PROPOSAL
In this proposal, Validus is asking its shareholders to approve an amendment to the Validus bye-laws to reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders to a simple majority of the votes cast at a general meeting of the shareholders. If the necessary vote of shareholders is obtained in connection with this proposal, the Validus bye-laws will be immediately amended by the addition of the following new bye-law as bye-law 72 under the caption “MEMBER VOTE TO APPROVE A MERGER OR AMALGAMATION”
“72. Merger or Amalgamation
A resolution proposed for consideration at general meeting to approve the merger or amalgamation of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members that are present (in person or by proxy) and voting at such general meeting and the quorum for such general meeting shall be as set forth in Bye-law 26.1.”
The Validus board of directors has unanimously (1) approved the bye-law amendment and (2) resolved that the bye-law amendment proposal be submitted to Validus’ shareholders for their consideration at the special general meeting.
Only common shares may vote on the bye-law amendment proposal. Preferred shares do not have a right to vote on the bye-law amendment proposal.
The approval of the bye-law amendment proposal requires the affirmative vote of holders of a majority in voting power of the aggregate voting power of common shares in accordance with Validus’ bye-laws.
Approval of this proposal is not a condition to consummation of the merger but will have the effect of lowering the approval threshold for the merger proposal.
The Validus board of directors unanimously recommends a vote “FOR”
Proposal 1.

PROPOSAL 2—APPROVAL OF THE MERGER PROPOSAL
In this proposal, Validus is asking its shareholders to approve the merger agreement, the statutory merger agreement and the merger. Approval of this proposal is a condition to consummation of the merger.
The Validus board of directors has unanimously (1) determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, Validus, (2) approved the merger, the merger agreement and the statutory merger agreement and (3) resolved that the merger proposal be submitted to Validus shareholders for their consideration at the special general meeting.
Each common share and preferred share issued and outstanding as of the record date will carry the right to vote on this proposal. Holders of common shares and preferred shares will vote on the merger proposal as a single class.
If the bye-law amendment proposal is approved, the approval of the merger proposal requires the affirmative vote of a majority of the votes cast by holders of common shares and preferred shares, voting as one class, at the special general meeting or any adjournment thereof in accordance with Validus’ bye-laws. If the bye-law amendment is not approved, the approval of the merger proposal requires the affirmative vote of 75% of the votes cast by holders of common shares and preferred shares, voting as one class, at the special general meeting or any adjournment thereof in accordance with Validus’ bye-laws.
The Validus board of directors unanimously recommends a vote “FOR”
Proposal 2.

PROPOSAL 3—APPROVAL OF THE COMPENSATION ADVISORY PROPOSAL
Validus is providing the holders of common shares with the opportunity to cast an advisory (non-binding) vote to approve the “golden parachute” compensation payments that will or may be made by Validus to its named executive officers in connection with the merger, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act. This proposal, commonly known as “say-on-golden parachute,” gives the holders of common shares the opportunity to vote on an advisory (non-binding) basis on the “golden parachute” compensation payments that will or may be paid by Validus to its named executive officers in connection with the merger.
The “golden parachute” compensation that Validus’ named executive officers may be entitled to receive from Validus in connection with the merger is summarized in the table titled “Golden Parachute Compensation,” which can be found in the section of this proxy statement titled “The Merger—Interests of Validus’ Directors and Executive Officers in the Merger—Merger Related Compensation for Validus Named Executive Officers.” Such summary, in table form, includes all compensation and benefits that may or will be paid by Validus to its named executive officers in connection with the merger.
The Validus board of directors encourages you to review carefully the “golden parachute” compensation information disclosed in this proxy statement.
The Validus board of directors unanimously recommends that the holders of common shares approve the following resolution:
“RESOLVED, that the holders of common shares approve, on an advisory (non-binding) basis, the compensation that will or may become payable by Validus to its named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures.”
Only common shares may vote on the compensation advisory proposal. Preferred shares do not have a right to vote on this proposal.
The approval of the compensation advisory proposal requires the affirmative vote of a majority of the votes cast by holders of common shares at the special general meeting in accordance with Validus’ bye-laws.
The vote on the compensation advisory proposal is a vote separate and apart from the vote on the merger proposal. Since the vote on the compensation advisory proposal is advisory only, it will not be binding on either AIG or Validus. Accordingly, if the merger proposal is approved and the merger is consummated, the compensation payments that are contractually required to be paid by Validus to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of the holders of common shares.
Approval of this proposal is not a condition to consummation of the merger.
The Validus board of directors unanimously recommends a vote “FOR”
Proposal 3.

PROPOSAL 4—APPROVAL OF THE ADJOURNMENT PROPOSAL
The special general meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the bye-law amendment proposal or the merger proposal.
If, at the special general meeting, the number of common shares and preferred shares present or represented by proxy and voting in favor of the merger proposal is insufficient to approve such proposals, Validus intends to move to adjourn the special general meeting in order to solicit additional proxies for the approval of the bye-law amendment proposal or the merger proposal. Validus does not intend to call a vote on this proposal if the merger proposal has been approved at the special general meeting.
In this proposal, Validus is asking its shareholders to authorize the holder of any proxy solicited by the Validus board of directors to vote in favor of granting discretionary authority to proxy holders, and each of them individually, to adjourn the special general meeting to another time and place for the purpose of soliciting additional proxies. If Validus shareholders approve this adjournment proposal, Validus could adjourn the special general meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Validus shareholders who have previously voted.
Each common share and preferred share issued and outstanding as of the record date will carry the right to vote on the adjournment proposal. Holders of common shares and preferred shares will vote on the adjournment proposal as a single class.
The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of common shares and preferred shares at the special general meeting in accordance with Validus’ bye-laws.
Approval of this proposal is not a condition to consummation of the merger.
The Validus board of directors unanimously recommends a vote “FOR”
Proposal 4.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general summary of certain material U.S. federal income tax consequences of the merger applicable to U.S. holders (as defined below) of common shares and to U.S. holders of preferred shares.
The following discussion is based upon the Code, U.S. Treasury regulations, judicial authorities, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect on the date of this proxy statement and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to holders that hold their common or preferred shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular shareholder, such as the application of the Medicare contribution tax, or to shareholders that are subject to special treatment under U.S. federal income tax laws, such as:

•	financial institutions;

•	mutual funds;

•	tax-exempt organizations;

•	insurance companies;

•	regulated investment companies and real estate investment trusts;

•	S corporations, partnerships or other pass-through entities (and investors in such entities);

•	dealers in securities or currencies;

•	traders in securities who elect the mark-to-market method of accounting for their securities;

•	shareholders that hold their Validus shares as part of a “straddle,” “conversion transaction” or other integrated transaction;

•	shareholders who acquired their Validus shares pursuant to the exercise of employee share options or otherwise in connection with the performance of services;

•	shareholders who have a functional currency other than the United States dollar;

•	shareholders who own, or have owned, directly, indirectly or constructively, 10% or more of the total combined voting power or value of all classes of issued and outstanding stock of Validus;

•	shareholders who own, directly, indirectly or constructively 5% or more of common shares;

•	AIG and any of its affiliates;

•	shareholders who are not U.S. holders; and

•	shareholders who exercise their appraisal rights.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a Validus shareholder, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding Validus shares should consult its tax advisors with respect to the tax consequences of the transaction.
This discussion does not address tax considerations under state, local and non-U.S. laws or other U.S. federal taxes (such as gift or estate taxes or liability for the alternative minimum tax). This discussion also does not address the tax consequences to holders of preferred shares of holding preferred shares of the surviving company.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common or preferred shares that is (i) an individual who is a citizen or resident of the United States as determined for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust that (A) is subject to the primary supervision of a court within the United States and the authority of one or more U.S. persons to control all substantial decisions of the trust or (B) has a valid election in effect under applicable U.S. Treasury Department regulations to be treated as a U.S. person.
Holders of common and preferred shares are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of the transaction to them, as well as any tax consequences arising under any state, local and non-U.S. tax laws or any other U.S. federal tax laws. Holders of preferred shares are urged to consult their tax advisors as to the consequences of continuing to hold their preferred shares as preferred shares of Validus as the surviving company in the merger, as well as any tax consequences arising under any state, local and non-U.S. tax laws or any other U.S. federal tax law.
Tax Consequences to U.S. Holders of Common Shares
Tax Consequences of the Merger
The exchange of common shares for the merger consideration pursuant to the merger agreement will be a taxable transaction for U.S. federal income tax purposes. Subject to the discussion titled “—Passive Foreign Investment Company,” a U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the receipt of the merger consideration in exchange for common shares in an amount equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the common shares exchanged. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares exceeds one year on the date of the exchange. Long-term capital gains recognized by certain non-corporate holders, including individuals, are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. Any such gain or loss recognized by U.S. holders generally will be treated as U.S.-source gain or loss.
If a U.S. holder acquired different blocks of common shares at different times and different prices, such U.S. holder must determine its, his or her gain or loss, adjusted tax basis and holding period separately with respect to each block of common shares.
Passive Foreign Investment Company (“PFIC”)
In general, a foreign corporation will be treated as a PFIC during a given year if (i) 75% or more of its gross income constitutes “passive income” or (ii) 50% or more of its assets produce (or are held for the production of) passive income. For purposes of the PFIC determination, a non-U.S. corporation is generally treated as owning a proportionate share of the assets and income of any other corporation in which it owns, directly or indirectly, more than 25% (by value) of the corporation’s shares. Passive income generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an express exception for income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. Validus does not believe that it is, or ever has been, a PFIC. However, the determination of PFIC status is factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question. Accordingly, there can be no assurance that Validus is or was not a PFIC for its current or any prior taxable year.
If Validus were a PFIC for the taxable year of the merger or any prior taxable year in which the U.S. holder held common shares, unless the U.S. holder had made a valid mark-to-market election with respect to their common shares, any gain recognized by a U.S. holder on the exchange of common shares for the merger consideration pursuant to the merger generally would be allocated ratably over such U.S. holder’s holding period for the common shares. The amount allocated to the taxable year of the merger and to any taxable year before Validus became a PFIC would be treated as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that year and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax attributable to such year. If the U.S. holder had made a valid mark-to-market election with respect to their common shares, any gain recognized by the U.S. holder would be treated as ordinary income and any loss would be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.
If Validus is a PFIC for the taxable year of the merger or has been a PFIC during any prior year in which a U.S. holder held common shares, a U.S. holder generally would be required to file IRS Form 8621 with respect to the common shares. The PFIC rules are complex, and each U.S. holder should consult their own tax advisors regarding the classification of Validus as a PFIC, and the effect of the PFIC rules on such U.S. holder.
Tax Consequences of the Merger to U.S. Holders of Preferred Shares
The continuation of preferred shares as preferred shares of Validus as the surviving company in the merger will not be a taxable event for U.S. federal income tax purposes. U.S. holders of preferred shares will not recognize any income, gain or loss upon the continuation of their preferred shares as preferred shares of Validus as the surviving company in the merger, and will retain an adjusted tax basis and holding period in their surviving company preferred shares equal to the adjusted tax basis and holding period such U.S. holder had in their preferred shares prior to the merger.
Backup Withholding and Information Reporting
A U.S. holder may be subject to information reporting and backup withholding with respect to the amount of cash received in the merger. A U.S. holder may be subject to backup withholding unless the U.S. holder is an exempt recipient and, when required, demonstrates this fact or provides a taxpayer identification number, makes certain certifications on IRS Form W-9, or otherwise complies with the applicable requirements. A U.S. holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

SHAREHOLDER PROPOSALS
If the merger proposal is approved by Validus shareholders and the merger is completed, Validus will not hold an annual general meeting in 2018. If the merger is not completed in 2018 for any reason, Validus will hold an annual general meeting in 2018 as required by Bermuda law.
In order for shareholder proposals prepared in accordance with Rule 14a-8 of the Exchange Act to be considered for inclusion in Validus’ proxy statement for the 2018 annual general meeting of shareholders, the General Counsel of Validus, located at 29 Richmond Road, Pembroke, HM 08, Bermuda, must have received such proposals by November 17, 2017, unless the date of Validus’ annual general meeting of shareholders changes by more than 30 days from the anniversary of our 2017 annual general meeting, which was held May 10, 2017, in which case the deadline is a reasonable time before we begin to print and send our proxy materials for our 2018 annual general meeting. If a Validus shareholder does not comply with Rule 14a-8, Validus will not be required to include the shareholder proposal in the proxy statement and the proxy card Validus will mail to its shareholders for its 2018 annual general meeting.
In addition, a shareholder may present a proposal at the 2018 annual general meeting (if one is held) other than pursuant to Rule 14a-8 of the Exchange Act. Any such proposal will not be included in the proxy statement for the 2018 annual general meeting and must be received by the General Counsel of Validus, located at 29 Richmond Road, Pembroke, HM 08, Bermuda at least six weeks before the date of the annual general meeting, in accordance with the Bermuda Companies Act.

HOUSEHOLDING OF THE PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless shareholders have notified the company whose shares they hold of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact Validus at the address identified below. Validus will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Validus at its address below.

WHERE YOU CAN FIND MORE INFORMATION
Validus files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that Validus files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at +1 (800) SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from the Internet website maintained by the SEC at www.sec.gov.
If you are a Validus shareholder, some of the documents previously filed with the SEC may have been sent to you, but you can also obtain any of them through Validus, the SEC or the SEC’s Internet website as described above. Documents filed with the SEC are available from Validus without charge, excluding all exhibits, except that, if Validus has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge.
You may obtain documents filed by Validus with the SEC by requesting them in writing or by telephone from the following addresses:
Validus Holdings, Ltd.
Attention: General Counsel
29 Richmond Road
Pembroke HM 08, Bermuda
+1 (441) 278-9000
If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the date of the applicable special general meeting. This means you must request this information no later than April 19, 2018 if you are a Validus shareholder. Validus will mail promptly requested documents to requesting shareholders by first-class mail, or another equally prompt means.
You can also get more information by visiting Validus’ website at www.validusholdings.com
The SEC allows Validus to “incorporate by reference” information in this proxy statement, which means that Validus can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement.
The documents listed below that Validus has previously filed with the SEC are incorporated by reference into this proxy statement. They contain important business and financial information about Validus:

Annual Report on Form 10-K	For the fiscal year ended December 31, 2017, filed with the SEC on: February 28, 2018.
Current Reports on Form 8-K	Filed with the SEC on: February 28, 2018, March 2, 2018.

Validus also hereby incorporates by reference any additional documents that Validus may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the special general meeting. Nothing in this proxy statement shall be deemed to incorporate information furnished but not filed with the SEC.
Validus has supplied all of the information contained or incorporated by reference into this proxy statement relating to Validus and AIG has supplied all of the information contained or incorporated by reference into this proxy statement relating to AIG and Merger Sub.
In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT IN DECIDING HOW TO VOTE YOUR COMMON OR PREFERRED SHARES. VALIDUS HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 26, 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO VALIDUS SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.
This proxy statement contains a description of the representations, warranties and covenants of Validus, AIG and Merger Sub contained in the Merger Agreement, which have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the merger agreement, (b) have been qualified by (i) matters specifically disclosed in Validus’ filings with the SEC since June 30, 2016 and (ii) confidential disclosures made in the disclosure letters delivered in connection with the merger agreement, (c) are subject to materiality qualifications contained in the merger agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement and (e) have been included in the merger agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the these materials are included with this filing only to provide investors with information regarding the terms of the merger agreement, and not to provide investors with any other factual information regarding Validus, AIG, Merger Sub or their respective businesses. Investors should not rely upon the representations and warranties in the merger agreement as characterizations of actual facts or circumstances as of the date of the merger agreement or as of any other date. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Validus’ public disclosures.

VALIDUS HOLDINGS, LTD.
ATTN: ROBERT KUZLOSKI
29 RICHMOND ROAD
PEMBROKE, BERMUDA HM08 BERMUDA

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/26/2018 for shares held directly and by 11:59 P.M. ET on 04/24/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/26/2018 for shares held directly and by 11:59 P.M. ET on 04/24/2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR all of the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000370269_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com

VALIDUS HOLDINGS, LTD.
Special Meeting of Shareholders
April 27, 2018
This proxy is solicited by the Board of Directors

The undersigned holder of Common Shares of Validus Holdings, Ltd. hereby appoints Edward J. Noonan or, failing him, Robert F. Kuzloski to be its proxy and to vote for the undersigned on all matters arising at the Special General Meeting of Holders of Common Shares of Validus Holdings, Ltd. or any adjournment thereof, and to represent the undersigned at such meeting or any adjournment thereof to be held on April 27, 2018.

THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED CONSISTENT WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR ALL ITEMS ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED MARCH 26, 2018, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITITES MAY LAWFULLY DO BY VIRTUE HEREOF.

Continued and to be signed on reverse side

0000370269_2 R1.0.1.17

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
by and among
AMERICAN INTERNATIONAL GROUP, INC.,
VENUS HOLDINGS LIMITED
and
VALIDUS HOLDINGS, LTD.
Dated as of January 21, 2018

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND TERMS

Section 1.01	Definitions	2
Section 1.02	Interpretations	14
ARTICLE II
THE MERGER

Section 2.01	Merger	16
Section 2.02	Merger Effective Time	16
Section 2.03	Effects of Merger	16
Section 2.04	Memorandum of Association and Bye-Laws of the Surviving Company	16
Section 2.05	Board of Directors and Officers of Surviving Company	16
Section 2.06	Closing	16
ARTICLE III
EFFECT ON THE SHARE CAPITAL OF THE CONSTITUENT ENTITIES;
PAYMENT OF CONSIDERATION
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

A-i

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
ARTICLE VI
ADDITIONAL COVENANTS AND AGREEMENTS

A-ii

ARTICLE VII
CONDITIONS PRECEDENT

Section 7.01	Conditions to Each Party’s Obligation To Effect the Merger	70
Section 7.02	Conditions to Obligations of Parent and Merger Sub	70
Section 7.03	Conditions to Obligations of the Company	71
Section 7.04	Frustration of Closing Conditions	71
ARTICLE VIII
TERMINATION

Section 8.01	Termination	72
Section 8.02	Effect of Termination	73
Section 8.03	Company Termination Fee	74
ARTICLE IX
MISCELLANEOUS

A-iii

EXHIBITS

Exhibit A	Statutory Merger Agreement
Exhibit B	Company Bye-Law Amendment
SCHEDULES

Schedule I	Required Regulatory Approvals

A-iv

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of January 21, 2018, among Validus Holdings, Ltd., a Bermuda exempted company (the “Company”), American International Group, Inc., a Delaware corporation (“Parent”), and Venus Holdings Limited, a Bermuda exempted company and a wholly owned Subsidiary of Parent (“Merger Sub”).
W I T N E S S E T H:
WHEREAS the Board of Directors of each of the Company (the “Company Board”), Parent (the “Parent Board”) and Merger Sub (the “Merger Sub Board”) (i) have approved the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein and in the Statutory Merger Agreement, merge with and into the Company, with the Company surviving such merger (the “Merger”), so that immediately following the Merger, the Company will be a wholly owned Subsidiary of Parent, (ii) have determined that the terms of this Agreement and the Statutory Merger Agreement are in the best interests of and fair to the Company, Parent or Merger Sub, as applicable and (iii) have declared the advisability of this Agreement, the Statutory Merger Agreement and the Merger;
WHEREAS the Company Board has (i) determined that the Merger Consideration constitutes fair value for each Company Share in accordance with the Bermuda Companies Act, (ii) determined that the preferred shares of the Surviving Company as described in Section 3.01(d) constitute fair value for each Series A Preferred Share in accordance with the Bermuda Companies Act, (iii) determined that the preferred shares of the Surviving Company as described in Section 3.01(e) constitute fair value for each Series B Preferred Share in accordance with the Bermuda Companies Act, (iv) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company, (v) approved the Merger, this Agreement and the Statutory Merger Agreement and (vi) resolved, subject to Section 6.02, to recommend approval of the Merger, this Agreement and the Statutory Merger Agreement to the Company’s shareholders;
WHEREAS the Company Board has (i) approved the Company Bye-Law Amendment and (ii) resolved to recommend approval of the Company Bye-Law Amendment to the Company’s shareholders; and
WHEREAS the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

ARTICLE I
DEFINITIONS AND TERMS
Section 1.01     Definitions.    The following terms shall have the respective meanings set forth below throughout this Agreement:
“Acceptable Confidentiality Agreement” means any confidentiality agreement entered into by the Company from and after the date of this Agreement that contains provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided that such confidentiality agreements may omit provisions or the Company in its sole discretion may waive or amend provisions in such agreements, in which case the corresponding provisions of the Confidentiality Agreement shall be contemporaneously amended or waived; provided, further, that no such confidentiality agreements shall prohibit or prevent the Company from disclosing to Parent the terms and conditions of any Takeover Proposal or the identity of the Person or group of Persons making such Takeover Proposal or otherwise keeping Parent reasonably informed of the developments with respect to any Takeover Proposal (including any changes thereto) or otherwise complying with its obligations hereunder.
“Action” means any legal or administrative proceeding, suit, investigation, arbitration or action.
“Adverse Recommendation Change” has the meaning set forth in Section 6.02(d).
“Adviser Compliance Policies” has the meaning set forth in Section 4.27(a)(iv).
“Advisers Act” means the Investment Advisers Act of 1940.
“Advisory Client Consent” has the meaning set forth in Section 6.15.
“Advisory Contract” means any written agreement pursuant to which any IA Subsidiary provides investment advisory, investment management, commodity trading or collateral management services (including subadvisory services) to a Client.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.
“Agreement” has the meaning set forth in the preamble.
“Alternate Fee” has the meaning set forth in Section 8.03(a)(ii).
“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable non-U.S. antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Applicable SAP” means, with respect to any Company Insurance Subsidiary, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the applicable Insurance Regulator under the Insurance Law of such Company Insurance Subsidiary’s domiciliary jurisdiction.
“Appraisal Withdrawal” has the meaning set forth in Section 3.05(b).
“Appraised Fair Value” has the meaning set forth in Section 3.05(a).
“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.03(a).
“Bermuda Companies Act” has the meaning set forth in Section 2.01.
“Book-Entry Share” has the meaning set forth in Section 3.01(c).
“business day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or Bermuda are authorized or required by Law to be closed.
“Capitalization Date” has the meaning set forth in Section 4.02(a).
“Certificate” has the meaning set forth in Section 3.01(c).
“Certificate of Merger” has the meaning set forth in Section 2.02.
“Claim” has the meaning set forth in Section 6.09(b).
“Client” means any Private Fund or other client to which any IA Subsidiary provides investment advisory (including any subadvisory) or commodity trading advisory services.
“Closing” has the meaning set forth in Section 2.06.
“Closing Date” has the meaning set forth in Section 2.06.
“Code” means the U.S. Internal Revenue Code of 1986.
“Company” has the meaning set forth in the preamble.
“Company Acquisition Agreement” has the meaning set forth in Section 6.02(d).
“Company Award” means a Company Restricted Share, Company Performance Share or Company RSU Award, as applicable.
“Company Board” has the meaning set forth in the recitals.

“Company Board Recommendation” has the meaning set forth in Section 4.03(b).
“Company Bye-Law Amendment” means the amendment to the Company’s Bye-Laws set forth on Exhibit B.
“Company Bye-Laws” means the Company’s Amended and Restated Bye-Laws, as amended up to and including the date of this Agreement.
“Company Charter” means the Company’s Memorandum of Association, as amended up to and including the date of this Agreement.
“Company Disclosure Letter” has the meaning set forth in Article IV.
“Company Employee” has the meaning set forth in Section 6.11(a).
“Company Insurance Approvals” has the meaning set forth in Section 4.04.
“Company Insurance Subsidiary” has the meaning set forth in Section 4.17(a).
“Company Lease” means any lease, sublease, license or other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case, whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement) or has the right to use or occupy, now or in the future, any real property.
“Company Notice” has the meaning set forth in Section 6.02(d).
“Company Organizational Documents” means the Company Charter and the Company Bye-Laws.
“Company Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not subject to ERISA) covering current or former directors, officers or employees of the Company or any of its Subsidiaries that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to, other than any such employee pension benefit plan required by applicable Law or sponsored by a Governmental Authority.
“Company Performance Share” has the meaning set forth in Section 3.03(a)(ii).
“Company Plan” means each plan, program, policy, agreement or other arrangement covering current or former directors, officers or employees of the Company or any of its Subsidiaries, that is (a) an employee welfare plan within the meaning of Section 3(1) of ERISA (whether or not subject to ERISA), (b) a Company Pension Plan, (c) a share option, share purchase, share appreciation right, restricted share, restricted share unit or other share- or equity-based compensation agreement, program or plan, (d) an individual employment, consulting, severance, change of control, retention or other similar agreement between such Person and the Company or any of its Subsidiaries or (e) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, paid time off, severance or termination pay, benefit or fringe-benefit plan, program, policy, agreement or other arrangement, in each case that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to, other than, in each case, any such plan, program, policy, agreement or other arrangement required by applicable Law, sponsored by a Governmental Authority, or that is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA).
“Company Reinsurance Contracts” has the meaning set forth in Section 4.20.
“Company Restricted Share” has the meaning set forth in Section 3.03(a)(i).
“Company Rights” has the meaning set forth in Section 4.02(b).
“Company RSU Award” has the meaning set forth in Section 3.03(a)(iii).
“Company SEC Documents” has the meaning set forth in Section 4.05(a).
“Company Securities” has the meaning set forth in Section 4.02(b).
“Company Share Plans” means, collectively, (i) the Amended and Restated 2005 Long Term Incentive Plan, as amended from time to time, and (ii) the Directors Stock Compensation Plan.
“Company Shareholder Approval” has the meaning set forth in Section 4.03(d).
“Company Shareholders Meeting” has the meaning set forth in Section 6.03(b).
“Company Shares” has the meaning set forth in Section 3.01.
“Company Statutory Statements” has the meaning set forth in Section 4.18(a).
“Company Termination Fee” means a cash amount equal to $162,000,000.
“Confidentiality Agreement” means the confidentiality agreement, dated December 1, 2017, by and between the Company and Parent, as amended by the letter agreement, dated January 5, 2018, by and between the Company and Parent.
“Consent” means any consent, waiver, approval, license, Permit, order, non-objection or authorization.
“Continuation Period” has the meaning set forth in Section 6.11(a).
“Contract” means, with respect to any Person, any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed, lease, sublease, license, contract or other agreement, to which such Person is a party or by which such Person’s assets or properties are bound.
“Data Room” means the electronic data room maintained by the Company, made available to Parent and its Affiliates and hosted by Intralinks, Inc., titled “Project Venus”.
“Director RSU Award” has the meaning set forth in Section 3.03(a)(iii).

“Directors Stock Compensation Plan” means the Directors Stock Compensation Plan, as amended from time to time.
“Dissenting Shares” means Company Shares held by a holder of Company Shares, Series A Preferred Shares or Series B Preferred Shares who (a) did not vote in favor of the Merger, (b) complied with all of the provisions of the Bermuda Companies Act concerning the right of holders of Company Shares, Series A Preferred Shares or Series B Preferred Shares to require appraisal of their Company Shares, Series A Preferred Shares or Series B Preferred Shares pursuant to the Bermuda Companies Act, (c) perfected such right to appraisal and (d) did not deliver an Appraisal Withdrawal.
“Effective Time” has the meaning set forth in Section 2.02.
“Equity Award Exchange Ratio” means the quotient obtained by dividing (a) the Merger Consideration by (b) the volume weighted average closing price per share of Parent Common Stock as traded on the New York Stock Exchange, measured on a cumulative basis over the ten (10) consecutive trading days ending on the complete trading day immediately prior to the Closing Date, rounded up to the fourth decimal place.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” has the meaning set forth in Section 4.10(c).
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Fund” has the meaning set forth in Section 3.02(a).
“Existing Debt Documents” has the meaning set forth in Section 6.16.
“FASB” means the Financial Accounting Standards Board.
“Filed SEC Documents” has the meaning set forth in Article IV.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any government, legislature, political subdivision, court, board, regulatory or administrative agency, self-regulatory agency, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local, foreign or multinational.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“IA Filings” has the meaning set forth in Section 4.27(a)(ii).
“IA Subsidiaries” means AlphaCat Managers Ltd. and AlphaCat Capital Inc.
“Indebtedness” has the meaning set forth in Section 6.01(a)(v).
“Indemnitee” has the meaning set forth in Section 6.09(a).

“Insurance Law” means all Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies, whether federal, national, provincial, state, local, foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct examinations of, Insurance Regulators (including, for the avoidance of doubt, Lloyd’s Regulations and the handbooks of the UK Financial Conduct Authority and the UK Prudential Regulation Authority, respectively).
“Insurance Regulators” means all Governmental Authorities regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies, under Insurance Laws.
“Intellectual Property” means all intellectual property and other similar rights in any jurisdiction, whether registered or unregistered, including such rights in and to: any patent (including all reissues, divisions, continuations, continuations-in-part and extensions thereof) and patent application; any trademark, service mark, trade name, logo, business name, brand name, Internet domain name, social media identifier, design right and other similar designations of source or origin, including any and all goodwill associated therewith; any copyright, copyrightable subject matter or database rights (including rights in Software); all registrations and application to register or renew the registration of any of the foregoing, and any trade secret, know-how, invention, process, formula, algorithm, model, data and other information of a confidential nature (collectively, “Trade Secrets”).
“Intervening Event” means a material effect, change, event, circumstance, state of facts, development or occurrence relating to the Company and its Subsidiaries, taken as a whole, (a) that was not known to the Company Board prior to the execution of this Agreement, (b) is not reasonably foreseeable as of the date of this Agreement and (c) first arises or occurs or, if such effect, change, event, circumstance, state of facts, development or occurrence existed as of the date of this Agreement, becomes known to the Company Board, after the execution of this Agreement and on or prior to the date of the Company Shareholder Approval; provided that such effect, change, event, circumstance, state of facts, development or occurrence is not specifically related to the receipt, existence of or terms of a Takeover Proposal or any inquiry relating thereto.
“Investment Assets” has the meaning set forth in Section 4.12(a).
“Investment Company Act” means the Investment Company Act of 1940.
“Investment Guidelines” has the meaning set forth in Section 4.12(a).
“IRS” means the U.S. Internal Revenue Service.
“IT Systems” means the hardware, Software, data, databases, data communication lines, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and other information technology equipment, owned, leased or licensed by the Company or any of its Subsidiaries.
“JP Morgan” has the meaning set forth in Section 4.23.

“Knowledge” means, (a) with respect to the Company, the actual knowledge, as of the date of this Agreement, of the individuals listed on Section 1.01 of the Company Disclosure Letter and (b) with respect to Parent, the actual knowledge, as of the date of this Agreement, of the individuals listed on Section 1.01 of the Parent Disclosure Letter.
“Laws” means federal, national, provincial, state, local or multinational laws, statutes, common law, ordinances, codes, rules and regulations.
“Liens” means any pledges, liens, charges, mortgages, encumbrances, leases, licenses, hypothecations or security interests of any kind or nature.
“Lloyd’s” means the Council and Society of Lloyd’s incorporated under the Lloyd’s Act 1871 to 1982 of England and Wales.
“Lloyd’s Regulations” has the meaning set forth in Section 4.17(d).
“Malware” means any virus, Trojan horse, time bomb, key-lock, spyware, worm, malicious code or other software program designed to or able to, without the knowledge and authorization of the Company or any of its Subsidiaries, disrupt, disable, harm, interfere with the operation of or install itself within or on any Software, computer data, network memory or hardware.
“Material Adverse Effect” means any effect, change, event, circumstance, state of facts, development or occurrence that, individually or in the aggregate, has had, or is reasonably expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect: (a) changes, events or conditions generally affecting the insurance or risk management industries in the geographic regions or product markets in which the Company and its Subsidiaries operate or underwrite insurance or reinsurance or manage risk; (b) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction; (c) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; (d) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism) or man-made disaster, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or man-made disaster; (e) the occurrence or continuation of any volcanic eruption, tsunami, pandemic, hurricane, tornado, windstorm, flood, earthquake, wildfire or other natural disaster or any conditions resulting from such natural disasters (including increases in liabilities under or in connection with insurance or reinsurance Contracts to which the Company or any of its Subsidiaries is a party arising from such a natural disaster); (f) the execution and delivery of this Agreement or the public announcement, pendency or performance of the Transactions, including the impact thereof on the relationships of the Company or any of its Subsidiaries with employees, customers, insureds, cedants, policyholders, brokers, agents, financing sources, business partners, service providers, Governmental

Authorities or reinsurance providers; (g) any change or announcement of a potential change, in and of itself, in the Company’s or any of its Subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of the Company’s or its Subsidiaries’ businesses; (h) any change, in and of itself, in the market price, credit ratings or trading volume of the Company’s or any of its Subsidiaries’ securities; (i) any change in applicable Law, GAAP (or authoritative interpretation or enforcement thereof) or in Applicable SAP, including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator and the FASB; (j) any action required to be taken by the Company, or that the Company is required to cause one of its Subsidiaries to take, pursuant to the terms of this Agreement; (k) any failure of the Company or any of its Subsidiaries to take an action prohibited by the terms of this Agreement (but only if Parent has refused, after a timely request by the Company, to provide a waiver to the applicable prohibition in this Agreement); or (l) the effect of the Tax Cuts and Jobs Act, P.L. 115-97 or any rule or regulation implementing the same (it being understood that (A) the exceptions in clauses (c), (g) and (h) shall not prevent or otherwise affect a determination that the underlying cause of any such failure or change referred to therein (if not otherwise falling within any of the other exceptions provided by clauses (a) through (l) hereof) is, or contributed to, a Material Adverse Effect) and (B) the exceptions in clauses (i) and (l) shall not prevent or otherwise affect a determination that the actual consequences of an action taken or an omission by the Company or any of its Subsidiaries that resulted in a failure by the Company or any of its Subsidiaries to comply with applicable Law is, or contributed to, a Material Adverse Effect; provided further, however, that any effect, change, event, circumstance, state of facts, development or occurrence referred to in clauses (a), (b), (d) or (i) may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such effect, change, event, circumstance, state of facts, development or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly-sized participants engaged primarily in the insurance and reinsurance industries in the geographic regions or product markets in which the Company and its Subsidiaries operate or underwrite insurance or reinsurance (in which case only the disproportionate adverse effect or effects may be taken into account in determining whether or not a Material Adverse Effect has occurred).
“Material Contract” has the meaning set forth in Section 4.16(a).
“Maximum Premium” has the meaning set forth in Section 6.09(c).
“Merger” has the meaning set forth in the recitals.
“Merger Application” has the meaning set forth in Section 2.02.
“Merger Consideration” has the meaning set forth in Section 3.01(c).
“Merger Sub” has the meaning set forth in the preamble.
“Merger Sub Board” has the meaning set forth in the recitals.
“Merger Sub Shareholder Approval” has the meaning set forth in Section 6.13.
“Merger Sub Shares” has the meaning set forth in Section 3.01.

“New Benefit Plans” has the meaning set forth in Section 6.11(c).
“Open Source Software” has the meaning set forth in Section 4.13(d).
“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Parent” has the meaning set forth in the preamble.
“Parent Board” has the meaning set forth in the recitals.
“Parent Burdensome Condition” has the meaning set forth in Section 6.04(f).
“Parent Common Stock” means the common stock, par value $2.50 per share, of Parent.
“Parent Disclosure Letter” has the meaning set forth in Article V.
“Parent Insurance Approvals” has the meaning set forth in Section 5.03.
“Parent Material Adverse Effect” means any effect, change, event, circumstance, state of facts, development or occurrence that would, or would reasonably be expected to, individually or in the aggregate, prevent or materially impair or delay (x) the consummation by Parent or Merger Sub of any of the Transactions on a timely basis or (y) the compliance by Parent or Merger Sub with its obligations under this Agreement.
“Parent Restricted Share” has the meaning set forth in Section 3.03(a)(i).
“Parent RSU Award” has the meaning set forth in Section 3.03(a)(iii).
“Paying Agent” has the meaning set forth in Section 3.02(a).
“Per Share Accrued Dividends” means, with respect to any Company Restricted Share or Company Performance Share, an amount in cash equal to the value of any dividends accrued pursuant to the applicable Company Restricted Share or Company Performance Share award agreement which remain unpaid as of immediately prior to the Effective Time.
“Permits” has the meaning set forth in Section 4.08(b).
“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and, in either case, for which adequate reserves are being maintained in accordance with GAAP and Applicable SAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business, (c) Liens securing payment, or any obligation, of the Company or its Subsidiaries with respect to outstanding Indebtedness so long as there is no default under such Indebtedness, (d) Liens granted in connection with the insurance or reinsurance business of the Company or its Subsidiaries in the ordinary course of business on cash and cash equivalent instruments or other investments, including Liens granted (i) in connection with (A) pledges of such instruments or investments to collateralize letters of credit delivered by the Company or its Subsidiaries, (B) the creation of trust funds for the benefit of ceding companies, (C) underwriting activities of the Company or its Subsidiaries, (D) deposit liabilities, (E) statutory deposits, (F) ordinary-course securities lending, repurchase, reverse repurchase and short-sale transactions and (ii) with respect to investment securities held in the name of a nominee, custodian, depository, clearinghouse or other record owner, (e) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (f) Liens created by or through the actions of Parent or any of its Affiliates, (g) transfer restrictions imposed by Law and (h) such other Liens or imperfections that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property or asset affected by such Lien or imperfection.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.
“Personal Information” means any information that alone or in combination with other information identifies or can be used to identify individuals.
“Private Fund” means any pooled investment vehicle that would be an “investment company” under the Investment Company Act but for Section 3(c)(1) or 3(c)(7) of the Investment Company Act for which an IA Subsidiary acts as investment adviser, general partner, managing member, manager or sponsor.
“Pro Rata Portion” means, with respect to any Company Restricted Share, Company Performance Share or Company RSU Award (other than a vested but unsettled Company RSU Award or a Director RSU Award), such share or award, or portion thereof, multiplied by a fraction, the numerator of which is the number of days elapsed from the grant date of such share or award to the Effective Time and the denominator of which is the number of days from the grant date of such share or award to the normal vesting date for such share or award (without giving effect to any provision that would provide for accelerated vesting). With respect to all Company Restricted Shares and Company Performance Shares held by a holder of Company Awards with the same terms, the Pro Rata Portion shall be determined on an aggregate basis. For purposes of this definition, each unvested tranche of any Company Restricted Share, Company Performance Share or Company RSU Award shall be pro-rated separately.

“Proxy Statement” has the meaning set forth in Section 4.04.
“Registrar” has the meaning set forth in Section 2.02.
“Related Party Transactions” has the meaning set forth in Section 4.25.
“Remaining Portion” means, with respect to any Company Restricted Share, Company Performance Share or Company RSU Award (other than a vested but unsettled Company RSU Award or a Director RSU Award), the excess of the number of shares covered by such Company Restricted Share, Company Performance Share or Company RSU Award over the Pro Rata Portion with respect to such Company Award.
“Representatives” means, with respect to any Person, its directors, officers, employees, agents, financial advisors, investment bankers, attorneys, accountants, consultants and other advisors and representatives.
“Required Regulatory Approvals” has the meaning set forth in Section 7.01(b).
“Restraints” has the meaning set forth in Section 7.01(c).
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission.
“Section 409A” has the meaning set forth in Section 3.04.
“Securities Act” means the Securities Act of 1933.
“Series A Preferred Shares” has the meaning set forth in Section 4.02(a).
“Series B Preferred Shares” has the meaning set forth in Section 4.02(a).
“Software” means all software, including but not limited to application software (including mobile digital applications), system software, firmware, middleware, assemblers, applets, compilers and binary libraries, including all source code and object code versions of any and all of the foregoing, in any and all forms and media, and all related documentation.
“Statutory Merger Agreement” means the Statutory Merger Agreement in the form attached hereto as Exhibit A to be executed and delivered by the Company, Parent and Merger Sub as contemplated by the terms hereof.
“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“Superior Proposal” means any bona fide written Takeover Proposal received after the execution of this Agreement, which Takeover Proposal did not result from any material breach of Section 6.02 (provided that, solely for purposes of determining whether a breach of the first sentence of Section 6.02(a) has occurred for purposes of this definition, the Company’s obligation to use its reasonable best efforts to cause its Representatives to comply with Section 6.02(a) shall be a covenant (without qualification of reasonable best efforts) to cause its Representatives to comply with clauses (i) and (ii) of Section 6.02(a)) that the Company Board has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the identity of the Person making the proposal (including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition), and (b) if consummated, would be more favorable to the holders of Company Shares than the Merger; provided that, for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50%”.
“Surviving Company” has the meaning set forth in Section 2.01.
“Takeover Proposal” means any inquiry, proposal (whether or not in writing) or offer from any Person or group (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (a) acquisition, including by means of bulk (or similar non-ordinary course) reinsurance or retrocession in a single transaction or a series of related transactions that, if consummated, would result in any Person or group owning or having the economic benefit of 20% or more of the consolidated assets (based on the fair market value thereof, as determined in good faith by the Company Board), revenues or net income of the Company and its Subsidiaries or net exposure to insured liabilities, (b) acquisition of Company Shares representing 20% or more of the outstanding Company Shares, (c) any transaction that, if consummated, would result in any Person (or the shareholders of such Person) (other than the Company or any of its Subsidiaries as of the date hereof) being the direct or indirect beneficial owner of 20% or more of the voting power of, or economic interest in, any “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X of the SEC, (d) tender offer or exchange offer that, if consummated, would result in any Person or group having beneficial ownership of Company Shares representing 20% or more of the outstanding Company Shares, (e) merger, amalgamation, consolidation, share exchange, scheme of arrangement, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such Person or group (or the shareholders of any Person) would acquire, directly or indirectly, 20% or more of the aggregate voting power (without taking into account the voting cutback provisions in the Company Bye-Laws) or economic interest in the Company or in the surviving entity in such transaction or the resulting direct or indirect parent of the Company or such surviving entity or (f) combination of the foregoing, in each case, other than the Transactions.
“Tax” means all U.S. and non-U.S. federal, national, provincial, state or local taxes, charges, fees, levies or other similar assessments or liabilities in the nature of taxes, including income, gross receipts, premium, capital, ad valorem, value-added, excise, real property, personal property, sales, use, severance, transfer, withholding, employment, payroll, occupation, social security, unemployment, capital stock, license, estimated and franchise taxes, imposed by a Governmental Authority, together with any interest, penalties, assessments or additions to tax imposed with respect to such amounts.
“Tax Returns” means all reports, returns, declarations, claims for refunds, declarations, statements or other information required to be supplied to a Governmental Authority relating to Taxes or any schedule or attachment thereto, or any amendment thereof.
“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”.
“Transactions” means, collectively, the transactions contemplated by this Agreement and the Statutory Merger Agreement, including the Merger.
“Transfer Taxes” has the meaning set forth in Section 6.05.
“Walk-Away Date” has the meaning set forth in Section 8.01(b)(i).
“Willful Breach” means a material breach of this Agreement that is a consequence of a deliberate act or omission undertaken by the breaching party with the Knowledge that the taking of or the omission of taking such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.
Section 1.02    Interpretations.
(a)    As used in this Agreement, references to the following terms have the meanings indicated:
(i)    to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary;
(ii)    to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law including any successor to such section;
(iii)    to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate;
(iv)    to any “copy” of any Contract or other document or instrument are to a true and complete copy thereof;
(v)    to “hereof”, “herein”, “hereunder”, “hereby”, “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary;
(vi)    to the “date of this Agreement”, “the date hereof” and words of similar import refer to January 21, 2018; and

(vii)    to “this Agreement” includes the Exhibits and Schedules (including the Company Disclosure Letter and the Parent Disclosure Letter) to this Agreement.
(b)    Any documents and agreement referred to herein shall be deemed to have been “delivered”, “provided”, or “made available” (or any phrase of similar import) to Parent by the Company for purposes of this Agreement if they have been posted to the Data Room at least two (2) business days prior to the date of this Agreement.
(c)    Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”. The word “or” shall not be exclusive. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(d)    Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. With respect to any determination of any period of time, unless otherwise set forth herein, the word “from” means “from and including” and the word “to” means “to but excluding”.
(e)    The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
(f)    References to a “party” hereto means Parent, Merger Sub or the Company and references to “parties” hereto means Parent, Merger Sub and the Company, unless the context otherwise requires.
(g)    References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary.
(h)    The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(i)    No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement.
(j)    All capitalized terms used without definition in the Exhibits and Schedules (including the Company Disclosure Letter and the Parent Disclosure Letter) to this Agreement shall have the meanings ascribed to such terms in this Agreement.

ARTICLE II
THE MERGER
Section 2.01    Merger. On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, and pursuant to Section 104H of the Companies Act 1981 of Bermuda (the “Bermuda Companies Act”), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving company in the Merger (such surviving company, the “Surviving Company”).
Section 2.02    Merger Effective Time. On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, the Company, Parent and Merger Sub will (a) on the Closing Date, execute and deliver the Statutory Merger Agreement, (b) on or prior to the Closing Date, cause an application for registration of the Surviving Company (the “Merger Application”) to be executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Bermuda Companies Act and to be accompanied by the documents required by Section 108(2) of the Bermuda Companies Act and (c) cause to be included in the Merger Application a request that the Registrar issue the certificate of merger with respect to the Merger (the “Certificate of Merger”) on the Closing Date at the time of day mutually agreed upon by the Company and Parent and set forth in the Merger Application. The Merger shall become effective upon the issuance of the Certificate of Merger by the Registrar at the time and date shown on the Certificate of Merger. The Company, Parent and Merger Sub agree that they will request that the Registrar provide in the Certificate of Merger that the effective time of the Merger shall be 10:00 a.m., Bermuda time (or such other time mutually agreed upon by the Company and Parent), on the Closing Date (such time, the “Effective Time”).
Section 2.03    Effects of Merger. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and Section 109(2) of the Bermuda Companies Act.
Section 2.04    Memorandum of Association and Bye-Laws of the Surviving Company. At the Effective Time, the memorandum of association and bye-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the memorandum of association and bye-laws of the Surviving Company until thereafter changed or amended as provided therein or pursuant to applicable Law (in each case, subject to Section 6.09).
Section 2.05    Board of Directors and Officers of Surviving Company. The directors of Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
Section 2.06    Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Appleby (Bermuda) Limited, Canon’s Court, 22 Victoria Street, Hamilton HM 11,

Bermuda at 10:00 a.m., Bermuda time, on the third business day following the satisfaction or (to the extent permitted herein and by applicable Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted herein and by applicable Law) waiver of those conditions at such time), or at such other place, time and date as shall be agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
ARTICLE III
EFFECT ON THE SHARE CAPITAL OF THE CONSTITUENT ENTITIES;
PAYMENT OF CONSIDERATION
Section 3.01    Effect of Merger on the Share Capital of Merger Sub and the Company. At the Effective Time, by virtue of the occurrence of the Merger, and without any action on the part of the Company, Parent, Merger Sub or any holder of any common shares, par value $0.175 per common share, of the Company (“Company Shares”) or any shares, par value $0.01 per share, of Merger Sub (“Merger Sub Shares”):
(a)    Share Capital of Merger Sub. Each Merger Sub Share issued and outstanding immediately prior to the Effective Time shall be converted into and become one duly authorized, validly issued, fully paid and nonassessable common share, par value $0.01 per common share, of the Surviving Company.
(b)    Cancelation of Treasury Shares and Parent-Owned Shares; Treatment of Shares Held by Company Subsidiaries. Each Company Share that is (i) owned by the Company as treasury shares or owned by any Subsidiary of the Company or (ii) owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent issued and outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and be outstanding and no consideration shall be delivered in exchange therefor nor any repayment of capital made in respect thereof.
(c)    Conversion of Company Shares. Subject to Section 3.01(b) and Section 3.05, each Company Share issued and outstanding immediately prior to the Effective Time, other than any Company Share that is subject to any Company Award, shall automatically be canceled and converted into and shall thereafter represent the right to receive an amount in cash equal to $68.00, without interest (the “Merger Consideration”). Subject to Section 3.05, as of the Effective Time, all such Company Shares shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time evidenced any Company Shares (each, a “Certificate”) or uncertificated Company Shares represented by book-entry immediately prior to the Effective Time (each, a “Book-Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pertaining to the Company Shares represented by such Certificate or Book-Entry Share, as applicable, to be paid in consideration therefor, in accordance with Section 3.02(b) without interest.

(d)    Series A Preferred Shares. Subject to Section 3.05, each Series A Preferred Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as a preferred share of the Surviving Company and shall be entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations applicable to the Series A Preferred Shares, which certificate of designations shall remain at and following the Effective Time in full force and effect as an obligation of the Surviving Company in accordance with Section 109(2) of the Bermuda Companies Act.
(e)    Series B Preferred Shares. Subject to Section 3.05, each Series B Preferred Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as a preferred share of the Surviving Company and shall be entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations applicable to the Series B Preferred Shares, which certificate of designations shall remain at and following the Effective Time in full force and effect as an obligation of the Surviving Company in accordance with Section 109(2) of the Bermuda Companies Act.
Section 3.02    Exchange Fund.
(a)    Paying Agent. Not less than five (5) business days prior to the anticipated Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment and delivery of the aggregate Merger Consideration payable to holders of Company Shares in accordance with this Article III and, in connection therewith, shall enter into an agreement with the Paying Agent prior to the Closing Date in a form reasonably acceptable to the Company. Prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration payable to holders of Company Shares (such cash, and the cash referred to in the immediately following sentence, being hereinafter referred to as the “Exchange Fund”). Pending its disbursement in accordance with this Section 3.02, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5,000,000,000. Any and all interest earned on the Exchange Fund shall be paid by the Paying Agent to Parent. Parent shall or shall cause the Surviving Company to promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments to former holders of Company Shares of the Merger Consideration. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any former holder of Company Shares to receive the Merger Consideration. The Exchange Fund shall not be used for any purpose other than the payment to holders of Company Shares of the Merger Consideration or payment to the Surviving Company as contemplated in Section 3.01(c).
(b)    Letter of Transmittal; Exchange of Company Shares. As soon as practicable after the Effective Time (but in no event later than three (3) business days after the Effective Time),

the Surviving Company or Parent shall cause the Paying Agent to mail to each holder of record of a Certificate a form of letter of transmittal (which shall be in such form and have such other customary provisions as the Surviving Company may specify, subject to the Company’s reasonable approval (to be obtained prior to the Effective Time)), together with instructions thereto, setting forth, inter alia, the procedures by which holders of Certificates may receive the Merger Consideration. Upon the completion of such applicable procedures by a holder and the surrender of such holder’s Certificates, and without any action by any holder of record of Book-Entry Shares, the Paying Agent shall deliver to such holder (other than any holder of Company Shares representing Dissenting Shares), (A) in the case of Book-Entry Shares, a notice of the effectiveness of the Merger and (B) cash in an amount equal to the number of Company Shares represented by such Certificate or Book-Entry Shares immediately prior to the Effective Time multiplied by the Merger Consideration, and such Certificates or Book-Entry Shares shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name a Certificate surrendered is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have established to the reasonable satisfaction of the Surviving Company that any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder either has been paid or is not applicable. Until satisfaction of the applicable procedures contemplated by this Section 3.02 and subject to Section 3.05, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration. No interest shall be paid or shall accrue on the cash payable with respect to Company Shares pursuant to this Article III.
(c)    Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Company shall cause the Paying Agent to pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration.
(d)    Termination of Exchange Fund. At any time following the two hundred seventieth (270th) day after the Closing Date, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) that had been delivered to the Paying Agent and which has not been disbursed to former holders of Company Shares, and thereafter such former holders shall be entitled to look only to Parent and the Surviving Company for, and Parent and the Surviving Company shall remain liable for, payment of their claims of the Merger Consideration. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(e)    No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties, the Surviving Company or the Paying Agent shall be liable to any Person for

Merger Consideration delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.
(f)    Transfer Books; No Further Ownership Rights in Company Shares. The Merger Consideration paid in respect of each Company Share in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares previously represented by such Certificates or Book-Entry Shares, subject, however, to Section 3.05. At the Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the share transfer books of the Surviving Company of Company Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Company Shares formerly represented by Certificates or Book-Entry Shares immediately prior to the Effective Time shall cease to have any rights with respect to such underlying Company Shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 3.02(d), if, at any time after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article III.
(g)    Withholding Taxes. Parent, the Surviving Company and the Paying Agent (without duplication) shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement (including in respect of Company Awards) such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of other applicable Tax Law. To the extent amounts are so withheld and paid over to the appropriate Governmental Authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 3.03    Company Equity Awards.
(a)    Prior to the Effective Time, the Company Board (or, if appropriate, any duly-authorized committee thereof administering the Company Share Plans) shall adopt such resolutions and take such other actions as may be required to provide the following, effective upon the Effective Time, subject to Section 3.02(g) and Section 3.03 of the Company Disclosure Letter:
(i)    a Pro Rata Portion of each restricted Company Share granted under a Company Share Plan that is subject solely to service-based vesting requirements and not performance-based vesting requirements (a “Company Restricted Share”) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, become fully vested, and shall be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the sum of (i) the Merger Consideration and (ii) any Per Share Accrued Dividends in respect of such Company Restricted Share, and the Remaining Portion of each Company Restricted Share shall, immediately prior to the Effective Time, automatically and without any required action on the part of the holder thereof, cease to represent a Company Restricted Share and, upon the Effective

Time, be assumed by Parent and automatically converted into a number of restricted shares of Parent Common Stock (each, a “Parent Restricted Share”) equal to the product of (x) the Equity Award Exchange Ratio and (y) the number of Company Shares represented by such Remaining Portion of each Company Restricted Share (with the aggregate number of Parent Restricted Shares subject to each such assumed Company Award rounded down to the nearest whole number of shares). Following the Effective Time, each such Parent Restricted Share shall continue to be governed by the same terms and conditions (including vesting and any vesting acceleration terms) and any right to receive Per Share Accrued Dividends in respect of such former Company Restricted Share as were applicable to that Company Restricted Share immediately prior to the Effective Time;
(ii)    a Pro Rata Portion of each restricted Company Share granted under a Company Share Plan that is subject to performance-based vesting requirements (a “Company Performance Share”) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, become fully vested, and shall be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the sum of (i) the Merger Consideration and (ii) any Per Share Accrued Dividends in respect of such Company Performance Share, and the Remaining Portion of each Company Performance Share shall, immediately prior to the Effective Time, automatically and without any required action on the part of the holder thereof, cease to represent a Company Performance Share and upon the Effective Time be assumed by Parent and automatically converted into a number of Parent Restricted Shares equal to the product of (x) the Equity Award Exchange Ratio and (y) the number of Company Shares represented by such Remaining Portion of each Company Performance Share (with the aggregate number of Parent Restricted Shares subject to each such assumed Company Award rounded down to the nearest whole number of shares); provided that for purposes of determining the number of Company Performance Shares (and the Pro Rata Portion and Remaining Portion of each Company Performance Share) outstanding immediately prior to the Effective Time, (1) with respect to any Company Performance Share with a performance period that has been completed, the number of shares shall be determined based on the actual level of performance achieved, and (2) with respect to any Company Performance Share with a performance period that has not been completed, any applicable performance-based vesting requirements shall be deemed to be achieved immediately prior to the Effective Time at target payout levels. Following the Effective Time, each such resulting Parent Restricted Share shall continue to be subject to the service-vesting requirements as in effect immediately prior to the Effective Time, but will no longer be subject to any further performance-based vesting requirements. Except as specifically provided above, following the Effective Time, each such Parent Restricted Share shall continue to be governed by the same terms and conditions (including vesting and any vesting acceleration terms) and any right to receive Per Share Accrued Dividends in respect of such former Company Performance Share as were applicable to that Company Performance Share immediately prior to the Effective Time; and
(iii)    a Pro Rata Portion of each unvested restricted share unit award in respect of Company Shares granted under a Company Share Plan (a “Company RSU Award”), all vested but unsettled Company RSU Awards, and all Company RSU Awards granted to any director of the Company under the Directors Stock Compensation Plan (each, a “Director RSU Award”), that is outstanding immediately prior to the Effective Time shall, to the extent not vested, become fully vested, and shall be canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the Merger Consideration, and the Remaining Portion of each Company RSU Award (other than any vested but unsettled Company RSU Award or Director RSU Award) shall, immediately prior to the Effective Time, automatically and without any required action on the part of the holder thereof, cease to represent a Company RSU Award and upon the Effective Time be assumed by Parent and automatically converted into a restricted stock unit relating to shares of Parent Common Stock (each, a “Parent RSU Award”) entitling the holder to receive a number of shares of Parent Common Stock (rounded down to the nearest whole number of shares of Parent Common Stock) equal to the product of (x) the total number of Company Shares subject to such Company RSU Award immediately prior to the Effective Time multiplied by (y) the Equity Award Exchange Ratio. Following the Effective Time, each such Parent RSU Award shall continue to be governed by the same terms and conditions (including vesting and any vesting acceleration terms) as were applicable to that Company RSU Award immediately prior to the Effective Time. For the avoidance of doubt, accelerated vesting under this Section 3.03(a)(iii) shall not be taken into account for purposes of determining whether a Company RSU Award is “vested but unsettled” for purposes of this Agreement.
(b)    Parent Actions. At or prior to the Effective Time, Parent shall take all actions necessary to reserve for issuance a number of shares of Parent Common Stock in respect of each Parent Restricted Share or Parent RSU Award granted pursuant to this Section 3.03. If registration of any Parent Common Stock issuable in respect of any Parent Restricted Shares or Parent RSU Awards granted pursuant to this Section 3.03 is required under the Securities Act, effective as of the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form), with respect to the shares of Parent Common Stock subject to such Parent Restricted Shares or Parent RSU Awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the relevant awards remain outstanding and such registration of Parent Common Stock issuable thereunder continues to be required.
Section 3.04    Payments with Respect to Company Equity Awards. Promptly after the Effective Time (but in any event, no later than thirty (30) days following the Effective Time), the Surviving Company shall pay to the holders of Company Awards, through its payroll systems, any amounts due pursuant to Section 3.03 in respect of any then-vested Company Awards; provided, however, that to the extent any such payment would cause an impermissible acceleration event under Section 409A of the Code (“Section 409A”), such amounts will be paid at the earliest time such payment would not cause an impermissible acceleration event under Section 409A.
Section 3.05    Shares of Dissenting Holders.
(a)    At the Effective Time, all Dissenting Shares shall automatically be canceled and, unless otherwise required by applicable Law, converted into the right to receive, the Merger

Consideration pursuant to Section 3.01(c) with respect to Company Shares, the preferred shares of the Surviving Company as described in Section 3.01(d) with respect to Series A Preferred Shares or the preferred shares of the Surviving Company as described in Section 3.01(e) with respect to Series B Preferred Shares, and any holder of Dissenting Shares shall, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act (the “Appraised Fair Value”) is greater than, the Merger Consideration with respect to Company Shares, the value of the preferred shares of the Surviving Company as described in Section 3.01(d) with respect to Series A Preferred Shares or the value of the preferred shares of the Surviving Company, as described in Section 3.01(e) with respect to Series B Preferred Shares, be entitled to receive such difference from the Surviving Company by payment made within thirty (30) days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.
(b)    In the event that a holder fails to perfect, effectively withdraws or otherwise waives any right to appraisal (each, an “Appraisal Withdrawal”), such holder shall have no other rights with respect to such Dissenting Shares other than as contemplated by Section 3.01.
(c)    The Company shall give Parent (i) written notice of (A) any demands for appraisal of Dissenting Shares or Appraisal Withdrawals and any other written instruments, notices, petitions or other communication received by the Company in connection with the foregoing and (B) to the extent that the Company has Knowledge thereof, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (ii) to the extent permitted by applicable Law, the opportunity to participate with the Company in any settlement negotiations and proceedings with respect to any demands for appraisal under the Bermuda Companies Act. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, offer to settle or settle any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or to timely take any other action to exercise appraisal rights in accordance with the Bermuda Companies Act. Payment of any amount payable to holders of Dissenting Shares shall be the obligation of the Surviving Company.
Section 3.06    Adjustments. Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the Effective Time the issued and outstanding Company Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent and Merger Sub that, except as (A) set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) (it being understood that any information set forth on one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement or the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such information is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC since June 30, 2016 by the Company and publicly available at least two (2) business days prior to the date of this Agreement (the “Filed SEC Documents”), other than disclosure contained in the “Risk Factors” or “Forward-Looking Statements” sections of such Filed SEC Documents or that otherwise constitute risk factors or forward-looking statements, or of any risks generally faced by participants in the industries in which the Company operates:
Section 4.01    Organization; Standing.
(a)    The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of Bermuda. The Company has all requisite power and authority necessary to carry on its business as it is now being conducted, and to own, lease and operate its assets and properties in all material respects. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not constitute a Material Adverse Effect or reasonably be expected to prevent or materially impair or delay (x) the consummation by the Company of any of the Transactions on a timely basis or (y) the compliance by the Company with its obligations under this Agreement. A copy of each of the Company Organizational Documents is included in the Filed SEC Documents. The Company is not in violation of the Company Organizational Documents, and no Subsidiary of the Company is in violation of any of its Organizational Documents, except, in each case, as would not be material to the Company and its Subsidiaries, taken as a whole.
(b)    Each of the Company’s Subsidiaries is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated or organized, existing and in good standing would not constitute a Material Adverse Effect.
Section 4.02    Capitalization.
(a)    The authorized share capital of the Company consists of 571,428,571 Company Shares, series A preferred shares, par value $0.175 per share, of the Company (“Series A Preferred Shares”) and series B preferred shares, par value $0.175 per share, of the Company (“Series B Preferred Shares”). At the close of business on January 17, 2018 (the “Capitalization Date”), (i) 81,816,731 Company Shares (including 2,183,113 Company Restricted Shares and Company RSU Awards and 314,068 Company Performance Shares, measured at the target level of performance) were issued and outstanding, (ii) 6,000 Series A Preferred Shares were issued and outstanding, (iii) 10,000 Series B Preferred Shares were issued and outstanding, (iv) 1,638,875 Company Shares were held by the Company as treasury shares or held by its

Subsidiaries, (v) 110,280 Company Shares were issuable in respect of outstanding Company RSU Awards, (vi) 2,072,833 Company Restricted Shares were issued and outstanding and (vii) 235,551 additional Company Shares were issuable in respect of outstanding Company Performance Shares assuming attainment of all applicable performance-based vesting requirements assuming the maximum payout levels equal to 175% of the target level of performance. Since the Capitalization Date through the date of this Agreement, other than in connection with the vesting, settlement or exercise of Company Awards, neither the Company nor any of its Subsidiaries has issued any Company Securities.
(b)    Except as set forth in Section 4.02(a), as of the Capitalization Date, there were (i) no outstanding Company Shares or other equity or voting interests in the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for Company Shares or other equity or voting interests in the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any Company Shares or other equity or voting interests in, or any securities convertible into or exchangeable for Company Shares or other equity or voting interests in the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Company Shares, or other equity or voting interests in, the Company (collectively, “Company Rights”, and the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon. Other than in connection with the Company Awards, there are no outstanding agreements or instruments of any kind that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities) or that grant from the Company or any of its Subsidiaries any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as described in this Section 4.02, no direct or indirect Subsidiary of the Company owns any Company Securities. None of the Company or any Subsidiary of the Company is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All issued and outstanding Company Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
(c)    The Company Shares, the Series A Preferred Shares and the Series B Preferred Shares constitute the only issued and outstanding classes of securities of the Company and its Subsidiaries registered under the Exchange Act.
(d)    Section 4.02(d) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of incorporation or organization of each material Subsidiary of the Company. All of the issued and outstanding share capital or shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company (except for directors’ qualifying shares or the like) are owned, directly or indirectly, beneficially and of record, by the Company free and clear of all Liens and material transfer restrictions, except for such Liens and transfer restrictions of general applicability as may be provided under the

Securities Act, other applicable securities Laws or Insurance Laws (including any restriction on the right to vote, sell or otherwise dispose of such share capital, shares of capital stock or other equity or voting interests). Each issued and outstanding share capital or share of capital stock of each Subsidiary of the Company that is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any share capital or shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company. None of the Subsidiaries of the Company has any outstanding equity compensation plans relating to the share capital of, or other equity or voting interests in, any Subsidiary of the Company.
(e)    Section 4.02(e) of the Company Disclosure Letter sets forth a list, on a grant-by-grant basis, of each Company Award outstanding as of the Capitalization Date, including, as applicable, with respect to each Company Award, the holder’s identification number, the holder’s country of residence, the date of grant and the vesting schedule.
Section 4.03    Authority; Noncontravention; Voting Requirements.
(a)    The Company has all necessary power and authority to execute and deliver this Agreement and the Statutory Merger Agreement and, subject to obtaining the Company Shareholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Statutory Merger Agreement, and the consummation by the Company of the Transactions, have been duly authorized and approved by the Company Board, and, except for obtaining the Company Shareholder Approval, executing and delivering the Statutory Merger Agreement and filing the Merger Application with the Registrar pursuant to the Bermuda Companies Act, no other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Statutory Merger Agreement and the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).
(b)    The Company Board has (i) determined that the Merger Consideration constitutes fair value for each Company Share in accordance with the Bermuda Companies Act, (ii) determined that the preferred shares of the Surviving Company as described in Section 3.01(d) constitutes fair value for each Series A Preferred Share in accordance with the Bermuda Companies Act, (iii) determined that the preferred shares of the Surviving Company as described in Section 3.01(e) constitutes fair value for each Series B Preferred Share in accordance with the Bermuda Companies Act, (iv) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company, (v) approved the Merger, this Agreement and the Statutory Merger Agreement, (vi) approved the Company Bye-Law Amendment and (vii) resolved, subject to Section 6.02, to recommend approval of the Merger, this Agreement, the Statutory Merger Agreement and the Company Bye-Law Amendment to the Company’s shareholders (such recommendation, the “Company Board Recommendation”).
(c)    Neither the execution and delivery of this Agreement or the Statutory Merger Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) contravene, conflict with or violate any provision of (A) the Company Organizational Documents or (B) the similar Organizational Documents of any of the Company’s Subsidiaries or (ii) assuming (A) compliance with the matters set forth in Section 5.02(c) (other than Section 5.02(c)(ii)(A)) (and assuming the accuracy of the representations and warranties made in such Section 5.02(c)), (B) that the actions described in Section 4.03(a) have been completed, (C) that the Consents referred to in Section 4.04 and the Company Shareholder Approval is obtained and (D) that the filings referred to in Section 4.04 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (A) through (D), prior to the Effective Time, (x) violate any Law, writ, injunction, directive, judgment, decree or order applicable to the Company or any of its Subsidiaries, (y) violate or constitute a breach of or default (with or without notice or lapse of time or both) under any of the terms, conditions or provisions of any Material Contract or Company Reinsurance Contract or accelerate the Company’s or, if applicable, any of its Subsidiaries’, rights or obligations under any such Material Contract or Company Reinsurance Contract or (z) result in the creation of any Lien (other than any Permitted Lien) on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clauses (i)(B) and (ii), as would not constitute a Material Adverse Effect or reasonably be expected to prevent or materially impair or delay (x) the consummation by the Company of any of the Transactions on a timely basis or (y) the compliance by the Company with its obligations under this Agreement.
(d)    Subject to bye-law 4.3(a) of the Company Bye-Laws, (i) if the Company Bye-Law Amendment is approved, the affirmative vote (in person or by proxy) of a majority of the Company Shares, Series A Preferred Shares and Series B Preferred Shares, voting together as a single class, that are present (in person or by proxy) at the Company Shareholders Meeting at which two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company, in favor of the approval of this Agreement, the Statutory Merger Agreement and the Merger or (ii) if the Company Bye-Law Amendment is not approved, the affirmative vote (in person or by proxy) of a majority of three-fourths of the Company Shares, Series A Preferred Shares and Series B Preferred Shares, voting together as a single class, that are present (in person or by proxy) at the Company Shareholders Meeting at which two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company, in favor of the approval of this Agreement, the Statutory Merger Agreement and the Merger (as applicable, the “Company Shareholder Approval”) is the only vote or approval of the holders of any class or series of share capital of the Company or any of its Subsidiaries that is necessary to approve this Agreement, the Statutory Merger Agreement and the Merger.
Section 4.04    Governmental Approvals. Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of a proxy statement relating to the Company Shareholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (b) compliance with the rules and regulations of the New York Stock Exchange, (c) the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act, (d) the approval of the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 regarding the change of ownership of the Company, (e) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other Consents, filings, declarations or registrations as are required to be made or obtained under any other Antitrust Laws, (f) compliance with any applicable state securities or blue sky Laws, (g) approvals, filings and notices under all applicable Insurance Laws as set forth in Section 4.04 of the Company Disclosure Letter (the “Company Insurance Approvals”), (h) the Parent Insurance Approvals (assuming the accuracy of the representations and warranties made in Section 5.03(g) and the completeness of Section 5.03 of the Parent Disclosure Letter) and (i) the filing of amended Forms 7-R and 8-R with the National Futures Association, no Consent of, or filing, declaration or registration with, or notification to, or waiver from, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not constitute a Material Adverse Effect or reasonably be expected to prevent or materially impair or delay (x) the consummation by the Company of any of the Transactions on a timely basis or (y) the compliance by the Company with its obligations under this Agreement.
Section 4.05    Company SEC Documents; Undisclosed Liabilities.
(a)    The Company has timely filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act since June 30, 2016 (collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) or their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no unresolved written comments from the SEC with respect to Company SEC Documents.
(b)    The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, consistently applied for the applicable period (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, changes in shareholders’ equity and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).
(c)    Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP as in effect on the date of this Agreement to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 31, 2016, included in the Filed SEC Documents, (ii) incurred after December 31, 2016, in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions or (iv) that would not constitute a Material Adverse Effect.
(d)    The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the New York Stock Exchange, in each case, that are applicable to the Company. With respect to each Company SEC Document on Form 10-K or 10-Q, each of the principal executive officers and the principal financial officer of the Company has made all certifications required by Rule 13a, 14 or 15(d) of the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such Company SEC Documents.
(e)    The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and will not, at the date it is first mailed to holders of Company Shares, at the time of any amendment thereof or supplement thereto and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.
(f)    No material weaknesses exist with respect to the internal control over financial reporting of the Company that would be required to be disclosed by the Company pursuant to Item 308(a)(3) of Regulation S-K promulgated by the SEC that has not been disclosed in the Company SEC Documents as filed with or furnished to the SEC prior to the date hereof. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company, as appropriate, to allow timely decisions regarding required disclosure. The Company has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board, (A) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has provided or made available to Parent correct and complete copies of any such disclosure contemplated by clauses (A) and (B) of the immediately preceding sentence made by management to the Company’s independent auditors and the audit committee of the Company Board since December 31, 2016 through the date of this Agreement.
Section 4.06    Absence of Certain Changes. (a) From December 31, 2016 through the date of this Agreement, except for the execution, delivery and performance of this Agreement and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (a) since December 31, 2016, there has not been any Material Adverse Effect.
Section 4.07    Legal Proceedings. Except as would not constitute a Material Adverse Effect, as of the date of this Agreement, there is no (a) pending or, to the Knowledge of the Company, threatened, legal or administrative proceeding, suit, arbitration, action, claim, controversy, dispute, hearing, charge, complaint, examination, indictment, litigation or, to the Knowledge of the Company, investigation against the Company or any of its Subsidiaries (other than ordinary course claims made under or in connection with Contracts of insurance issued by the Company or any of its Subsidiaries) or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon the Company or any of its Subsidiaries or any director or officer of the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority.
Section 4.08    Compliance with Laws; Permits.
(a)    The Company and each of its Subsidiaries are, and, since June 30, 2016, have been, in compliance with all applicable Laws, judgments, decrees and orders of Governmental Authorities and Permits, in each case, applicable to the Company or any of its Subsidiaries, except as would not constitute a Material Adverse Effect.
(b)    The Company and each of its Subsidiaries hold, and, since June 30, 2016, have held, all licenses, franchises, permits, certificates, approvals, authorizations and registrations from Governmental Authorities necessary for the lawful conduct of their respective businesses (collectively, “Permits”), and all such Permits are in full force and effect, except where the failure to hold the same or the failure of the same to be in full force and effect would not constitute a Material Adverse Effect.
(c)    To the Knowledge of the Company, the Company and each of its Subsidiaries is in compliance in all material respects with (i) the Foreign Corrupt Practices Act of 1977, (ii) the

Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention, (iii) the United Kingdom Bribery Act of 2010, (iv) the Bermuda Bribery Act 2016 and (v) all other Laws, writs, injunctions, directives, judgments, decrees or orders to which the Company or its Subsidiaries are subject relating to anti-money laundering compliance.
(d)    None of the Company and its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries, has for the benefit of the Company or any of its Subsidiaries engaged in any financial transaction or other business conduct, including the sale, import, or export of goods or services, or facilitated such financial transaction or business conduct, or otherwise engaged in any business or financial arrangement involving property where prohibited by the economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States (including the U.S. Office of Foreign Assets Control, the U.S. Department of Treasury, the U.S. Department of Commerce, and the U.S. Department of State), the United Nations Security Council, the European Union, and the United Kingdom (including Her Majesty’s Treasury and the UK Office of Financial Sanctions Implementation) and any sanctions laws to which the Company and its Subsidiaries are subject.
Section 4.09    Tax Matters. Except as would not constitute a Material Adverse Effect:
(a)    The Company and each of its Subsidiaries have timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them with the appropriate Governmental Authority in all jurisdictions in which Tax Returns are required to be filed. All such filed Tax Returns (taking into account all amendments thereto) are true, correct and complete, and all Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid or have been adequately reserved against in accordance with GAAP and Applicable SAP.
(b)    The Company and each of its Subsidiaries have complied in all respects with all applicable Laws relating to the withholding of Taxes and have duly withheld and paid over to the appropriate Governmental Authority all Taxes required to be so withheld and paid over.
(c)    There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.
(d)    As of the date of this Agreement, the Company has not received written notice of any pending or threatened audits, examinations, investigations, claims, actions, suits or other proceedings in respect of any Taxes of the Company or any of its Subsidiaries. No deficiency for any Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn, or that have been adequately reserved for in accordance with GAAP and Applicable SAP.
(e)    Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes, which waiver or agreement, as applicable, remains in effect (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).
(f)    Neither the Company nor any of its Subsidiaries has entered into a closing agreement or other similar agreement with a Governmental Authority relating to Taxes of the Company or any of its Subsidiaries or has been issued any private letter rulings, technical advice memorandum or similar agreement or rulings by any taxing authority, in each case which could affect the Company’s or any of its Subsidiaries’ liability for Taxes after the Closing.
(g)    Neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority in a jurisdiction in which the Company or any of its Subsidiaries does not file a Tax Return that the Company or any of its Subsidiaries is or may be subject to particular Tax by or required to file or be included in a particular Tax Return in that jurisdiction, that has not been resolved.
(h)    Neither the Company nor any of its Subsidiaries has any liability for Taxes of another Person (other than the Company or any of its current or former Subsidiaries) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business that does not relate principally to Taxes).
(i)    There are no agreements relating to the allocating, indemnifying or sharing of Taxes to which the Company or any of its Subsidiaries is a party, other than agreements with the Company or any of its Subsidiaries and other than agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business, the primary purpose of which does not relate to Taxes.
(j)    Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of applicable Law).
(k)    Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2).
(l)    As of the date of this Agreement, none of the Company’s Subsidiaries has made an election under Section 953(d) of the Code.
(m)    The Company and each of its Subsidiaries has conducted all intercompany transactions in substantial compliance with the principles of Sections 482 and 845 of the Code (or any similar provision of applicable Law). The Company and each of its Subsidiaries has complied in all respects with applicable rules relating to transfer pricing (including the filing of all required transfer pricing reports) and has maintained in all respects all necessary documentation in connection with any intercompany reinsurance transactions in accordance with Section 845 of the Code (or any similar provision of applicable Law).
(n)    The Company has non-renewed or otherwise recaptured or commuted, effective as of January 1, 2018, all reinsurance treaties under which its U.S. Subsidiaries cede risks to its

non-U.S. Subsidiaries, and such U.S. Subsidiaries are not required to pay or accrue any premiums or other consideration with respect to such treaties following the date hereof.
(o)    Neither the Company nor any of its non-U.S. Subsidiaries have received written notice from the U.S. Internal Revenue Service claiming that the Company or any of its non-U.S. Subsidiaries may be subject to U.S. federal income Tax as a result of being engaged in a trade or business within the United States within the meaning of Section 864(b) of the Code or having a permanent establishment in the United States, which notice or claim has not since been withdrawn.
(p)    The Company and each of its non-U.S. Subsidiaries are in compliance with its respective operating guidelines established by the Company or such Subsidiary for minimizing the risk that the Company or such Subsidiary be treated as engaged in a trade or business within the United States within the meaning of Section 864(b) of the Code.
Section 4.10    Employee Benefits.
(a)    Section 4.10(a) of the Company Disclosure Letter sets forth a list of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent copies (to the extent applicable) of (i) the plan document, including any amendments thereto, other than any document that the Company or any of its Subsidiaries is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, (ii) the most recent summary plan description for each material Company Plan for which such summary plan description is required by applicable Law, (iii) each trust, insurance or group annuity contract or other funding vehicle and (iv) the most recent annual report on Form 5500 required to be filed with the IRS with respect thereto (if any).
(b)    Except as would not constitute a Material Adverse Effect, (A) each Company Plan (including any related trust) has been established, operated and administered in compliance with its terms and applicable Laws and (B) there are no existing circumstances or any events that have occurred that would reasonably be likely to result in any default under or violation of any Company Plan. Each Company Pension Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be likely to cause the loss of any such qualification status of any such Company Pension Plan, except as would not result in any material liability to Parent, the Company or any of their respective Subsidiaries.
(c)    The Company does not maintain or contribute to any plan subject to Title IV of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan, any “multiemployer plan” (each, as defined in Section 4001 of ERISA), any “multiple employer plan” (as defined in Section 413 of the Code) or any “multiple employer welfare plan” (as defined in Section 3(40) of ERISA). Except as would not constitute a Material Adverse Effect, (i) during the last six years, no liability under (A) Title IV or Section 302 of ERISA or Sections 412 and 4971 of the Code or (B) Section 4980B of the Code as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the

Code, has, in either case, been incurred by the Company or any trade or business, whether or not incorporated, that together with the Company would be deemed a single employer within the meaning of Section 4001(b) of ERISA (an “ERISA Affiliate”) that has not been satisfied in full, and no condition exists that presents a risk to the Company or any ERISA Affiliate of incurring any such liability, and (ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan.
(d)    Except as required under applicable Law or for matters that would not result in any material liability to the Company or any of its Subsidiaries, no Company Plan provides health, medical, dental or life insurance benefits following retirement or other termination of employment.
(e)    There are no pending or, to the Knowledge of the Company, threatened claims against the Company or any of its Subsidiaries with respect to any Company Plan, by or on behalf of any employee, former employee or beneficiary covered under any such Company Plan (other than routine claims for benefits), except for claims that would not constitute a Material Adverse Effect.
(f)    Except as otherwise contemplated under this Agreement, none of the execution and delivery of this Agreement, shareholder or other approval of the Transactions nor the consummation of the Transactions, will, either alone or in combination with another event, (i) trigger any payment, benefit or funding (through a grantor trust or otherwise), accelerate the time of payment or vesting, or materially increase the amount of compensation due to any director, officer or employee of the Company or any of its Subsidiaries (whether by virtue of any termination, unemployment, severance, change of control or similar benefit or otherwise), (ii) cause the Company to transfer or set aside any assets to fund any benefits under any Company Plan or (iii) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time. The consummation of the Transactions (either alone or in combination with another event) will not give rise to any payment (or acceleration of vesting) of any amounts of benefits that will be an “excess parachute payment” within the meaning of Section 280G of the Code. The Company and its Subsidiaries are not a party to, and are not otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of a Tax, interest or penalties imposed by Section 409A, 457A or 4999 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law).
(g)    Except as would not constitute a Material Adverse Effect, (i) each Company Plan that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A is in documentary compliance with the requirements of Section 409A, and the Company and its Subsidiaries have complied in practice and operation with all applicable requirements of Section 409A and (ii) the Company has not maintained, sponsored, been a party to, participated in, or contributed to any plan, agreement or arrangement subject to the provisions of Section 457A of the Code. As of the date of this Agreement, the Company’s federal income tax return is not under examination by the IRS with respect to nonqualified deferred compensation.
(h)    Except as would not constitute a Material Adverse Effect, each Company Plan that primarily covers current or former directors, officers or employees of the Company or any of its Subsidiaries based outside of the United States and/or that is subject to any Law other than United States federal, state or local Law (i) that is intended to qualify for special Tax treatment meets all requirements for such treatment, (ii) if required to be book reserved, funded or insured, is so reserved, funded or insured in compliance with applicable Laws and (iii) if required to be registered or approved by a non-U.S. Governmental Authority, has been registered or approved and has been maintained in good standing with the applicable regulatory authorities, and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred since the date of the most recent approval or application therefor relating to any such plan that would reasonably be likely to adversely affect any such approval or good standing.
Section 4.11    Labor Matters.
(a)    (i) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other agreement with a labor union, labor organization, trades council, works council or similar organization, (ii) to the Knowledge of the Company, there are no material activities or proceedings of any labor organization to organize any employees of the Company or any of its Subsidiaries and no material demand for recognition or certification as the exclusive bargaining representative of any employees has been made by or on behalf of any labor or similar organization, (iii) there is no pending or, to the Knowledge of the Company, material threatened strike, lockout, slowdown, or work stoppage by or with respect to the employees of the Company or any of its Subsidiaries, (iv) to the Knowledge of the Company, no employee or former employee of the Company or its Subsidiaries is in violation of any term of any employment agreement, nondisclosure agreement, noncompetition agreement, restrictive covenant or other obligation to the Company or any of its Subsidiaries and (v) the consent of, consultation of or the rendering of formal advice by any labor or trade union, works council or any other employee representative body is not required for the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except in the case of clauses (iv) and (v) as would not constitute a Material Adverse Effect.
(b)    Except as would not constitute a Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance with all applicable Laws respecting labor, employment, discrimination in employment, terms and conditions of employment, payroll, worker classification (including the proper classification of workers as contingent workers, independent contractors and consultants), wages, mandatory social security schemes, hours and occupational safety and health, terms and conditions of employment and employment practices, and (ii) there is no charge of discrimination in employment or employment practices, including with respect to age, gender, race, religion or other legally protected category, pending or, to the Knowledge of the Company, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority responsible for the prevention of unlawful employment practices in any jurisdiction in which the Company or any Subsidiary has employed or currently employs any person. Neither the Company nor any of its Subsidiaries has taken any action during the past three (3) years that has resulted in a material unsatisfied liability under the Worker Adjustment and Retraining Notification Act of 1988 and any other similar applicable foreign, state, or local statutes or regulations of any jurisdiction relating to any plant closing or mass layoff or similar triggering event.

Section 4.12    Investments.
(a)    The Company has made available to Parent a list of all bonds, stocks, mortgage loans and other investments that were carried on the books and records of the Company and its Subsidiaries as of December 31, 2017 (such bonds, stocks, mortgage loans and other investments, together with all bonds, stocks, mortgage loans and other investments acquired by the Company and its Subsidiaries between such date and the date of this Agreement, the “Investment Assets”). Except for Investment Assets that matured or were sold, redeemed or otherwise disposed of after December 31, 2017, each of the Company and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all Liens except Permitted Liens. Section 4.12 of the Company Disclosure Letter sets forth a copy, as of the date of this Agreement, of the Company’s policies with respect to the investment of the Investment Assets (the “Investment Guidelines”), and the composition of the Investment Assets complies in all material respects with the Investment Guidelines.
(b)    To the Knowledge of the Company, as of the date hereof, none of the Investment Assets are subject to any capital calls or similar liabilities, or any restrictions or suspensions on redemptions, “lock-ups”, “gates”, “side pockets”, stepped-up fee provisions or other penalties or restrictions relating to withdrawals or redemptions, except as would not constitute a Material Adverse Effect.
Section 4.13    Intellectual Property.
(a)    Except as would not constitute a Material Adverse Effect, (i) to the Knowledge of the Company, the Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted, (ii) the Company and its Subsidiaries are the exclusive owners of the Owned Intellectual Property free and clear of any Liens other than Permitted Liens, (iii) any registrations or pending applications for Owned Intellectual Property are subsisting, (iv) to the Knowledge of the Company, the Owned Intellectual Property is valid and enforceable, and (v) the Company and each of its Subsidiaries have taken commercially reasonable measures to maintain the secrecy of all Trade Secrets used in the businesses of the Company and its Subsidiaries.
(b)    Except as would not constitute a Material Adverse Effect, no claims are pending or, to the Knowledge of the Company, threatened in writing (i) challenging the ownership, enforceability, scope, validity or use by the Company or any of its Subsidiaries of any Owned Intellectual Property or (ii) alleging that the Company or any of its Subsidiaries is violating, misappropriating or infringing the Intellectual Property rights of any Person.
(c)    Except as would not constitute a Material Adverse Effect, to the Knowledge of the Company, (i) no Person is misappropriating, violating or infringing the rights of the Company or any of its Subsidiaries with respect to any Owned Intellectual Property and (ii) the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property rights of any other Person.
(d)    Except as would not constitute a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries uses or distributes, or has used or distributed, any Software licensed,

provided, or distributed under any open source license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation) or any Software that contains or is derived from any such Software (“Open Source Software”) in any manner that would require any source code of the Software included in Owned Intellectual Property to be disclosed, licensed for free, publicly distributed, attributed to any person or dedicated to the public and (ii) the Company and its Subsidiaries are in compliance with all terms and conditions of all relevant licenses (including all requirements relating to notices and making source code available to third parties) for all Open Source Software used in their businesses.
Section 4.14    Anti-Takeover Provisions. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or similar statute or regulation applies to the Company with respect to this Agreement or the Merger.
Section 4.15    Real Property. Except as would not constitute a Material Adverse Effect, (a) the Company or one of its Subsidiaries has a good and valid leasehold interest in each Company Lease, free and clear of all Liens (other than Permitted Liens) and (b) none of the Company or any of its Subsidiaries has received written notice of any default under any Company Lease. Neither the Company nor any of its Subsidiaries owns any real property.
Section 4.16    Contracts.
(a)    Except for this Agreement and each Contract filed as an exhibit to the Filed SEC Documents, Section 4.16(a) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of all Material Contracts. For purposes of this Agreement, “Material Contract” means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Plans and insurance, reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements) that:
(i)    are or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii)    relate to the formation or management of any joint venture, partnership or other similar agreement that is material to the business of the Company and its Subsidiaries, taken as a whole;
(iii)    provide for Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $25,000,000, other than any Indebtedness between or among any of the Company and any of its Subsidiaries;
(iv)    are any keepwell or similar agreement under which the Company or any of its Subsidiaries has directly guaranteed any liabilities or obligations of another Person or under which another Person has directly guaranteed any liabilities or obligations of the Company or any of its Subsidiaries, in each case involving liabilities or obligations in excess of $25,000,000 (other than any contracts under which the Company or a Subsidiary has guaranteed the liabilities or obligations of a wholly owned Subsidiary of the Company);

(v)    have been entered into since June 30, 2016, and involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business, in each case, for aggregate consideration under such Contract in excess of $25,000,000 (excluding, for the avoidance of doubt, acquisitions or dispositions of investments made pursuant to the Investment Guidelines, or of supplies, products, properties or other assets in the ordinary course of business or of supplies, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries);
(vi)    prohibit the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibit the pledging of the capital stock of the Company or any Subsidiary of the Company or prohibit the issuance of any guarantee by the Company or any Subsidiary of the Company;
(vii)    restrict or grant rights to use or practice rights under material Intellectual Property, including agreements providing for the creation or development of material Intellectual Property, access and use of hosted Software and licenses to use or practice material Intellectual Property granted by (A) the Company or any of its Subsidiaries to a third Person or (B) a third Person to the Company or any of its Subsidiaries, in each case, for aggregate annual or one-time fees in excess of $5,000,000, other than commercially available “off-the-shelf” software licenses under which software is licensed to the Company or any of its Subsidiaries;
(viii)    involve or could reasonably be expected to involve aggregate payments or receipts by or to it and/or its Subsidiaries in excess of $10,000,000 in any twelve month period, other (x) than those terminable on less than ninety (90) days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty, (y) any Company Lease or (z) any Contract with financial advisors, investment bankers, attorneys, accountants, consultants or other advisors in connection with the Transactions;
(ix)    would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the Company’s ability to consummate the Transactions or Parent’s ability to own and/or conduct the business of the Company or any of its Subsidiaries after the Effective Time;
(x)    are investment management agreements with an investment manager or sub-advisor that is not an Affiliate of the Company;
(xi)    contain provisions that prohibit the Company or any of its Affiliates from competing in any material line of business or grant a right of exclusivity to any Person which prevents the Company or any Affiliate of the Company from entering any material territory, market or field or freely engaging in business anywhere in the world, other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than 90 days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty;

(xii)    provide for the outsourcing of any material function or part of the business of the Company or any of its Subsidiaries that is necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, other than managing agency agreements or managing general underwriting agreements; or
(xiii)    are investment management agreements between AlphaCat Managers Ltd. or AlphaCat Capital Inc. as investment manager or sub-advisor, on the one hand, and any other party, on the other hand.
(b)    As of the date of this Agreement, (i) each Material Contract is valid and binding on the Company and/or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not constitute a Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such noncompliance would not constitute a Material Adverse Effect, (iii) neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Material Contract, except where such default would not constitute a Material Adverse Effect and (iv) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract, except as would not constitute a Material Adverse Effect.
Section 4.17    Insurance Subsidiaries. Except as would not constitute a Material Adverse Effect:
(a)    Each Subsidiary of the Company that conducts the business of insurance or reinsurance or is licensed as a Lloyd’s corporate member or Lloyd’s managing agent (each, a “Company Insurance Subsidiary”) is (i) duly licensed or authorized as an insurance company and/or, where applicable, reinsurance company, Lloyd’s corporate member or Lloyd’s managing agent in its jurisdiction of incorporation or organization and (ii) duly licensed, authorized or otherwise eligible to transact the business of insurance or reinsurance or participate in Lloyd’s, as applicable, in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted.
(b)    Since June 30, 2016, each Subsidiary of the Company that participates in Lloyd’s (i) has not participated as a member of any Lloyd’s syndicate other than Syndicate 1183, (ii) has not agreed to sell or transfer any of its rights to participate as a member of a Lloyd’s syndicate or offered to acquire rights to participate on a Lloyd’s syndicate and (iii) has complied with the franchise standards (including principles and minimum standards, guidance and advice) issued by Lloyd’s.
(c)    No Person is, or has the right to participate as, a member of Syndicate 1183 other than Talbot 2002 Underwriting Capital Ltd.

(d)    Since June 30, 2016, (i) all funds held on behalf of Lloyd’s Syndicate 1183 have been held in accordance with the terms of the relevant premiums trust deed or other deposit arrangement as required by the bye-laws, regulations, codes of practice and mandatory directions and requirements governing the conduct and management of underwriting business at Lloyd’s from time to time and the provisions of any deed, agreement or undertaking executed, made or given for compliance with Lloyd’s requirements from time to time (“Lloyd’s Regulations”) and (ii) the Company and/or any of its Subsidiaries required to do so have complied in all material respects with all relevant regulations, directions, notices and requirements in relation to the maintenance of Funds at Lloyd’s (as defined in the Lloyd's Membership Byelaw (No. 5 of 2005)) in accordance with Lloyd’s Regulations and any directions imposed on the Company or any of its Subsidiaries by Lloyd’s.
Section 4.18    Statutory Statements; Examinations.
(a)    Except for any failure to file or submit the same that has been cured or resolved to the satisfaction of the applicable Insurance Regulator, since June 30, 2016, each of the Company Insurance Subsidiaries has filed or submitted all material annual and quarterly statutory financial statements, together with all exhibits, interrogatories, notes, schedules, actuarial opinions, affirmations and certifications, in each case, required by applicable Insurance Law to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable (collectively, the “Company Statutory Statements”).
(b)    The Company has made available to Parent, to the extent permitted by applicable Law and to the extent required to be filed with the applicable Insurance Regulator on or prior to the date of this Agreement, copies of all material Company Statutory Statements as of December 31, 2015 and December 31, 2016, and for the annual periods then ended, each in the form filed with the applicable Insurance Regulator. The financial statements included in such Company Statutory Statements were prepared in accordance with Applicable SAP applied on a consistent basis for the applicable period, except as may have been noted therein, during the periods involved, and fairly present in all material respects, the statutory financial position of the relevant Company Insurance Subsidiary as of the respective dates thereof and the results of operations and changes in capital and surplus and cash flow (or shareholders’ equity, as applicable) of such Company Insurance Subsidiary for the respective periods then ended. Such Company Statutory Statements complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Insurance Regulator with respect to any of such Company Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.
(c)    The Company has made available to Parent, to the extent permitted by applicable Law, copies of all material examination reports (and has notified Parent of any pending material examinations) of any Insurance Regulators received by it on or after June 30, 2016, through the date of this Agreement, relating to the Company Insurance Subsidiaries. All material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the applicable Insurance Regulator. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no unpaid claims or assessments made in writing or, to the Knowledge of the Company, as of the date of this Agreement, threatened against the Company or any of its Subsidiaries by any insurance guaranty associations or similar organizations in connection with such association’s or other organization’s insurance guaranty fund, other than unpaid claims or assessments (i) disclosed, provided for, reflected in, reserved against or otherwise described in the Company Statutory Statements provided or made available to Parent or (ii) that are not material to the Company and its Subsidiaries, taken together as a whole.
(d)    Since June 30, 2016 through the date of this Agreement, no material fine or penalty has been imposed on any Company Insurance Subsidiary by any Insurance Regulator.
(e)    Since June 30, 2016 through the date of this Agreement, each of the Company’s Subsidiaries that are members of Lloyd’s has prepared audited accounts for each syndicate managed by it for all applicable years ended December 31 in all material respects in accordance with the requirements of the Insurance Accounts Directive (Lloyd’s Syndicate and Aggregate Accounts) Regulations 2008 and the Syndicate Accounting Byelaw (No. 8 of 2005).
Section 4.19    Agreements with Insurance Regulators. (a) Except as required by applicable Insurance Laws and the insurance and reinsurance Permits maintained by the Company Insurance Subsidiaries, there is no (i) written agreement, memorandum of understanding, commitment letter or similar undertaking with any Insurance Regulator that is binding on the Company or any Company Insurance Subsidiary or (ii) order or directive by, or supervisory letter or cease-and-desist order from, any Insurance Regulator that is binding on the Company or any Company Insurance Subsidiary and (a) neither the Company nor any of the Company Insurance Subsidiaries have adopted any board resolution at the request of any Insurance Regulator, in the case of each of clauses (a) and (b), that (A) limits in any material respect the ability of any Company Insurance Subsidiary to issue or enter into any reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements, (B) requires the divestiture of any material investment of any Company Insurance Subsidiary, (C) limits in any material respect the ability of any Company Insurance Subsidiary to pay dividends or (D) requires any material investment of any Company Insurance Subsidiary to be treated as a non-admitted asset (or the local equivalent).
Section 4.20    Insurance, Reinsurance and Retrocession. As of the date of this Agreement, (a) each reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any Company Insurance Subsidiary is the cedent involving at least $5,000,000 in annual premium or $5,000,000 in ceded liabilities (the “Company Reinsurance Contracts”) is valid and binding on the applicable Company Insurance Subsidiary, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not constitute a Material Adverse Effect, (b) the applicable Company Insurance Subsidiary and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Company Reinsurance Contract, except where such noncompliance would not constitute a Material Adverse Effect, (c) none of the Company Insurance Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of such Company Insurance Subsidiary under any Company Reinsurance Contract, except where such default would not constitute a Material Adverse Effect, (d) to the Knowledge of the Company,

there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute, a default on the part of any counterparty under such Company Reinsurance Contract, except as would not constitute a Material Adverse Effect, (e) none of the Company Insurance Subsidiaries is and, to the Knowledge of the Company, no party to a Company Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and (f) there are no disputes under any Company Reinsurance Contract, except as would not constitute a Material Adverse Effect.
Section 4.21    Reserves. The insurance policy reserves for claims, losses (including incurred, but not reported, losses), loss adjustment expenses (whether allocated or unallocated) and unearned premiums of each Company Insurance Subsidiary contained in its Company Statutory Statements (i) were, except as otherwise noted in the applicable Company Statutory Statement, determined in all material respects in accordance with generally accepted actuarial standards and (ii) satisfied the requirements of all applicable Insurance Laws in all material respects. Notwithstanding anything to the contrary in this Agreement or any other agreement, document or instrument delivered or to be delivered in connection herewith, each of Parent and Merger Sub acknowledges and agrees that the Company and its Subsidiaries make no representations or warranties with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection herewith is intended or shall be construed to be a representation or warranty, express or implied, for any purposes of this Agreement or any other agreement, document or instrument to be delivered in connection herewith or therewith, in respect of the adequacy or sufficiency of reserves or the effect of the adequacy or sufficiency of reserves on any line item, asset, liability or equity amount on any financial or other document.
Section 4.22    Insurance Policies. Except as would not constitute a Material Adverse Effect, (a) all insurance policies maintained by the Company and its Subsidiaries of which the Company or any of its Subsidiaries is the beneficiary are in full force and effect and all premiums due and payable thereon have been paid and (b) neither the Company nor any of its Subsidiaries is in breach or default of any of the insurance policies or has taken any action or failed to take any action which, with notice or lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies.
Section 4.23    Opinion of Financial Advisor. The Company Board has received the opinion of J.P. Morgan Securities LLC (“JP Morgan”), dated the date of this Agreement, to the effect that, as of such date, and based upon and subject to the various assumptions, qualifications and limitations set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares. It is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Merger Sub for any purpose.
Section 4.24    Brokers and Other Advisors. Except for JP Morgan, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 4.25    Related Party Transactions. Since June 30, 2016, there have been no transactions or Contracts between the Company and any of its Subsidiaries, on the one hand, and any director, officer or employee of the Company or any of its Subsidiaries, on the other hand, of a type that would be required to be, but has not been, disclosed under Item 404 of Regulation S-K of the SEC (such transactions, “Related Party Transactions”).
Section 4.26    IT Systems; Data Security and Privacy.
(a)    Except as would not constitute a Material Adverse Effect, (i) since June 30, 2016, a failure or lack of capacity of the IT Systems has not prevented the Company or any of its Affiliates from conducting their respective businesses in the ordinary course, and (ii) to the Knowledge of the Company, the IT Systems do not contain any Malware that would reasonably be expected to disrupt the ability of the Company and its Subsidiaries to conduct their businesses or present a risk of unauthorized access, disclosure, use, corruption, destruction or loss of any Personal Information or other non-public information.
(b)    Except as would not constitute a Material Adverse Effect, the Company, and its Subsidiaries have implemented, maintain, and comply with written information security (including cybersecurity), business continuity and backup and disaster recovery plans and procedures that are consistent with generally accepted industry standards and applicable Laws, writs, injunctions, directives, judgments, decrees and orders. Except as would not constitute a Material Adverse Effect since June 30, 2016, to the Knowledge of the Company, there has been no unauthorized disclosure, use of or access to (i) any Personal Information or other non-public information held by or on behalf of the Company or its Affiliates or (ii) the IT Systems.
(c)    Except as would not constitute a Material Adverse Effect, since June 30, 2016, the Company and its Subsidiaries have implemented, maintain and comply with internal privacy policies and procedures and comply with any and all applicable regulatory guidelines, contractual requirements, terms of use and industry standards applicable to the collection, retention, storage, protection, security, use, disclosure, distribution, transmission, maintenance and disposal of Personal Information.
Section 4.27    Investment Management.
(a)    Investment Advisers.
(i)    Registration. Each IA Subsidiary is, and at all times required by applicable Law since June 30, 2016 has been, registered as an investment adviser under the Advisers Act and the rules and regulations thereunder. Neither the Company nor any Subsidiary other than the IA Subsidiaries is registered or required to be registered as an investment adviser with the SEC. Neither the Company nor any Subsidiary is, or at any time since June 30, 2016 has been, required to be registered as an investment adviser, for any Governmental Authority (other than the SEC), except where the failure to register would not constitute or reasonably be expected to constitute a Material Adverse Effect.
(ii)    Filings. Each IA Subsidiary has filed a Form ADV, together with any amendments since June 30, 2016 (“IA Filings”). Since June 30, 2016, the IA Filings did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except as would not constitute a Material Adverse Effect.
(iii)    Disqualification.
(A)    To the Knowledge of the Company, no IA Subsidiary nor any director, officer or employee of, or any other person “associated” (as defined under the Advisers Act) with, an IA Subsidiary has, since January 30, 2016 through the date hereof, been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser or an investment advisory representative under Section 203(e) of the Advisers Act or that would prohibit an IA Subsidiary or any person associated with an IA Subsidiary from receiving a cash fee with respect to solicitation activities under Rule 206(4)-3 under the Advisers Act, unless, in each case, such IA Subsidiary or associated person has received no-action or exemptive relief from the SEC with respect to any such disqualification.
(B)    Neither IA Subsidiary nor, to the Knowledge of the Company, any executive officer or director of an IA Subsidiary or any other officer of an IA Subsidiary (to the extent such other officer would be reasonably expected to participate in an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act in connection with his or her duties to a IA Subsidiary), is ineligible pursuant to Rule 506(d) of Regulation D under the Securities Act to serve as an investment manager, solicitor, promoter or in any other capacity with respect to an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act, nor is there any Action pending that would result in the ineligibility of any IA Subsidiary or any such Person to serve as an investment manager, solicitor, promoter or in any other capacity with respect an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act.
(C)    No IA Subsidiary provides investment advisory services for compensation to any “government entity” either directly or through a “covered investment pool” (as such terms are defined in Rule 206(4)-5 under the Advisers Act).
(iv)    Compliance Policies. Each IA Subsidiary has in effect, and at all times required by applicable Law since June 30, 2016 has had in effect, to the extent necessary to comply with the Advisers Act, the following written policies and procedures reasonably designed to effectuate the purposes thereof: (A) a code of ethics and a written policy regarding insider trading and the protection of material non-public information, adopted under the Advisers Act (including with respect to insider trading and personal trading under Section 204A thereof and Rule 204A-1 thereunder); (B) policies and procedures with respect to the protection of nonpublic personal information about customers, clients and other third parties to comply with applicable Law; (C) a proxy voting policy as required by Rule 206(4)-6 under the Advisers Act, (D) policies and procedures with respect to business continuity plans in the event of business disruptions,

(E) anti-money laundering policies and procedures that incorporate, among other things, a written customer identification program in compliance with applicable Law, (F) policies and procedures with respect to identity theft, (G) policies and procedures regarding contributions and payments to U.S. state and local government officials, political parties and political action committees prohibited under Rule 206(4)-5 under the Advisers Act or any other applicable Law, and (H) such other written policies and procedures required by Rule 206(4)-7 under the Advisers Act (together with the policies described in clauses (A) though (G) above, “Adviser Compliance Policies”). The Company has provided to Parent copies of all such Adviser Compliance Policies as of the date hereof. Except as set forth in any of the IA Subsidiaries’ annual or other periodic compliance reviews made available to Parent, the IA Subsidiaries are in, and at all times required by the Advisers Act since June 30, 2016, have been in, compliance with the Adviser Compliance Policies, except as would not constitute a Material Adverse Effect.
(b)    Advisory Contracts. Each Advisory Contract includes all provisions required by and complies with the Advisers Act, except as would not constitute a Material Adverse Effect. Each applicable IA Subsidiary is, and at all times since June 30, 2016 has been, in compliance with all applicable requirements, if any, as to portfolio composition, investment restrictions, and investment policies of a Client, to the extent that such requirements are required to be complied with under the Advisory Contract or applicable Law and are communicated to the applicable IA Subsidiary in writing, unless otherwise permitted under the Advisory Contract, except for such events of noncompliance that would not constitute a Material Adverse Effect.
(c)    Private Funds.
(i)    Registration. No Private Fund is, or at any time since June 30, 2016 was, required to register with the SEC as an investment company under the Investment Company Act.
(ii)    Offerings. The shares, units, securities or other interests of each Private Fund (A) have been issued and sold in compliance with applicable Law, except as would not constitute a Material Adverse Effect and (B) are registered or qualified for public offering and sale in each jurisdiction where offers are made to the extent required under applicable Law, except where the failure to be so registered or qualified would not constitute a Material Adverse Effect.
(iii)    Compliance with Law. Each Private Fund is, and at all times since June 30, 2016 has been, in compliance with all applicable Law, except as would not constitute a Material Adverse Effect.
(iv)    Disqualification. No Private Fund, any executive officer or director of any such Private Fund or any other officer of any such Private Fund (to the extent such other officer would be reasonably expected to participate in an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act in connection with his or her duties to a Private Fund) is ineligible pursuant to Rule 506(d) of Regulation D under the Securities Act with respect to an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act, nor is there any Action pending that would result in the ineligibility of any such Private Fund or any such Person to participate in an offering of securities of the Private Funds in reliance on Rule 506 of Regulation D under the Securities Act, except as would not constitute a Material Adverse Effect.
Section 4.28    No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article IV, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives or Affiliates of any documentation, forecasts or other information with respect to any one or more of the foregoing, and each of Parent and Merger Sub acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives or Affiliates with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses, (b) any judgment based on actuarial principles, practices or analyses by any Person or as to the future satisfaction or outcome of any assumption, (c) whether (i) reserves for losses (including incurred but not reported losses, loss adjustment expenses whether allocated or unallocated, unearned premium or uncollectible reinsurance) (A) will be sufficient or adequate for the purposes for which they were established or (B) may not develop adversely or (ii) the reinsurance recoverables taken into account in determining the amount of such reserves for losses will be collectible, or (d) except for the representations and warranties made by the Company in this Article IV, any oral or written information presented to Parent, Merger Sub or any of their respective Representatives or Affiliates in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company on the date of this Agreement (the “Parent Disclosure Letter”) (it being understood that any information set forth on one section or subsection of the Parent Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement or the Parent Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such information is relevant to such other section or subsection):
Section 5.01    Organization; Standing. Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and Merger Sub is an exempted company duly organized, validly existing and in good standing under the Laws of Bermuda. Each of Parent and Merger Sub has all requisite power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties in all material respects. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not constitute a Parent Material Adverse Effect. Parent has made available to the Company copies of Parent’s and Merger Sub’s Organizational Documents, each as amended to the date of this Agreement.
Section 5.02    Authority; Noncontravention.
(a)    Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and the Statutory Merger Agreement and, subject to obtaining the Merger Sub Shareholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Statutory Merger Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by each of the Parent Board and the Merger Sub Board, as applicable, and, except for executing and delivering the Statutory Merger Agreement, filing the Merger Application with the Registrar pursuant to the Bermuda Companies Act and obtaining the Merger Sub Shareholder Approval (which approval shall be provided by the written consent of Parent immediately following the execution of this Agreement), no other action (including any shareholder vote or other action) on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the Statutory Merger Agreement and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.
(b)    Each of the Parent Board and the Merger Sub Board have adopted resolutions that have approved the Merger, this Agreement and the Statutory Merger Agreement.
(c)    Neither the execution and delivery of this Agreement or the Statutory Merger Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor performance or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) contravene, conflict with or violate any provision of Organizational Documents of (A) Parent or Merger Sub or (B) any of Parent’s other Subsidiaries or (ii) assuming (A) compliance with the matters set forth in Section 4.03(c) (other than Section 4.03(c)(ii)(A)) (and assuming the accuracy of the representations and warranties made in such Section 4.03(c)), (B) that the actions described in Section 5.02(a) have been completed, (C) that the Consents referred to in Section 5.03 and, in the case of Merger Sub, the Merger Sub Shareholder Approval is obtained and (D) that the filings referred to in Section 5.03 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (A) through (D), prior to the Effective Time, (x) violate any Law, writ, injunction, directive, judgment, decree or order applicable to Parent or any of its Subsidiaries, (y) violate or constitute a breach of or default (with or without notice or lapse of time or both) under any of the terms, conditions or provisions of any material Contract to which Parent or any of its Subsidiaries is a party or accelerate Parent’s or, if applicable, any of its Subsidiaries’, rights or obligations under any such material Contract or (z) result in the creation of any Lien on any properties or assets of Parent or any of its Subsidiaries, except, in the case of clauses (i)(B) and (ii), as would not constitute a Parent Material Adverse Effect.
(d)    The Merger Sub Shareholder Approval (which approval shall be provided by the written consent of Parent as contemplated by Section 6.13) is the only vote or approval of the holders of any class or series of shares of Merger Sub that is necessary to approve this Agreement, the Statutory Merger Agreement and the Merger.
Section 5.03    Governmental Approvals. Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement, (b) compliance with the rules and regulations of the New York Stock Exchange, (c) the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act, (d) the approval of the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 regarding the change of ownership of the Company, (e) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other Consents, filings, declarations or registrations as are required to be made or obtained under any other Antitrust Laws, (f) compliance with any applicable state securities or blue sky Laws, (g) approvals, filings and notices under all applicable Insurance Laws as set forth in Section 5.03 of the Parent Disclosure Letter (the “Parent Insurance Approvals”) and (h) the Company Insurance Approvals (assuming the accuracy of the representations and warranties made in Section 4.04(g) and the completeness of Section 4.04 of the Company Disclosure Letter), no Consent of, or filing, declaration or registration with, or notification to, or waiver from, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not constitute a Parent Material Adverse Effect.
Section 5.04    Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the issued and outstanding shares of Merger Sub, free and clear of all Liens. Merger Sub was formed solely for the purpose of engaging in the Transactions, has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transactions, and prior to the Effective Time, will not have engaged in any business activities other than those relating to the Transactions.
Section 5.05    Financing. Parent and Merger Sub will have at the Effective Time sufficient funds to pay the aggregate Merger Consideration, consideration payable to holders of Company Awards pursuant to Section 3.03 and any other amount required to be paid by them in connection with the consummation of the Transactions and to pay all related fees and expenses of Parent and Merger Sub. For the avoidance of doubt, in no event shall the receipt or availability of any funds or financing by or to Parent or any Affiliate of Parent be a condition to any of Parent’s or Merger Sub’s obligations hereunder.
Section 5.06    Certain Arrangements. As of the date of this Agreement, there are no Contracts or commitments to enter into Contracts (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company

Board, on the other hand, that relate in any way to the Company or any of its Subsidiaries or the Transactions, (b) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to approve the Merger and this Agreement or agrees to vote against any Superior Proposal or (c) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any holder of Company Awards, on the other hand, pursuant to which such holder would be entitled to receive consideration of a different amount or nature than the consideration payable pursuant to Section 3.03.
Section 5.07    Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement to be sent to the holders of Company Shares in connection with the Company Shareholders Meeting (including any amendment or supplement thereto or document incorporated by reference therein) shall, on the date the Proxy Statement is first mailed to the holders of Company Shares, at the time of any amendment thereof or supplement thereto and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or omit to state a material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.
Section 5.08    Legal Proceedings. Except as would not constitute a Parent Material Adverse Effect, as of the date of this Agreement, there is no (a) pending or, to the Knowledge of Parent, threatened, legal or administrative proceeding, suit, arbitration, action, claim, controversy, dispute, hearing, charge, complaint, examination, indictment, litigation or, to the Knowledge of Parent, investigation against Parent or any of its Subsidiaries (other than ordinary course claims made under or in connection with Contracts of insurance issued by Parent or any of its Subsidiaries) or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon Parent or any of its Subsidiaries, in each case, by or before any Governmental Authority.
Section 5.09    Ownership of Company Shares, Series A Preferred Shares or Series B Preferred Shares. None of Parent, Merger Sub or any of their Affiliates beneficially own (within the meaning of Section 13 of the Exchange Act), or will prior to the Closing Date beneficially own, any Company Shares, Series A Preferred Shares or Series B Preferred Shares, or is a party, or will prior to the Closing Date become a party, to any Contract (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any Company Shares, Series A Preferred Shares or Series B Preferred Shares.
Section 5.10    Brokers and Other Advisors. Except for Perella Weinberg Partners and Citigroup Global Markets Inc., the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Section 5.11    No Other Representations or Warranties.
(a)    Except for the representations and warranties made by Parent and Merger Sub in this Article V, neither Parent, Merger Sub nor any other Person makes any other express or implied representations or warranties with respect to Parent or Merger Sub or any of their Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Representatives or Affiliates of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.
(b)    Except for the representations and warranties expressly set forth in Article IV, Parent and Merger Sub hereby agree and acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making, and Parent and Merger Sub are not relying on, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information made available to Parent, Merger Sub or any of their respective Representatives or Affiliates (including with respect to any judgment based on actuarial principles, practices or analyses by any Person or as to the future satisfaction or outcome of any assumption) or any information developed by Parent, Merger Sub or any of their respective Representatives or Affiliates.
ARTICLE VI
ADDITIONAL COVENANTS AND AGREEMENTS
Section 6.01    Conduct of Business.
(a)    During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement, except as required by applicable Law, as required or contemplated by the terms of this Agreement or as described in Section 6.01(a) of the Company Disclosure Letter, unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), (w) the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course of business consistent with past practice, (x) to the extent consistent with clause (w), the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to preserve its and each of its Subsidiaries’ business organizations substantially intact and preserve existing relationships with key customers, brokers, reinsurance providers, regulators, officers, employees and other Persons with whom the Company or any of its Subsidiaries have significant business relationships, in each case, consistent with past practice and (y) the Company shall not, and shall not permit any of its Subsidiaries to (it being understood that no act or omission by the Company or any of its Subsidiaries with respect to the matters specifically addressed by any provision of this clause (y) below shall be deemed to be a breach of clause (w) or (x)):
(i)    issue, sell or grant any of its shares or other equity or voting interests of the Company, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares or other equity or voting interests of the Company or any of its Subsidiaries, or any options, rights, warrants or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, the Company or any of its Subsidiaries; provided that the Company may issue Company Shares or other securities as required pursuant to the vesting, settlement or exercise of Company Awards or Company Rights (1) outstanding on the date of this Agreement in accordance with the terms of the applicable Company Award or Company Right in effect on the date of this Agreement or (2) granted after the date of this Agreement in accordance with this Agreement; provided further that the Subsidiaries of the Company may make any such issuances, sales or grants to the Company or a direct or indirect wholly owned Subsidiary of the Company;
(ii)    redeem, purchase or otherwise acquire any outstanding shares or other equity or voting interests of the Company or any of its Subsidiaries or any rights, warrants or options to acquire any shares of the Company or any of its Subsidiaries or other equity or voting interests of the Company or any of its Subsidiaries, except (A) pursuant to the Company Plans or the Company Awards (including, for the avoidance of doubt, in connection with the forfeiture of any Company Awards or the satisfaction of any per share exercise price related to any Company Awards) or (B) in connection with the satisfaction of Tax withholding obligations with respect to any Company Awards;
(iii)    establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares or other equity or voting interests of the Company or any of its Subsidiaries, in each case, other than (A) quarterly cash dividends paid by the Company on the Company Shares not in excess of $0.38 per share, per quarter, with record and payment dates consistent with the timing of record and payment dates in the most recent comparable prior year fiscal quarter prior to the date of this Agreement; provided, that if the Closing Date will occur on a date that is prior to the record or payment date for the quarterly dividend for the Company’s second fiscal quarter for 2018, then the Company may establish a record or payment date for such quarterly dividend prior to the Closing Date, (B) periodic cash dividends paid by the Company on Series A Preferred Shares and Series B Preferred Shares not in excess of the amounts contemplated by the applicable certificates of designations for such shares with record dates and payments dates consistent with the timing of record and payment dates in the most recent comparable prior fiscal quarter prior to the date of this Agreement and (C) dividends paid by a Subsidiary of the Company to the Company or any direct or indirect wholly owned Subsidiary of the Company;
(iv)    split, combine, subdivide or reclassify any shares or other equity or voting interests of the Company or any of its Subsidiaries;
(v)    incur any indebtedness for borrowed money, issue or sell any bonds, debentures or other debt securities or warrants or other rights to acquire any bonds, debentures or other debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”), except for (A) letters of credit issued in the ordinary course of business in the insurance or reinsurance business of the Company or any of its Subsidiaries, (B) borrowings under the Company’s existing credit facilities not in excess of $20,000,000, (C) Indebtedness in the aggregate in excess of $20,000,000 and (D) Indebtedness incurred in connection with the refinancing of any Indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder;
(vi)    enter into any swap or hedging transaction or other derivative agreements, except for in the ordinary course of business and in compliance with the Investment Guidelines;
(vii)    sell or lease to any Person, in a single transaction or series of related transactions, any of its owned properties or assets whose value or purchase price exceeds $10,000,000 individually or $20,000,000 in the aggregate, except (A) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers among the Company and its Subsidiaries, (C) leases and subleases of real property owned by the Company or its Subsidiaries or (D) sales of Investment Assets in the ordinary course of business and in compliance with the Investment Guidelines;
(viii)    make or authorize capital expenditures outside the ordinary course of business or make any loans or advances to, or, except as permitted by the Investment Guidelines, any investments in, any other Person other than a Subsidiary of the Company;
(ix)    make any acquisition (including by merger or amalgamation) of the share capital or other equity or voting interests of any other Person (except the acquisition of Investment Assets in the ordinary course of business and in compliance with the Investment Guidelines) or of the assets of any other Person, in each case for consideration in excess of $10,000,000 individually or $20,000,000 in the aggregate;
(x)    acquire any real property or any direct or indirect interest in real property in excess of $10,000,000 individually or $20,000,000 in the aggregate (except the acquisition of Investment Assets in the ordinary course of business and in compliance with the Investment Guidelines);
(xi)    except as required pursuant to the terms of any Company Plan or other written agreement set forth on Section 4.10(a) of the Company Disclosure Letter, in each case, in effect on the date of this Agreement or established or amended after the date of this Agreement in compliance with this Agreement, (A) grant to any current or former director, officer or employee any increase in salary or bonus compensation opportunity or other incentive compensation opportunity, other than annual merit increases in base salary for 2018 to Company Employees who are not directors or executive officers or whose annual compensation does not exceed $750,000, in the ordinary course of business, (B) grant to any current or former director, officer or employee any increase in severance, retention or termination pay, (C) pay any bonus, other than the payment of annual bonuses for completed periods based on actual performance, in the ordinary course of business, (D) grant any new awards, or amend or modify the terms of any outstanding awards (including pursuant to any action to accelerate the vesting or lapse or restrictions or payment, or fund or secure the payment of, any compensation or benefits under any Company Plan), (E) establish, adopt, enter into or amend any Company Plan or collective bargaining agreement or other agreement with a labor union, works council or similar organization, (F) enter into any employment, consulting, severance or termination agreement with any current or former director, officer or employee of the Company or any of its Subsidiaries, (G) hire, promote or terminate without “cause” the employment of any executive officer or any employee whose annual compensation exceeds $500,000, (H) forgive any loans or issue any loans (other than routine travel or business expense advances issued in the ordinary course of business consistent with Company policy) to any Company Employee, director or independent contractor (who is a natural person), or (I) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; provided, however, that the foregoing shall not restrict the Company or any of its Subsidiaries from (w) entering into or making available to newly hired employees (who may otherwise be hired in compliance with this Section 6.01(a)(ix)) or to employees in the context of promotions based on job performance or workplace requirements, in each case, in the ordinary course of business, plans, agreements, benefits and compensation arrangements (excluding equity-based and other long-term incentive grants), in each case, that have terms and a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions, or consistent with the compensation and benefits of the then-current employee whom such newly hired or promoted employee is engaged to replace or succeed, (x) taking any of the foregoing actions to comply with, satisfy Tax-qualification requirements under, or avoid the imposition of Tax under, the Code and any applicable guidance thereunder, or other applicable Law or (y) making immaterial changes in the ordinary course of business to nondiscriminatory health and welfare plans available to all employees generally;
(xii)    make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may be required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization or (B) Applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or any similar organization;
(xiii)    materially alter or materially amend any existing underwriting, reserving, claim handling, loss control or actuarial practice guideline or policy of the Company or any Company Insurance Subsidiary or any material assumption underlying any reserves or actuarial practice or policy, except as may be required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization or (B) Applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or any similar organization;

(xiv)    reduce or strengthen any reserves, provisions for losses or other liability amounts in respect of insurance Contracts and assumed reinsurance Contracts, except (A) as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) applicable SAP or GAAP, as applicable, (B) as a result of loss or exposure payments to other parties in accordance with the terms of insurance Contracts and assumed reinsurance Contracts or (C) in the ordinary course of business;
(xv)    adopt or implement any shareholder rights plan or similar arrangement;
(xvi)    (A) amend the Company Organizational Documents (other than pursuant to the Company Bye-Law Amendment) or (B) amend in any material respect the comparable Organizational Documents of any of the Subsidiaries of the Company;
(xvii)    adopt any plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, continue or agree to continue the Company or any of its Subsidiaries into any other jurisdiction, or convert or agree to convert the Company or any of its Subsidiaries into any other form of legal entity (other than the liquidation of dormant Subsidiaries);
(xviii)    grant any Lien (other than Permitted Liens) in any of its material properties or assets other than to secure Indebtedness permitted under Section 6.01(a)(v);
(xix)    settle or compromise any pending or threatened Action against the Company or any of its Subsidiaries, or any of their officers or directors in their capacities as such, other than the settlement of Actions (A) solely for monetary damages for an amount not to exceed $2,500,000 for any such settlement individually or $7,500,000 in the aggregate or (B) for claims under Contracts of insurance issued by the Company or any of its Subsidiaries within applicable policy or contractual limits in the ordinary course of business;
(xx)    cancel any material Indebtedness or waive any material claims or rights under any Material Contract, other than in the ordinary course of business;
(xxi)    amend, modify or terminate any Material Contract in such a way as to materially reduce the expected business or economic benefits thereof or enter into any Contract that would constitute a Material Contract or Company Reinsurance Contract if in effect as of the date hereof, in each case, other than in the ordinary course of business;
(xxii)    enter into, amend or modify any Contract constituting a Related Party Transaction;
(xxiii)    voluntarily abandon, dispose of or permit to lapse any right to Owned Intellectual Property material to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business;
(xxiv)    voluntarily abandon, dispose of or permit to lapse any Permit material to the business of the Company or any of its Subsidiaries;

(xxv)    (A) make any material Tax election, except for in the ordinary course of business, (B) settle or compromise any audit or other proceeding relating to a material amount of Tax, (C) file any material amended Tax Return, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax, other than in the ordinary course of business, (E) enter into any Tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding (other than any Contract entered into in the ordinary course of business that does not relate principally to Taxes), (F) surrender any right to claim any material Tax refund or (G) make any material change to any Tax accounting method, except for in the ordinary course of business;
(xxvi)    acquire or dispose of any Investment Assets in any manner inconsistent with the Investment Guidelines;
(xxvii)    amend, modify or otherwise change the Investment Guidelines;
(xxviii)    enter into any new lines of business or withdraw from, or put into “run off”, any existing material lines of business; or
(xxix)    authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.
(b)    Nothing in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 6.02    No Solicitation by the Company; Change in Recommendation.
(a)    Except as permitted by this Section 6.02, the Company shall and shall cause each of its Subsidiaries to, and its and their respective directors, officers and employees to, and shall use its reasonable best efforts to cause its other Representatives (including by providing written direction to its financial advisor informing it of the obligations set forth in clauses (i) and (ii) of this Section 6.02(a)), as applicable, to, (i) immediately cease any solicitation, encouragement, discussions or negotiations of or with any Persons that may be ongoing with respect to a Takeover Proposal and (ii) during the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement pursuant to Article VIII, not, directly or indirectly, (A) solicit, encourage, initiate or take any action to facilitate the submission of any inquiry or the making of any proposal, in each case that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (B) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any material non-public information for the purpose of encouraging or facilitating, a Takeover Proposal or (C) enter into any letter of intent, agreement or agreement in principle with respect to a Takeover Proposal. Promptly following the execution of this Agreement, the Company shall, to the extent it had not previously done so prior to the date of this Agreement, deliver a request to each Person that has executed a confidentiality agreement with the Company during the eighteen (18) months prior to the date of this Agreement in connection with considering or making a Takeover Proposal to promptly return or destroy any non-public information previously furnished or made available to such Person or any of its Representatives on behalf of the Company or its Representatives.
(b)    Notwithstanding anything contained in Section 6.02(a) or any other provision of this Agreement to the contrary, if at any time after the execution of this Agreement and prior to obtaining the Company Shareholder Approval the Company receives a bona fide Takeover Proposal, which Takeover Proposal did not result from any material breach of this Section 6.02 (provided that, solely for purposes of determining whether a breach of the first sentence of Section 6.02(a) has occurred for purposes of this Section 6.02(b), the Company’s obligation to use its reasonable best efforts to cause its Representatives to comply with the first sentence of Section 6.02(a) shall be a covenant (without qualification of reasonable best efforts) to cause its Representatives to comply with clauses (i) and (ii) of Section 6.02(a)), then (i) the Company and its Representatives may contact such Person or group of Persons making the Takeover Proposal solely to clarify the terms and conditions thereof or to request that any Takeover Proposal made orally be made in writing and (ii) if the Company Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Takeover Proposal and furnish pursuant thereto information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal; provided that the Company shall promptly provide to Parent copies of such Acceptable Confidentiality Agreement; provided, further, that the Company shall promptly provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access that was not previously provided to Parent or its Representatives and (y) after entering into an Acceptable Confidentiality Agreement, engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal.
(c)    The Company shall promptly notify Parent in the event that the Company or any of its Subsidiaries or its or their Representatives receives a Takeover Proposal and shall disclose to Parent the material terms and conditions of any such Takeover Proposal and the identity of the Person or group of Persons making such Takeover Proposal and unredacted copies of all material correspondence or other material written documentation with respect thereto and written summaries of any material oral communications. The Company shall keep Parent reasonably informed of any material developments with respect to any such Takeover Proposal (including any material changes thereto and provide copies of material correspondence and summaries of material oral communications as contemplated above) on a prompt basis. For the avoidance of doubt, all information provided to Parent pursuant to this Section 6.02 will be subject to the terms of the Confidentiality Agreement.
(d)    Neither the Company Board nor any committee thereof shall (x)(A) withhold or withdraw the Company Board Recommendation, (B) modify, qualify or amend the Company Board Recommendation in a manner adverse to Parent, (C) fail to include the Company Board Recommendation in the Proxy Statement, (D) approve or publicly endorse or recommend any Takeover Proposal, or refrain from recommending against any Takeover Proposal that is a tender offer or exchange offer, within ten (10) business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 of the Exchange Act or (E) fail to publicly reaffirm the Company Board Recommendation within ten (10) business days after receipt of a written request by Parent to make such public reaffirmation following the receipt by the Company of a public Takeover Proposal (other than in the case of a Takeover Proposal in the form of a tender offer or exchange offer which shall be governed by clause (D)) that has not been withdrawn; provided, that Parent may make any such request only once in any ten (10) business day period and only once for each such public Takeover Proposal and once for each public material amendment to such Takeover Proposal (any prohibited action described in this clause (x) being referred to as an “Adverse Recommendation Change”) or (y) authorize, cause or permit the Company or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, amalgamation agreement or other agreement related to any Takeover Proposal, other than any Acceptable Confidentiality Agreement pursuant to Section 6.02(b) (each, a “Company Acquisition Agreement”). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to the time the Company Shareholder Approval is obtained, the Company Board may:
(i)    in response to an Intervening Event, if the Company Board has determined in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, make an Adverse Recommendation Change; and
(ii)    in response to a Superior Proposal, if the Company Board has determined in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, (A) make an Adverse Recommendation Change or (B) cause the Company to terminate this Agreement pursuant to Section 8.01(d)(ii), pay the Company Termination Fee and enter into a Company Acquisition Agreement with respect to such Superior Proposal;
provided that the Company has given Parent at least four (4) business days’ prior written notice (a “Company Notice”) of its intention to make an Adverse Recommendation Change or cause the Company to terminate the Agreement pursuant to Section 8.01(d)(ii), which notice (I) in the case of an Intervening Event, specifies the material changes, developments, effects, circumstances, states of facts or events comprising such Intervening Event and (II) in the case of a Superior Proposal, discloses (1) the material terms and conditions of such Superior Proposal and the identity of the Person or group of Persons making such Superior Proposal and its or their financing sources, if applicable, and (2) a copy of the most current version of the Company Acquisition Agreement (if any) with respect to such Superior Proposal and any agreement in the Company’s possession relating to the financing of such Superior Proposal; provided, further, that, (X) during such four (4) business day period (it being understood and agreed that any change to the financial or other material terms and conditions of a Superior Proposal shall require an additional Company Notice to Parent of two (2) business days running from the date of such notice), the Company shall have, and shall have caused its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such commercially reasonable adjustments to the terms and conditions of this Agreement as would enable the

Company Board to no longer make an Adverse Recommendation Change or a determination that a Takeover Proposal constitutes a Superior Proposal and (Y) the Company Board shall have determined following the end of such four (4) business day period (as it may be extended pursuant to this Section 6.02(d)), after considering the results of such negotiations and the revised proposals made by Parent, if any, after consultation with the Company’s financial advisors and outside legal counsel, (i) that the Superior Proposal giving rise to such Company Notice continues to be a Superior Proposal or (ii) that failure to make an Adverse Recommendation Change in respect of the applicable Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law.
(e)    Nothing in this Section 6.02 or elsewhere in this Agreement shall prohibit the Company or the Company Board or any committee thereof from (i) taking and disclosing to shareholders of the Company a position or communication contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure or communication to shareholders of the Company that the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, is required by the directors’ fiduciary duties under applicable Law or otherwise by applicable Law; provided that, if any such public disclosure by the Company or the Company Board contemplated by clause (i) or (ii) above relating to a Takeover Proposal has the substantive effect of withdrawing, withholding or adversely modifying, qualifying or amending the Company Board Recommendation or approving or endorsing a Takeover Proposal and meets the requirements set forth in Section 6.02(d), such disclosure shall be deemed to be an Adverse Recommendation Change unless the Company Board reaffirms the Company Board Recommendation in such disclosure (it being understood that any “stop, look or listen” communication pursuant to Rule 14d-9(f) shall not, in and of itself, be deemed to be an Adverse Recommendation Change).
(f)    As used in this Section 6.02, “group” has the meaning ascribed to it in Rule 13d-5 promulgated under the Exchange Act.
Section 6.03    Preparation of the Proxy Statement; Shareholders Meeting.
(a)    As promptly as reasonably practicable after the execution of this Agreement, the Company (with the assistance and cooperation of Parent as reasonably requested by the Company) shall prepare the Proxy Statement and file it with the SEC. Subject to Section 6.02, the Company Board shall make the Company Board Recommendation to the holders of Company Shares and shall include such recommendation in the Proxy Statement. Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect. Each of the Company and Parent shall notify the other promptly in writing after the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the other with copies of all written correspondence between such party or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. Each of the Company and Parent shall use their respective reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its shareholders as promptly as reasonably practicable after the resolution of any such comments. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the holders of Company Shares, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith.
(b)    Subject to Section 6.03(a), the Company shall take all necessary actions, including in accordance with applicable Law, the Company Organizational Documents and the rules of the New York Stock Exchange, to duly call, give notice of, convene and hold a meeting of its shareholders (including any adjournment, recess, reconvening or postponement thereof, the “Company Shareholders Meeting”) for the purpose of obtaining approval of the Company Bye-Law Amendment and the Company Shareholder Approval, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement. The Company Bye-Law Amendment proposal shall appear first on the proxy card in the Proxy Statement ahead of the proposals to obtain the Company Shareholder Approval. Subject to Section 6.02, the Company shall use its reasonable best efforts to obtain approval of the Company Bye-Law Amendment and the Company Shareholder Approval, including engaging a proxy solicitor reasonably acceptable to Parent to assist in the solicitation of proxies from shareholders relating to the Company Bye-Law Amendment and the Company Shareholder Approval. The Company Shareholders Meeting and the record date therefor shall be set in consultation with Parent. Notwithstanding anything to the contrary contained in this Agreement, the Company may (with Parent’s consent, such consent not to be unreasonably withheld, conditioned or delayed) adjourn, recess, reconvene or postpone the Company Shareholders Meeting if (x) the Company reasonably believes that (i) such adjournment, recess, reconvening or postponement is necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Shares within a reasonable amount of time in advance of the Company Shareholders Meeting, (ii) after consultation with Parent, as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement), (A) there will be an insufficient number of Company Shares present (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting or (B) there will be an insufficient number of proxies to obtain approval of the Company Bye-Law Amendment or the Company Shareholder Approval or (iii) such adjournment, recess, reconvening or postponement is required by Law or a court or other Governmental Authority of competent jurisdiction in connection with any Actions in connection with this Agreement or the Transactions or has been requested by the SEC or its staff or (y) Parent requests such adjournment, recess, reconvention or postponement. The Company shall keep Parent updated with reasonable frequency with respect to proxy solicitation results.
(c)    Notwithstanding any Adverse Recommendation Change, unless this Agreement has been validly terminated in accordance with Article VIII, (i) the Company shall hold the Company Shareholders Meeting for the purpose of obtaining approval of the Company Bye-Law Amendment and obtaining the Company Shareholder Approval, and nothing contained herein shall relieve the Company of such obligation and (ii) the Proxy Statement and any and all accompanying materials may include appropriate disclosure with respect to such Adverse Recommendation Change if and to the extent the Company Board determines after consultation with outside legal counsel that the failure to include such disclosure would be inconsistent with its fiduciary duties under applicable Laws or otherwise required by applicable Law.
Section 6.04    Reasonable Best Efforts.
(a)    Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall, and shall cause their respective Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions to Closing applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other Transactions, including (i) using reasonable best efforts to obtain all necessary, proper or advisable Consents from Governmental Authorities and making all necessary, proper or advisable registrations, filings and notices and using reasonable best efforts to take all steps as may be necessary to obtain such Consents from any Governmental Authority (including under Insurance Laws and the HSR Act) and (ii) executing and delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the Transactions and to fully carry out the purposes of this Agreement.
(b)    Subject to Section 6.04(e) and Section 6.04(f), each party hereto shall, and shall cause its Affiliates to, use reasonable best efforts to take any and all actions necessary to avoid each and every impediment under any applicable Law that may be asserted by, or judgment, decree and order that may be entered with, any Governmental Authority with respect to this Agreement, the Merger or any other Transaction contemplated hereby so as to enable the Closing to occur, in the most expeditious manner reasonably practicable, including any of the following actions requested by any Governmental Authority, or necessary, proper or advisable to (i) obtain all Consents of Governmental Authorities necessary, proper or advisable to consummate the Transactions and secure the expiration or termination of any applicable waiting period under the HSR Act, (ii) resolve any objections that may be asserted by any Governmental Authority with respect to the Merger or any other transaction contemplated hereby and (iii) prevent the entry of, and have vacated, lifted, reversed or overturned, any judgment, decree or order of Governmental Authorities that would prevent, prohibit, restrict or delay the consummation of the Merger or any other Transaction contemplated hereby.
(c)    In furtherance of and without limiting the foregoing, (i) Parent shall file a “Form A” Acquisition of Control with the Insurance Commissioner of the State of New Hampshire, within thirty (30) days after the date hereof, (ii) Parent shall file an application with the Bermuda Monetary Authority within thirty (30) days after the date hereof, (iii) Parent shall file a notification under section 178 of the Financial Services and Markets Act 2000 to the Prudential Regulation Authority and the Financial Conduct Authority within thirty (30) days after the date hereof, (iv) Parent shall file a notification under section 43 of the Lloyd’s Underwriting Agents Bye-Law and section 12 of the Lloyd’s Membership Byelaw to Lloyd’s within thirty (30) days after the date hereof, (v) Parent shall file a notification to the Swiss Financial Market Supervisory Authority within thirty (30) days after the date hereof, (vi) each of Parent and the

Company shall file a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Transactions and requesting early termination of the waiting period under the HSR Act, within thirty (30) days after the date hereof, (vii) Parent shall file any pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable Insurance Laws within thirty (30) days after the date hereof and (viii) Parent or the Company, as applicable, shall make any other necessary, proper or advisable registrations, filings and notices within sixty (60) days after the date hereof. All filing fees payable in connection with the foregoing shall be borne by Parent.
(d)    Each of the Company, Parent and Merger Sub shall consult with one another with respect to the obtaining of all Consents of Governmental Authorities necessary, proper or advisable to consummate the Transactions and each of the Company, Parent and Merger Sub shall keep the others reasonably apprised on a prompt basis of the status of matters relating to such Consents. Parent and the Company shall have the right to review in advance and, to the extent practicable, and subject to any restrictions under applicable Law, each shall consult the other on, any filing made with, or written materials submitted to, any Governmental Authority in connection with the Transactions and each party agrees to in good faith consider and reasonably accept comments of the other parties thereon. Parent and the Company shall promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable Laws. Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Authority whose Consent is required to consummate the Transactions, including promptly furnishing each other copies of any written or electronic communication, and shall promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such Consent will not be obtained or that the receipt of any such Consent will be materially delayed or conditioned. Parent, Merger Sub and the Company shall not, and shall cause their respective Affiliates not to, permit any of their respective Representatives to participate in any live or telephonic meeting with any Governmental Authority (other than routine or ministerial matters) in respect of any filings, investigation or other inquiry relating to the Transactions, unless it consults with the other in advance and, to the extent permitted by applicable Law and by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting. Notwithstanding the foregoing or anything else contained in this Agreement, no party shall be obligated to provide information to another party if such party determines, in its reasonable judgment, that (i) doing so would violate applicable Law or a Contract, agreement or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege or expose such party to risk of liability for disclosure of sensitive or personal information (it being understood that the parties shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to enable such information to be furnished or made available to the requesting party or its Representatives without so jeopardizing privilege or protection, incurring liability or contravening applicable Law or Contract, agreement or obligation, including by entering into a customary joint defense agreement or common interest agreement with the requesting party to the extent such an agreement would preserve the applicable privilege or protection) or (ii) such information is not directly related to the Transactions. For the avoidance of doubt, this Section 6.04(d) (except for the immediately preceding sentence) shall not apply with respect to Tax matters.

(e)    Notwithstanding anything to the contrary contained in this Agreement, in no event shall a party or any of its Affiliates be required by a Governmental Authority to agree to take, or enter into any action, which action is not conditioned upon the Closing.
(f)    Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or any of its Affiliates be required to (and in no event shall the Company or any Subsidiary of the Company agree to without the prior written consent of Parent) take any action, including entering into any consent decree, hold separate order or other arrangement, that would, or would reasonably expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole (any such requirement, individually or together with all other such requirements, a “Parent Burdensome Condition”).
Section 6.05    Transfer Taxes. All share transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the Transactions shall be paid by Parent or the Surviving Company, and, prior to the Effective Time, the Company shall cooperate with Parent in preparing, executing and filing any applicable Tax Returns with respect to such Transfer Taxes.
Section 6.06    Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not (and shall not cause or permit their respective Subsidiaries or Representatives to) issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system and except for as otherwise explicitly provided in Section 6.02. The parties agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties. The Company shall not make any internal announcements or other communications to its employees or other constituents with respect to this Agreement or the Transactions without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Parent and the Company may make any oral or written public or internal announcements, releases or statements without complying with the foregoing requirements if the substance of such announcements, releases or statements was publicly or internally disclosed and previously subject to the foregoing requirements.
Section 6.07    Access to Information. Subject to applicable Law, upon reasonable notice, the Company shall afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, Contracts and records and the Company shall furnish promptly to Parent and Parent’s Representatives such information concerning its business, personnel, assets, liabilities and properties as Parent may reasonably request; provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided further, however, that, notwithstanding the foregoing or anything else contained in this Agreement, no party shall be obligated to provide information to another party if such party determines, in its reasonable judgment, that (i) doing so would violate applicable Law or a Contract, agreement or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege or expose such party to risk of liability for disclosure of sensitive or personal information (it being understood that the parties shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to enable such information to be furnished or made available to the requesting party or its Representatives without so jeopardizing privilege or protection, incurring liability or contravening applicable Law or Contract, agreement or obligation, including by entering into a customary joint defense agreement or common interest agreement with the requesting party to the extent such an agreement would preserve the applicable privilege or protection) or (ii) such information is not directly related to the Transactions. All requests for information made pursuant to this Section 6.07 shall be directed to the Person designated by the Company.
Section 6.08    Confidentiality. Notwithstanding anything to the contrary in the Confidentiality Agreement, the terms of the Confidentiality Agreement are hereby amended such that the Confidentiality Agreement shall remain in full force and effect until the Effective Time or, if this Agreement is earlier terminated pursuant to Section 8.01, until the Confidentiality Agreement expires in accordance with its terms and shall apply to any information provided by any party to another party pursuant to the terms of this Agreement.
Section 6.09    Indemnification and Insurance.
(a)    From and after the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each, together with such Person’s heirs, executors and administrators, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee is or was a director or officer of the Company or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnitee), to the fullest extent permitted under applicable Law; provided that no Indemnitee shall be indemnified against any liability which by virtue of any rule of law attaches to such Indemnitee in respect of any fraud or dishonesty of which such Indemnitee is guilty in relation to the Company as finally determined by the Supreme Court of Bermuda; and (ii) assume all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Organizational Documents and the Organizational Documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this

Agreement providing for indemnification between the Company and any Indemnitee. Without limiting the foregoing, Parent, from and after the Effective Time, shall cause, to the fullest extent permitted under applicable Law, the memorandum of association and bye-laws of the Surviving Company to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Company Organizational Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from the Effective Time, Parent shall, and shall cause the Surviving Company to, advance any expenses (including fees and expenses of legal counsel) of any Indemnitee under this Section 6.09 (including in connection with enforcing the indemnity and other obligations referred to in this Section 6.09) as incurred to the fullest extent permitted under applicable Law; provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be finally determined by a court of competent jurisdiction that such Person is not entitled to be indemnified pursuant to this Section 6.09(a).
(b)    None of Parent or the Surviving Company shall settle, compromise or consent to the entry of any judgment in any threatened or actual Action, litigation, claim or proceeding relating to any acts or omissions covered under this Section 6.09 (each, a “Claim”) for which indemnification has been sought by an Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such Claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent. Each of Parent, the Surviving Company and the Indemnitees shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.
(c)    For the six-year period commencing immediately after the Effective Time, the Surviving Company shall maintain in effect the current directors’ and officers’ liability insurance of the Company and its Subsidiaries covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are currently (and any additional individuals who prior to the Effective Time become) covered by the directors’ and officers’ liability insurance policies of the Company and its Subsidiaries on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such policies in effect on the date of this Agreement (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring prior to the Effective Time, including a “tail” policy); provided, however, that, if the annual premium for such insurance shall exceed 300% of the current annual premium (such 300% threshold, the “Maximum Premium”), then Parent shall provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium not in excess of the Maximum Premium. The Company may prior to the Effective Time purchase, for an aggregate amount not to exceed the aggregate Maximum Premium for six (6) years, a six-year prepaid “tail” policy on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, including the Transactions. If such prepaid “tail” policy has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 6.09(c) and the Surviving Company shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.
(d)    The provisions of this Section 6.09 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Organizational Documents, by Contract or otherwise. The obligations of Parent and the Surviving Company under this Section 6.09 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 6.09 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 6.09 applies shall be third party beneficiaries of this Section 6.09).
(e)    In the event that Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates or amalgamates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations thereof set forth in this Section 6.09.
(f)    Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.09 is not prior to or in substitution for any such claims under such policies.
Section 6.10    Rule 16b-3. Prior to the Effective Time, the Company and Parent shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) and acquisitions of Parent equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.11    Employee Matters.
(a)    From and after the Effective Time through the end of the calendar year following the year in which the Effective Time occurs (the “Continuation Period”), Parent shall provide, or shall cause the Surviving Company to provide, each individual who is employed by the Company or any of its Subsidiaries immediately prior to the Effective Time (each, a “Company Employee”) with (i) a base salary or wage rate that is no less than that provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time, (ii) target annual plus target long-term incentive compensation opportunity that is substantially similar, in the aggregate, to the target annual incentive compensation plus target long-term incentive compensation opportunity (excluding any “Partner’s Plan”, special, one-time or transaction-based compensation opportunities) provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time, it being understood that the form of such incentives shall be in Parent’s discretion, and (iii) other compensation and employee benefits (excluding long-term incentive, special, one-time or transaction-based compensation and benefits) that are (A) during the calendar year in which the Effective Time occurs, no less favorable, in the aggregate, than those provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time and (B) for the remainder of the Continuation Period, substantially comparable in the aggregate to either, at Parent’s election, (x) those provided to such Company Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time or (y) those provided by Parent to its similarly situated employees. Without limiting the generality of the foregoing, Parent shall provide, or shall cause the Surviving Company to provide, each Company Employee (other than each Company Employee listed in Section 6.11(a)(i) or (ii) of the Company Disclosure Letter) who experiences a termination of employment from Parent, the Surviving Company or any of their respective Affiliates during the Continuation Period with severance benefits that are no less favorable than those provided to similarly situated Parent employees under Parent’s severance plans.
(b)    Without limiting the generality of Section 6.11(a), from and after the Effective Time, Parent shall, or shall cause the Surviving Company to honor and continue all of the Company’s employment, severance, retention, termination and change-in-control plans, policies, programs, agreements and arrangements maintained by the Company or any of its Subsidiaries as set forth in Section 6.11(b) of the Company Disclosure Letter, in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Transactions (either alone or in combination with any other event), subject, in each case, to the terms and conditions of such arrangements.
(c)    With respect to all employee benefit plans of Parent, the Surviving Company and its Subsidiaries, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any paid time off and severance plans) in which Company Employees are eligible to participate following the Effective Time (the “New Benefit Plans”), for purposes of determining eligibility to participate, level of benefits and vesting, each Company Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) shall be treated as service with Parent, the Surviving Company or any of its Subsidiaries (or in the case of a transfer of all or substantially all the assets and business of the Surviving Company, its successors and assigns); provided, however, that for the avoidance of doubt such service need not be recognized for purposes of any retiree health or welfare arrangements, any frozen benefit plan, benefit accrual under any defined benefit pension plan or to the extent that such recognition would result in any duplication of benefits for the same period of service.
(d)    Without limiting the generality of Section 6.11(a), Parent shall, or shall cause the Surviving Company to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any New Benefit Plan that is a welfare benefit plan in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time. With respect to such New Benefit Plans, Parent shall, or shall cause the Surviving Company to, recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) prior to the Effective Time during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.
(e)    For the avoidance of doubt, for purposes of any Company Plan containing a definition of “change in control” or “change of control” (or term of similar import) that relates to the Company, the occurrence of the Closing shall be deemed to constitute a “change in control” or “change of control” (or such term of similar import) of the Company under such Company Plan.
(f)    If requested by Parent at least ten (10) business days prior to the Effective Time, the Company shall terminate any and all Company Plans intended to qualify under Section 401(k) of the Code or listed in Section 6.11(f) of the Company Disclosure Letter, effective not later than the business day immediately preceding the Effective Time. In the event that Parent requests that such 401(k) plan(s) or other Company Plans be terminated, the Company shall provide Parent with the evidence that such 401(k) plan(s) or other Company Plans have been terminated pursuant to resolution of the Company Board (the form and substance of which shall be subject to review by Parent) not later than five (5) business day(s) immediately preceding the Effective Time. Such resolutions shall provide for the immediate vesting of any accrued but unvested benefits under the terminated 401(k) plan(s) and the payment of any then unpaid employer matching contributions under the terminated 401(k) plan(s) in respect of the year in which the Effective Time occurs.
(g)    As soon as practicable following the Effective Time, Parent shall permit each Company Employee who is a participant in any terminated 401(k) plan(s) to roll over his or her account balance(s) and outstanding loan balance(s), if any, thereunder into a plan maintained by Parent that is intended to qualify under Section 401(k) of the Code.
(h)    With respect to any Company Employee whose principal place of employment is outside of the United States, Parent’s obligations under this Section 6.11 shall be modified to the extent necessary to comply with applicable Law of the foreign countries and political subdivisions thereof in which such Company Employee primarily performs his duties.
(i)    The provisions of this Section 6.11 are solely for the benefit of the parties to this Agreement, and no provision of this Section 6.11 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and, except as otherwise explicitly provided for in this Agreement, no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement or have the right to enforce the provisions hereof. Nothing contained in this agreement is intended to prevent Parent, the Surviving Company or any of their Affiliates from, after the Effective Time, (i) amending or terminating any of their benefit plans in accordance with their terms or (ii) terminating the employment of any Company Employee.
Section 6.12    Notification of Certain Matters; Shareholder Litigation. During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of any Actions commenced or, to such party’s Knowledge, threatened against such party which relates to this Agreement, the Statutory Merger Agreement or the Transactions. Subject to applicable Law, each party shall give the other party the opportunity to participate, at such other party’s sole cost and expense, in the defense and settlement of any litigation by any shareholder of the Company against the first party or its directors relating to this Agreement, the Statutory Merger Agreement or the Transactions, and no such settlement shall be agreed to without such other party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Section 6.13    Merger Sub Shareholder Approval. Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 106 of the Bermuda Companies Act and in its capacity as the sole shareholder of Merger Sub, a written consent approving this Agreement, the Statutory Merger Agreement and the Merger (the “Merger Sub Shareholder Approval”).
Section 6.14    Tax Matters. Prior to the Closing Date, the Company shall reasonably consult with Parent regarding any material transactions of the Company or its Subsidiaries that the Company intends to enter into (other than transactions expressly contemplated by this Agreement), including making any election under Section 953(d) of the Code, if such material transactions are being undertaken for the purposes of complying with or minimizing the adverse Tax impact of the Tax Cuts and Jobs Act, P.L. 115-97, and shall not enter into any such material transaction without the consent of Parent, such consent not be unreasonably withheld, conditioned or delayed.
Section 6.15    Client Consents. The Company shall, or shall cause the applicable IA Subsidiary to, use commercially reasonable efforts to obtain the consent (which consent may take the form of negative consent to the extent written consent is not required by such Client’s Advisory Contract or, if the Client is a Private Fund, the Private Fund’s Organizational Documents) of each Client to the assignment or deemed assignment of such Client’s Advisory Contract in connection with the transactions contemplated hereby (the “Advisory Client Consents”). In connection with obtaining the Advisory Client Consents, (a) the Company shall take reasonable steps to keep Parent reasonably informed of the status of obtaining such Advisory Client Consents and such other actions and, upon Parent’s request, make available to Parent copies of all such executed Advisory Client Consents and other records relating to the Advisory Client Consent process and (b) Parent shall have the right to review in advance of distribution the general forms of any notices or other materials to be distributed by any IA Subsidiary to Clients (or, if the Client is a Private Fund, any limited partner, member or beneficial owner of the Private Fund) and shall have the right to have its reasonable comments considered by the Company in a commercially reasonable manner prior to distribution.

Section 6.16    Existing Indebtedness. If requested by Parent, the Company shall provide commercially reasonable cooperation to Parent and Merger Sub in taking such actions as are necessary under the indentures listed in item (iii) of Section 4.16 of the Company Disclosure Letter (collectively, “Existing Debt Documents”) in respect of the Transactions, including delivering or causing a Subsidiary to deliver any such notices, agreements, documents or instruments necessary, proper or advisable to comply with the terms thereof, including the delivery of officer certificates and opinions of counsel required to be delivered thereunder in connection with the Transactions. If requested by Parent, the Company shall provide commercially reasonable cooperation to Parent and Merger Sub in either (a) arranging for the termination of Existing Debt Documents (or redemption of the relevant notes or debentures) at the closing (or such other date thereafter selected by Parent) and the procurement of customary payoff letters and other customary release documentation in connection therewith or (b) obtaining any consents required under the credit agreements listed in Section 4.03(c) of the Company Disclosure Letter to permit the consummation of the Transactions thereunder. In furtherance of the foregoing, if requested by Parent, the Company shall and shall cause its Subsidiaries to execute and deliver such customary notices, agreements, documents or instruments necessary to either terminate the Existing Debt Documents or redeem the relevant notes or debentures, in each case effective as of the Closing (or such other date thereafter selected by the Parent) or to obtain the consents required under the credit agreements listed in Section 4.03(c) of the Company Disclosure Letter, as determined by Parent in its sole discretion. Notwithstanding anything in this Section 6.16 to the contrary, in no event shall the Company be required in connection with its obligations under this Section 6.16 to (i) incur or agree to incur any out-of-pocket expenses unless they are promptly reimbursed by Parent, (ii) incur or agree to incur any consent, amendment or similar fee unless Parent provides the funding to the Company therefor (iii) incur any liability in connection therewith prior to the Closing Date unless contingent upon the occurrence of the Closing, (iv) unreasonably interfere with the normal operations of the Company and its Subsidiaries, (v) include any actions that the Company reasonably believes could (w) violate its certificate of incorporation or bylaws (or comparable documents), (x) violate any applicable law, (y) constitute a default or violation under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Person or to a loss of any benefit to which such Person is entitled under any provision of, any agreement or other instrument binding upon such Person or to which such Person is a party, or (z) result in the creation or imposition of any lien on any asset of such Person, (vi) to waive or amend any terms of this Agreement or (vii) result in any of the Company’s or any of its Subsidiaries’ Representatives incurring any personal liability with respect to any matters relating to the this Section 6.16. Parent shall defend, indemnify and hold harmless any the Company, its Subsidiaries and any of their Representatives from, against and in respect of any and all claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses resulting from or incurred in connection with the cooperation hereunder. Notwithstanding this Section 6.16 or anything in this Agreement to the contrary, each of the parties hereto agrees that it is not a condition to the Closing that the payoff letters, consents, amendments or other similar actions described in this section be obtained.

ARTICLE VII
CONDITIONS PRECEDENT
Section 7.01    Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of the Company, Parent and Merger Sub to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)    Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.
(b)    Other Approvals. (i) Any waiting period (or extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired and (ii) the Consents of, or declarations, notifications or filings with, and the other terminations or expirations of waiting periods required from, the Governmental Authorities set forth in Schedule I shall have been filed, have occurred or been obtained (with respect to Parent’s and Merger Sub’s obligations only, without imposition of a Parent Burdensome Condition) and, if applicable, shall be in full force and effect (collectively, the “Required Regulatory Approvals”).
(c)    No Injunctions or Restraints. No injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (in each case, if with respect to any Antitrust Laws or Insurance Laws, solely with respect to the Required Regulatory Approvals) (collectively, “Restraints”) shall be in effect enjoining, restraining or otherwise making illegal or prohibiting consummation of the Merger.
Section 7.02    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)    Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 4.06(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) set forth in Section 4.02(a), Section 4.02(b), Section 4.03(a), Section 4.03(b), Section 4.03(d), Section 4.14 and Section 4.24 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those Sections specifically identified in clauses (i) or (ii) of this Section 7.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct has not had and would not, individually or in the aggregate, constitute a Material Adverse Effect. Parent shall have received a certificate dated as of the Closing Date signed on behalf of the Company by an executive officer of the Company to such effect.

(b)    Obligations and Agreements. The Company shall have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate dated as of the Closing Date and signed on behalf of the Company by an executive officer of the Company to such effect.
Section 7.03    Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)    Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) set forth in Section 5.02(a), Section 5.02(b), Section 5.02(d) and Section 5.10 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in this Agreement, other than those Sections specifically identified in clause (i) of this Section 7.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure to be true and correct has not had and would not, individually or in the aggregate, constitute a Parent Material Adverse Effect. The Company shall have received a certificate dated as of the Closing Date signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.
(b)    Obligations and Agreements. Parent and Merger Sub shall have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate dated as of the Closing Date and signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.
Section 7.04    Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if the failure of the Company to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement, was a principal cause of or resulted in the failure of such condition to be satisfied. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if the failure of Parent or Merger Sub to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement, was a principal cause of or resulted in the failure of such condition to be satisfied.

ARTICLE VIII
TERMINATION
Section 8.01    Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval (except as otherwise expressly noted):
(a)    by the mutual written consent of the Company and Parent duly authorized by each of the Company Board and the Parent Board;
(b)    by either of the Company or Parent:
(i)    if the Merger shall not have been consummated on or prior to September 21, 2018 (as such date may be extended pursuant to the first proviso to this Section 8.01(b)(i) and, if applicable, Section 9.08, the “Walk-Away Date”); provided, however, that if on such date the condition precedent to the consummation of the Merger and the other Transactions set forth in Section 7.01(b) shall not have been satisfied but all other conditions precedent to the consummation of the Merger and the other Transactions have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on that date), then the Walk-Away Date shall automatically be extended to December 21, 2018; provided, further, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement, including its failure to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms and conditions of this Agreement, has been a principal cause of or resulted in the failure of the Merger to be consummated on or prior to such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);
(ii)    if any Restraint having the effect set forth in Section 7.01(c) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall have performed in all material respects its obligations under this Agreement, including to use its reasonable best efforts to prevent the entry of and to remove such Restraint in accordance with its obligations under this Agreement; or
(iii)    if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof.
(c)    by Parent:
(i)    if the Company shall have breached any of its representations or warranties or failed to perform any of its obligations or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b) and (B) is not reasonably capable of being cured prior to the Walk-Away Date or, if reasonably capable of being cured, shall not have been cured within thirty (30) days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 8.01(c)(i) and the basis for such termination (or in any event has not been cured by the Walk-Away Date); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(c)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, obligations or agreements hereunder; or
(ii)    prior to receipt of the Company Shareholder Approval, if (A) the Company Board shall have effected an Adverse Recommendation Change or (B) there shall have occurred any Willful Breach of Section 6.02 or Section 6.03 by the Company; provided, however, that Parent’s right to terminate this Agreement pursuant to Section 8.01(c)(ii)(A) shall expire ten (10) business days after the date on which such Adverse Recommendation Change is made in accordance with the terms of this Agreement; or
(d)    by the Company:
(i)    if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its obligations or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b) and (B) is not reasonably capable of being cured prior to the Walk-Away Date or, if reasonably capable of being cured, shall not have been cured within thirty (30) days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 8.01(d)(i) and the basis for such termination (or in any event has not been cured by the Walk-Away Date); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d)(i) if the Company is then in material breach of any of its representations, warranties, obligations or agreements hereunder; or
(ii)    prior to receipt of the Company Shareholder Approval, in connection with entering into a Company Acquisition Agreement in accordance with clause (ii) of the second sentence of Section 6.02(d); provided that, prior to or concurrently with such termination, the Company pays the amounts due under Section 8.03 in accordance with the terms thereof.
Section 8.02    Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.01, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 6.08, this Section 8.02, Section 8.03, Article IX and the last sentence of Section 6.07, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub, the Company or their respective directors, officers and Affiliates, except (a) as liability may exist pursuant to the provisions specified in the immediately preceding parenthetical that survive such termination and (b) no such termination shall relieve any party from liability for any Willful Breach by such party of any provision of this Agreement or actual fraud (which shall not include constructive fraud or similar claims).
Section 8.03    Company Termination Fee.
(a)    In the event that:
(i)    (A) this Agreement is terminated by Parent pursuant to Section 8.01(c)(i) (other than a termination because of a breach of Section 4.06(b)), (B) at any time after the date hereof and prior to the breach giving rise to Parent’s right to terminate under Section 8.01(c)(i), a Takeover Proposal shall have been publicly announced or publicly made known to the holders of Company Shares and not withdrawn at least three (3) business days prior to such breach and (C) within twelve (12) months after such termination, the Company either consummates any Takeover Proposal or enters into a definitive written agreement to consummate any Takeover Proposal and the Company thereafter consummates any Takeover Proposal (whether or not within such twelve (12) month period), the Company shall pay to Parent or its designee the Company Termination Fee by wire transfer of same-day funds within two (2) business days after the consummation of the Takeover Proposal; provided that for purposes of this Section 8.03(a)(i), the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50%”;
(ii)    (A) this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(iii), (B) at any time after the date hereof and prior to the Company Shareholders Meeting, a Takeover Proposal shall have been publicly announced or publicly made known to the holders of Company Shares and not publicly withdrawn at least ten (10) business days prior to the Company Shareholders Meeting and (C) within twelve (12) months after such termination, the Company either consummates any Takeover Proposal or enters into a definitive written agreement to consummate any Takeover Proposal and the Company thereafter consummates any Takeover Proposal (whether or not within such twelve (12) month period), the Company shall pay to Parent or its designee the Company Termination Fee by wire transfer of same-day funds within two (2) business days after the consummation of the Takeover Proposal; provided, however, that if the Takeover Proposal that is consummated by the Company does not involve the Person who made the Takeover Proposal described in clause (B) or an Affiliate of such Person, the amount payable under this Section 8.03(a)(ii) shall be reduced to fifty percent (50%) of the Company Termination Fee (the “Alternate Fee”); provided, further, that for purposes of this Section 8.03(a)(ii), the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50%”;
(iii)    this Agreement is terminated by the Company pursuant to Section 8.01(d)(ii), the Company shall pay the Company Termination Fee to Parent or its designee by wire transfer of same-day funds simultaneously with such termination; or
(iv)    this Agreement is terminated by Parent pursuant to Section 8.01(c)(ii), the Company shall pay the Company Termination Fee to Parent or its designee by wire transfer of same-day funds within two (2) business days after such termination.

In no event shall the Company be required to pay (x) the Company Termination Fee or the Alternate Fee more than once or (y) both of the Company Termination Fee and the Alternate Fee.
(b)    Each of the parties acknowledges that the agreements contained in this Section 8.03 are an integral part of the Transactions, and that without these agreements, the other parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.03, and, in order to obtain the payment, Parent commences an Action which results in a judgment against the Company for the payment set forth in this Section 8.03, the Company shall pay Parent for its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.
ARTICLE IX
MISCELLANEOUS
Section 9.01    No Survival of Representations and Warranties. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article III, Section 6.09 and Section 6.11 shall survive the Effective Time. No other representations, warranties, obligations or agreements in this Agreement shall survive the Effective Time.
Section 9.02    Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Shareholder Approval, by written agreement of the parties, by action taken by the Parent Board and the Company Board; provided, however, that following receipt of the Company Shareholder Approval, there shall be no amendment or change to the provisions hereof which by applicable Law would require further approval by the shareholders of the Company without such approval.
Section 9.03    Extension of Time, Waiver, Etc. At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing). Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 9.04    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.04 shall be null and void.
Section 9.05    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
Section 9.06    Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any Person other than the parties any rights or remedies hereunder except for (i) if the Effective Time occurs, the right of the holders of Company Shares to receive the Merger Consideration payable in accordance with Article III and (ii) the provisions set forth in Section 6.09 of this Agreement. Notwithstanding the foregoing, the Company shall have the right to recover, through an Action brought by the Company, damages from Parent in the event of a breach of this Agreement by Parent, in which event the damages recoverable by the Company for itself and on behalf of the holders of Company Shares shall be determined by reference to the total amount that would have been recoverable under the circumstances of such breach by such holders if all such holders brought an action against Parent and were recognized as third party beneficiaries hereunder. Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.07    Governing Law; Jurisdiction.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent the provisions of the laws of Bermuda are mandatorily applicable to the Merger.
(b)    All Actions brought by one party to this Agreement against another party to this Agreement arising out of or relating to the interpretation and enforcement of the provisions of this Agreement and in respect of the Transactions (except to the extent any such proceeding mandatorily must be brought in Bermuda) shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 9.07(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties. Each party agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9.10 of this Agreement. The parties agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
Section 9.08    Specific Enforcement. The parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company to cause the Merger to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 9.07(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.08 shall not be required to provide any bond or other security in connection with any such order or injunction. If, prior to the Walk-Away Date, any party brings any action, in each case, in accordance with this Section 9.08, to enforce specifically the performance of the terms and provisions hereof by any other party, the Walk-Away Date shall automatically be extended (x) for the period during which such action is pending, plus ten (10) business days or (y) by such other time period established by the court presiding over such action, as the case may be.
Section 9.09    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.09.
Section 9.10    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to Parent or Merger Sub, to it at:
American International Group, Inc.
175 Water Street
New York, New York 10038
Facsimile:    212-770-3500
Attention:    General Counsel
with copies (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Facsimile:    212-909-6836
Email:        jmvasily@debevoise.com
Attention:    John M. Vasily
Facsimile:    212-521-7203
Email:        dgrosgold@debevoise.com
Attention:    David Grosgold
If to the Company, to:
Validus Holdings, Ltd.
29 Richmond Road
Pembroke, Bermuda HM08
Facsimile:    441-278-9009
Email:        robert.kuzloski@validusholdings.com
Attention:    Robert F. Kuzloski

with copies (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile:    212-735-2000
Email:        todd.freed@skadden.com
Attention:    Todd E. Freed
Email:        jon.hlafter@skadden.com
Attention:    Jon A. Hlafter
or such other address, facsimile number or email address as such party may hereafter specify by like notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m., Bermuda time, and such day is a business day in Bermuda. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.
Section 9.11    Severability. If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.11 with respect thereto. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate to attempt to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.
Section 9.12    Fees and Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement and the other Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise set forth in this Agreement.
Section 9.13    Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party of any one remedy shall not preclude the exercise by it of any other remedy.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
AMERICAN INTERNATIONAL GROUP, INC.

by    /s/ Peter Zaffino
    Name:    Peter Zaffino
    Title:    Executive Vice President –
        General Insurance and Global
        Chief Operating Officer

[Signature Page to Agreement and Plan of Merger]

VENUS HOLDINGS LIMITED

by    /s/ Siddhartha Sankaran
    Name:    Siddhartha Sankaran
    Title:    Executive Vice President

[Signature Page to Agreement and Plan of Merger]

VALIDUS HOLDINGS, LTD.

by    /s/ Edward Noonan
    Name:    Edward Noonan
    Title:    Chairman & Chief Executive
        Officer

[Signature Page to Agreement and Plan of Merger]

Annex A-1

EXHIBIT A

Dated [●], 2018

VALIDUS HOLDINGS, LTD.

and

VENUS HOLDINGS LIMITED

and

AMERICAN INTERNATIONAL GROUP, INC.

STATUTORY MERGER
AGREEMENT

A-1-1

THIS MERGER AGREEMENT dated [●] is made
BETWEEN:
(1)    VALIDUS HOLDINGS, LTD., a company registered in Bermuda under number [●] as an exempted company having its registered office at [●] (the “Company”);
(2)    VENUS HOLDINGS LIMITED, a company registered in Bermuda under number [●] as an exempted company having its registered office at Crawford House, 50 Cedar Avenue, Hamilton HM 11 Bermuda (“Merger Sub”); and
(3)    AMERICAN INTERNATIONAL GROUP, INC., a company registered in Delaware under number [●] having its registered office at [●] (“Parent”).
WHEREAS:
(1)    Merger Sub is a wholly owned subsidiary of Parent.
(2)    The Company and Merger Sub have agreed to merge pursuant to Section 104H of the Companies Act (as defined below) and the Company will survive the Merger as a Bermuda exempted company on the terms hereinafter appearing.
(3)    This Agreement is the “Statutory Merger Agreement” as referred to in the Agreement and Plan of Merger (as defined below).
(4)    Pursuant to the terms of the Agreement and Plan of Merger, the shareholders of the Company have approved the Merger and this Agreement.
(5)    Pursuant to the terms of the Agreement and Plan of Merger, Parent, as the sole shareholder of Merger Sub, has approved the Merger and this Agreement.
IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	Unless the context otherwise requires, the following words and expressions have the following meanings in this Agreement:
“Agreement and Plan of Merger” means the agreement and plan of merger dated as of January 21, 2018 and made among the Company (1), Merger Sub (2) and Parent (3) relating to, inter alia, the Merger;
“Companies Act” means the Companies Act 1981 (as amended) of Bermuda;
“Excluded Shares” means all Company Shares that are (1) owned by the Company as treasury shares or owned by any direct or indirect wholly owned Subsidiary of the Company or (2) owned by Parent, Merger Sub or any other direct or indirect wholly

A-1-2

owned Subsidiary of Parent, issued and outstanding immediately prior to the Effective Time; and
“Merger Conditions” means the conditions to the Closing set out in Article VII in the Agreement and Plan of Merger.

1.2	All capitalized terms used but not otherwise defined in this Statutory Merger Agreement have the respective meanings ascribed to such terms in the Agreement and Plan of Merger.

2.	Effectiveness of the Merger

2.1
The parties to this Agreement agree that, on the terms and subject to the conditions of this Agreement and the Agreement and Plan of Merger, pursuant to Section 104H of the Companies Act, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving company in the Merger.

2.2	The Merger shall be conditional on:

2.2.1	the satisfaction (or, if capable of waiver, waiver in accordance with the terms of the Agreement and Plan of Merger) of each of the Merger Conditions; and

2.2.2	the issuance of the Certificate of Merger by the Registrar.

2.3	The Merger shall become effective upon the issuance of the Certificate of Merger by the Registrar at the time and date shown on the Certificate of Merger.

3.	Name
The Surviving Company shall be named [●].

4.	Memorandum of Association
The memorandum of association of Merger Sub immediately prior to the Effective Time shall be the memorandum of association of the Surviving Company until thereafter amended as provided by Law.

5.	Bye-laws
The bye-laws of Merger Sub immediately prior to the Effective Time shall be the bye-laws of the Surviving Company until thereafter amended as provided by Law.

6.	Directors

6.1	The names and addresses of the persons proposed to be the inaugural directors of the Surviving Company, being the directors of Merger Sub immediately prior to the Effective Time, are as follows:

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[To be inserted prior to execution]
[To be inserted prior to execution]
[To be inserted prior to execution]
[etc]

6.2
Those individuals identified above shall hold office as directors of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, in accordance with the Companies Act and the bye-laws of the Surviving Company.

6.3
The management and supervision of the business and affairs of the Surviving Company shall be under the control of the directors of the Surviving Company from time to time subject to the provisions of the Companies Act and the bye-laws of the Surviving Company.

7.	Effect of Merger on Share Capital of Merger Sub
At the Effective Time, by virtue of the occurrence of the Merger, and without any action on the part of the Company, Parent, Merger Sub or any holder of any share capital of the Company or Merger Sub, each Merger Sub Share issued and outstanding immediately prior to the Effective Time shall be converted into and become one duly authorized, validly issued, fully paid and non-assessable common share, par value $0.01 per common share, of the Surviving Company.

8.	Effect of Merger on Share Capital of the Company

8.1	At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any share capital of the Company or Merger Sub:

8.1.1	each Excluded Share shall automatically be canceled and shall cease to exist and be outstanding and no consideration shall be delivered in exchange therefor; and

8.1.2
subject to clause 8.4, each other Company Share issued and outstanding immediately prior to the Effective Time shall automatically be canceled and converted into and shall thereafter represent the right to receive the Merger Consideration on the terms and subject to the conditions of the Agreement and Plan of Merger, and all such Company Shares shall no longer be issued and outstanding and shall cease to exist, and each holder of a Certificate or Book-Entry Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pertaining to the Company Shares represented thereby to be paid in consideration therefor in accordance with the terms and subject to the conditions of the Agreement and Plan of Merger and, in each case, without interest.

A-1-4

8.2
Subject to clause 8.4, each Series A Preferred Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as a preferred share of the Surviving Company and shall be entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations applicable to the Series A Preferred Shares, which certificate of designations shall remain at and following the Effective Time in full force and effect as an obligation of the Surviving Company in accordance with Section 109(2) of the Companies Act.

8.3
Subject to clause 8.4, each Series B Preferred Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as a preferred share of the Surviving Company and shall be entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations applicable to the Series B Preferred Shares, which certificate of designations shall remain at and following the Effective Time in full force and effect as an obligation of the Surviving Company in accordance with Section 109(2) of the Companies Act.

8.4
At the Effective Time, each Dissenting Share shall automatically be canceled and, unless otherwise required by any applicable Law, converted into the right to receive, the Merger Consideration with respect to Company Shares, the preferred shares of the Surviving Company as described in clause 8.2 with respect the Series A Preferred Shares or the preferred shares of the Surviving Company as described in clause 8.3 with respect to the Series B Preferred Shares and any holder of Dissenting Shares shall, in the event that the Appraised Fair Value is greater than, Merger Consideration with respect to Company Shares, the preferred shares of the Surviving Company as described in clause 8.2 with respect the Series A Preferred Shares or the preferred shares of the Surviving Company as described in clause 8.3 with respect to the Series B Preferred Shares, be entitled to receive such difference from the Surviving Company by payment made within thirty (30) days after such Appraised Fair Value is finally determined by the Supreme Court of Bermuda (the “Court”) under Section 106(6) of the Companies Act pursuant to such appraisal procedure. In the event of an Appraisal Withdrawal with regards to a holder of Dissenting Shares, such holder’s Dissenting Shares shall be canceled and converted as of the Effective Time into the right to receive the Merger Consideration with respect to Company Shares, the preferred shares of the Surviving Company as described in clause 8.2 with respect the Series A Preferred Shares or the preferred shares of the Surviving Company as described in clause 8.3 with respect to the Series B Preferred Shares, for each such Dissenting Share.

9.	Miscellaneous

9.1	Nothing in this Agreement shall be construed as creating any partnership or agency relationship between any of the parties.

9.2	This Agreement and the documents referred to in this Agreement constitute the entire agreement between the parties with respect to the subject matter of and transaction

A-1-5

referred to herein and therein and supersede any previous arrangements, understandings and agreements between them relating to such subject matter and transactions.

9.3	Any variation of this Agreement shall be in writing and signed by or on behalf of all parties.

9.4
Any waiver of any right under this Agreement shall only be effective if it is in writing, and shall apply only in the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived. No failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signing on behalf of such party.

9.5	Unless specifically provided otherwise, rights arising under this Agreement shall be cumulative and shall not exclude rights provided by law.

9.6
This Agreement shall terminate upon the earliest to occur of: (i) agreement in writing between Parent, Merger Sub and the Company at any time prior to the Effective Time; and (ii) automatically upon termination of the Agreement and Plan of Merger in accordance with its terms. Without prejudice to the provisions of the Agreement and Plan of Merger, in the event of the termination of this Agreement as provided in this clause 9.6, there shall be no liability on the part of Parent, Merger Sub, the Company or their respective directors, officers and Affiliates.

9.7
This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

9.8
The provisions of this Agreement shall not be deemed to modify, add to or amend the provisions of the Agreement and Plan of Merger. In the event of any conflict or inconsistency between the terms of this Agreement and the Agreement and Plan of Merger, the Agreement and Plan of Merger shall prevail.

9.9
Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment not permitted by this clause 9.9 shall be null and void.

A-1-6

10.	Notices
All notices, requests and other communications to any party given under this Agreement shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to Parent or Merger Sub, to:
[●]
Facsimile:    [●]
Email:        [●]
Attention:    [●]
with copies (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Facsimile:    212-909-6836
Email:        jmvasily@debevoise.com
Attention:    John M. Vasily
Facsimile:    212-521-7203
Email:        dgrosgold@debevoise.com
Attention:    David Grosgold
If to the Company, to:
[●]
Facsimile:    [●]
Email:        [●]
Attention:    [●]
with copies (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile:    212-735-2000
Email:        todd.freed@skadden.com
Attention:    Todd E. Freed
Email:        jon.hlafter@skadden.com
Attention:    Jon A. Hlafter
or such other address, facsimile number or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. Bermuda time and such day is a business day in

A-1-7

Bermuda. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

11.	Governing Law
This Agreement shall be governed by, and construed in accordance with, the laws of Bermuda, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.
The parties to this Agreement hereby irrevocably agree that the Court shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Proceedings”) which may arise out of or in connection with this Agreement and waive any objection to Proceedings in the Court on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

A-1-8

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

SIGNED for and on behalf of	SIGNED for and on behalf of
VALIDUS HOLDINGS, LTD.	AMERICAN INTERNATIONAL GROUP, INC.
By:	By:
Name:	Name:
Title:	Title:

SIGNED for and on behalf of
VENUS HOLDINGS LIMITED
By:
Name:
Title:

A-1-9

Exhibit B

Company Bye-Law Amendment

The Company Bye-Laws shall be amended by the addition of the following new bye-law as bye-law 72 under the caption “MEMBER VOTE TO APPROVE A MERGER OR AMALGAMATION”

“72. Merger or Amalgamation

A resolution proposed for consideration at general meeting to approve the merger or amalgamation of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members that are present (in person or by proxy) and voting at such general meeting and the quorum for such general meeting shall be as set forth in Bye-law 26.1.”

B-1

January 21, 2018

The Board of Directors
Validus Holdings, Ltd
29 Richmond Road
Pembroke HM 08
Bermuda

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common shares, par value $0.175 per share (the “Company Common Shares”), of Validus Holdings, Ltd (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of American International Group, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Acquiror and a subsidiary of the Acquiror, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Shares, other than shares of Company Common Shares held in treasury, owned by any subsidiary of the Company or owned by the Acquiror or any wholly owned subsidiary of the Acquiror and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $68.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated January 20, 2018 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Shares and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities or conducted any actuarial analyses, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any respects material to our analysis from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, the Acquiror and its subsidiary in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory, actuarial or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Shares in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Shares in the Transaction or with respect to the fairness of any such compensation.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with each of the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as a co-manager on the Company’s June 2016 and June 2017 preferred equity offerings and as financial advisor to the Acquiror in an M&A transaction announced in August 2016. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of each of the Company and the Acquiror and provides treasury services to the Acquiror, and our asset management affiliate provides asset management services to the Acquiror, for which such affiliates receive customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common shares of the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Shares in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval except as otherwise agreed pursuant to the terms of engagement of J.P. Morgan by the Company.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

J.P. Morgan Securities LLC